As filed with the Securities and Exchange Commission on April 5, 1999

                                                     Registration No. 333-_____


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                        UNION FINANCIAL SERVICES-1, INC.
             (Exact name of registrant as specified in its charter)
               -----------------------------------------------------


         Nevada                                                 86-0817755
 (State or other jurisdiction of                           (I.R.S. Employer
   incorporation or organization)                          Identification No.)


   1801 California Street, Suite 3920, Denver, Colorado 80202, (303) 292-0995
              (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)


                         Ronald W. Page, Vice President
                        Union Financial Services-1, Inc.
   1801 California Street, Suite 3920, Denver, Colorado 80202, (303) 292-0995
            (Name, address, including ZIP code, and telephone number,
                   including area code, of agent for service)
                              --------------------

                                   Copies To:

                             Thomas H. Duncan, Esq.
                             Ballard Spahr Andrews & Ingersoll, LLP
                             1225 Seventeenth Street, Suite 2300
                             Denver, Colorado 80202
                             (303) 292-2400

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. o

                                CALCULATION OF REGISTRATION FEE

----------------------- -------------- ------------------ -------------------- ===============
                                                                                 Amount of
 Title of each class of  Amount to be   Proposed maximum     Proposed maximum   registration
    securities to be     registered(1) offering price per   aggregate offering     fee(3)
       registered                            unit(2)             price(2)
----------------------- -------------- ------------------ -------------------- ===============

         Notes            $1,000,000          100%              $1,000,000        $278.00
----------------------- -------------- ------------------ -------------------- ===============

(1)The amount of securities being registered represents the maximum aggregate principal amount of securities currently expected to be offered for sale.
(2)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.
(3)Registration  fee is  calculated on the basis of $278 per million offered.


               The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

Information contained herein is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission becomes effective. This Prospectus Supplement and Prospectus is not an offer to sell or the solicitation of an offer to by these securities in any state in which such offer is not permitted.

                SUBJECT TO COMPLETION, Dated __________ __, ____


PROSPECTUS SUPPLEMENT
(To Prospectus dated __________ __, ____)

                                  $-----------
                        UNION FINANCIAL SERVICES-1, INC.
                         STUDENT LOAN ASSET-BACKED NOTES
                                  SERIES ____-_

        We are offering $___________ aggregate principal amount of our Student Loan Asset-Backed Notes, Series ____. The Series ____ Notes will consist of the following _____ classes:


                         Original                                                     Proceeds
                        Principal   Interest Final Legal    Price to    Underwriting     to
                          Amount     Rate      Maturity      Public      Discount      Issuer
                        ---------   --------  ----------    --------    ------------  --------
Senior Class Notes,
[Fixed][Auction][Index] $                                                               $
Rate

Senior Class Notes,
[Fixed] [Auction]       $                                                               $
[Index] Rate

Subordinate Class
Notes, [Fixed]          $                                                               $
[Auction][Index] Rate

Subordinate Class
Notes, [Fixed]          $                                                               $
[Auction] [Index] Rate

Junior Subordinate
Class Notes, [Fixed]    $                                                               $
[Auction] [Index] Rate

Junior Subordinate
Class Notes, [Auction]  $                                                               $
[Index] Rate            ----------  --------- -----------  ------------  -----------     ----------

Total

        The Series ____ Notes, along with all other Notes that we have issued or may issue in the future, will be collateralized by a portfolio of student loans that have the characteristics described herein, moneys paid on the student loans and funds in accounts created under an Indenture of Trust pursuant to which the Series ____ Notes are issued.

       [We have previously issued $_________ of our Student Loan Asset-Backed Notes secured by the trust estate created under the Indenture of Trust, $___________ of which currently remain outstanding. Of the outstanding Notes, $___________ are Class _______Notes and $__________ are Class ____ Notes and
$______ are Class ___ Notes.] The Series ____ Notes will consist of $___________ Class A-_ Notes, $__________ Class A-_ Notes, $_____ Class B-__ Notes, $_____ Class B-__ Notes, $_____ Class C-__ Notes, and $________ Class C-________ Notes. All of the Class A Notes, regardless of when issued, are senior to the Class B Notes with respect to payment of principal and interest [and all of the Class C Notes, regardless of when issued, are subordinated to the Class B Notes with respect to payment of principal and interest]. We may issue in the future additional Class A Notes [and] Class B Notes [and Class C Notes].

        Neither the securities and exchange commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------
     The Series _____ Notes are obligations of our company payable solely from the collateral described herein. [The Series Notes are insured as to timely payments of principal of an interest on by [Note Insurer]]. [The Series _____ Notes are not insured or guaranteed by any government agency or instrumentality, or by any affiliate of our company, [by any insurance company] or by any other person or entity. This Prospectus Supplement may be used to offer and sell the Series _____ Notes only if accompanied by the Prospectus.
--------------------------------------------------------------------------------

        You should consider carefully the "Risk Factors" beginning on page __ of this Prospectus Supplement and on page __ of the Prospectus.
--------------------------------------------------------------------------------
        _________________ ,the underwriters, are offering the Series _____ Notes subject to approval of certain legal matters by counsel for the underwriters. The underwriters reserve the right to withdraw, cancel or modify their offers and to reject orders in whole or in part. We expect that the Series ____ Notes will be delivered in book-entry-only form through the Same Day Funds Settlement System of The Depository Trust Company, Cedelbank, S.A. and the Euroclear System on or about ______________ __, ____.

                            PaineWebber Incorporated

           The date of this Prospectus Supplement is __________, ___ .

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT
                                                                           Page

SUMMARY.....................................................................S-4
RISK FACTORS...............................................................S-11
THE SELLERS................................................................S-12
[PREVIOUSLY ISSUED NOTES...................................................S-13
CREDIT ENHANCEMENT.........................................................S-13
USE OF PROCEEDS............................................................S-16
CHARACTERISTICS OF THE FINANCED STUDENT LOANS..............................S-17
INFORMATION RELATING TO THE GUARANTEE AGENCIES.............................S-25
RATIO OF EARNINGS TO FIXED CHARGES.........................................S-27
SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS..........................S-27
PLAN OF DISTRIBUTION.......................................................S-28
LEGAL MATTERS..............................................................S-29


                                   PROSPECTUS

Prospectus Supplement.......................................................  i
Available Information.......................................................  i
Reports to Noteholders.....................................................  ii
Incorporation of Certain Documents by Reference.............................iii
Summary of the Offering..................................................... ix
Risk Factors................................................................  1
Description of the Notes.................................................... 13
Security and Sources of Payment for the Notes............................... 21
Definitions and Provisions Related to ARC Notes and Auction Procedures...... 38
ARC Note Settlement Procedures.............................................. 67
Definitions and Provisions Related to Libor Rate Notes...................... 70
Book-entry Registration..................................................... 77
Additional Notes............................................................ 81
Summary of Certain Provisions of the Indenture.............................. 83
Seller Representations and Warranties.......................................105
Description of Credit Enhancement...........................................110
The Company..................................................................112
The Company's Student Loan Purchase Program..................................115
Description of the Federal Family Education Loan Program....................118
Guarantee Agencies..........................................................135
Weighted Average Life of the Notes..........................................137
Certain Federal Income Tax Consequences.....................................138
ERISA Considerations........................................................142
Certain Relationships among Financing Participants..........................144
Plan of Distribution........................................................144
Legal Matters...............................................................145
Financial Information.......................................................146
Ratings.....................................................................146
Index to and Glossary of Certain Terms......................................147

Appendix I-Global Clearance, Settlement and Tax Documentation Procedures....I-1

               Important Notice About Information Presented in the
              Prospectus Supplement and the Accompanying Prospectus


        We provide information to you about the Series _____ Notes in two separate documents that progressively provide more detail: (a) this Prospectus Supplement, which describes the specific terms of the Series _____ Notes, and
(b) the accompanying Prospectus, which provides general information, some of which may not apply to the Series _____ Notes. You are urged to read both the Prospectus and this Prospectus Supplement in full to obtain information concerning the Series ____ Notes. You may not purchase the Series ____ Notes unless you have received both the Prospectus and this Prospectus Supplement.

        If there is a conflict between this Prospectus Supplement and the accompanying Prospectus, you should rely on the information in this Prospectus Supplement.

        Cross-references are included in this Prospectus Supplement and the accompanying Prospectus to captions in the materials where you can find further discussions about related topics. The table of contents on the preceding page provides the pages on which these captions are located.

        You can find a listing of the pages where capitalized terms used in this Prospectus Supplement and the accompanying Prospectus are defined under the caption "Index to and Glossary of Defined Terms" beginning on page ___ in the accompanying Prospectus. Any capitalized terms that are used but not defined in this Prospectus Supplement have the meanings assigned in the Prospectus.

                                     SUMMARY

        The following summary is a very general overview of the terms of the Series _____ Notes and does not contain all of the information that you need to consider in making your investment decision. Before deciding to purchase the Series _____ Notes, you should consider the more detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. This Prospectus Supplement contains forward-looking statements that involve risks and uncertainties. See "Special Note Regarding Forward Looking Information" in the Prospectus.

Securities Offered

        The Student Loan Asset-Backed Notes, Series _____, have an aggregate stated principal balance of $_____ and consist of the following classes:


          .             $       Senior Class ____ A-__
                                Notes, [Fixed] [Auction]
                                [Index] Rate;

         [.             $       Senior Class ____ A-__
                                Notes, [Fixed]  [Auction]
                                [Index] Rate;]

          .             $       Subordinate Class ____
                                B-__ Notes [Fixed]
                                [Auction]
                                [Index] Rate;

         [.             $       Subordinate Class ____
                                B-__ Notes [Fixed]
                                [Auction]
                                [Index] Rate;]

         [.             $       Junior Subordinate
                                Class ____ C-__ Notes
                                [Fixed] [Auction] [Index]
                                Rate;]

         [.             $       Junior Subordinate
                                Class ____ C-__ Notes,
                                [Fixed] [Auction] [Index]
                                Rate.]

Designations

         . The Class ____A-_ Notes and the Class ____A-_ Notes are referred to collectively herein as the "Class ____ A Notes."

        [. The Class ____ [A-] [B-] [C-]Notes are referred to collectively herein as the "Fixed Rate Notes."]

        [. The Class ____A-__ Notes, Class ____B-__ Notes and Class ___C-_ Notes are referred to collectively herein as the "ARC Notes."]

        [. The Class ____A-__ Notes, Class ____B-_ Notes, and Class ___C-__ Notes are referred to collectively herein as the "Index Rate Notes."]

Closing Date

        -------------   --, -----.

Denominations

        We will issue the Class __ [Fixed] [Auction] [Index] Rate Notes in minimum denominations of [$__________] [or any integral multiple thereof] [ and in $__________ increments above such amount] [and the Class __ [Fixed] [Auction] [Index] Rate Notes will be issued in minimum denominations of [$__________] [or any integral multiple thereof] [and in $__________ increments above such amount].


Interest Rates

        [Fixed Rate Notes]

        [The Fixed Rate Notes will bear interest at the following rates per annum:

               Class ______         %
               Class ______         %]

        [ARC Notes]

        [The ARC Notes will bear interest as set forth below:]

        [Class _______ ARC Notes

        "Auction Period" means for periods beginning _______ __, ____, initially, __ days.
        "Initial Auction Date" means _______ __, ____.
        "Initial Rate" means ____%.
        "Initial Rate Adjustment Date" means _______ __, ____.]

        [Class _______ ARC Notes

        "Auction Period" means for periods beginning _______ __, ____, initially, __ days.
        "Initial Auction Date" means _______ __, ____.
        "Initial Rate" means ____%.
        "Initial Rate Adjustment Date" means _______ __, ____.]

        [For each Auction Period, the interest rate for a class of ARC Notes will equal the lower of:

        o the rate determined pursuant to the auction procedures described in the accompanying Prospectus under "Definitions and Provisions Related to ARC Notes and Auction Procedures;" and

        o a "Maximum Auction Rate," generally equal to the greater of the rate of interest on certain United States Treasury Securities, plus a margin that varies from 1.20% to 1.75% depending upon the ratings assigned to the Notes.

        [We may change the length of the Auction Period for any class of ARC Notes as described in the Prospectus under the heading "Definitions and Provisions Related to ARC Notes and Auction Procedures Auction Note Interest Rate."]

        [LIBOR Rate Notes]

        [The LIBOR Rate Notes will bear interest as set forth below:]



        [Class _____ LIBOR Rate Notes

        "Initial Interest Payment Date" means __________________________. "Initial Interest Period" means ______________________.
        "LIBOR-Based Rate" means _________________.]

        [Class _____ LIBOR Rate Notes

        "Initial Interest Payment Date" means __________________________. "Initial Interest Period" means ______________________.
        "LIBOR-Based Rate" means _________________.]

        [For each Interest Period, the LIBOR Rate Notes will bear interest at the lower of:

        o       [one month] [three month] [six month] LIBOR Rate plus _____%; or

        o      Describe the interest rate cap.]

        [We may change the length of the Interest Period for the LIBOR Rate Notes as described in the accompanying Prospectus under the heading "Definitions and Provisions Related to LIBOR Rate Notes."]

        [Treasury Rate Notes]

        [The Treasury Rate Notes will bear interest as set forth below:]

        [Class ___ __ Treasury Rate Notes

        "Initial Interest Payment Date" means __________________________. "Initial Interest Period" means ______________________.
        "Treasury-Based Rate" means _________________.]

        [Class ___ __ Treasury Rate Notes

        "Initial Interest Payment Date" means __________________________. "Initial Interest Period" means ______________________.
        "Treasury-Based Rate" means _________________.]

        [For each Interest Period, the Treasury Rates Notes will bear interest at the lower of:

        o      The ___________________ Treasury Bill Rate plus _____%; or

        o      Describe the interest rate cap.]

        [Accrual Notes]

        The Accrual Notes will not receive payments of interest until [designate interest accrual date]. Until such time, interest accrued during each interest period will be capitalized and added to their principal balance. [Beginning __________ __, ____] [upon the occurrence of [describe event]], the Accrual Notes will be entitled to receive payments of interest on each [describe Interest Payment Date.] The Accrual Notes shall be designated as [Senior] [Subordinate] [Junior-Subordinate] Notes under the Indenture.]

[The Accrual Notes will accrue interest as set forth below:

        "Accrual Rate" means ________________.
        "Interest Accrual Date" means _____________.
        "Interest Payment Date" means _____________.]

Distributions on the Series _____ Notes

        Interest Payments. On the first business day of each month, commencing ________ _, ____, we will pay the holders of each class of Fixed Rate Notes the interest accrued on their Notes during the preceding interest accrual period at the respective interest rates listed on the cover page. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. For the interest payment due __________, ____, the interest accrual period will begin on __________, ____ and end on _________, ____. For all other interest payment dates, the interest accrual period will be the preceding calendar month.

        On the first business day after each Auction Period for a class of ARC Notes, we will pay the holders of the class of Notes the interest accrued on their ARC Notes during the preceding Auction Period at the applicable interest rate. Interest will be calculated on the basis of a [360-day] [365-day] year and the actual number of days elapsed during the related Auction Period.

        On the first business day of each month, commencing _________ __, ____, we will pay the holders of each class of [LIBOR] [Treasury] Rate Notes the interest accrued on their Notes during the preceding interest accrual period at the applicable interest rate. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

        [Add description of Accrual Note Payments, if any.]

        Principal Redemptions. Except in certain circumstances that we consider unlikely to occur, we will not redeem any series or class of our Notes issued under the Indenture of Trust (regardless of when issued) until ______________________. Commencing in ______________________, to the extent funds are available in the Acquisition Fund created under the Indenture we will redeem our [specify class] Notes each month in the amount necessary to reduce their principal balance to the percentage of their original principal balance set forth for such month on Exhibit 1:

        [Except in certain circumstances that we consider unlikely to occur, we will not redeem any other series or class of our Notes (regardless of when issued) until ______________________. Commencing in ______________________, to
the extent funds are available in the Acquisition Fund we will redeem our Notes as follows:

        o first, the [specify class] Notes each month in the amount needed to reduce their principal balance to the percentage of their original principal balance set forth for such month on Exhibit 1;

        o second, after the [specify class] Notes have been redeemed in full (which is scheduled to occur on ____ _, ____), the [specify class] Notes each month in the amount needed to reduce their principal balance to the percentage of their original principal balance set forth for such month on Exhibit 1; and

        o third, after the [specify class] Notes have been redeemed in full (which is scheduled to occur on ____ _, ____), the [specify class] Notes each month in the amount needed to reduce their principal balance to the percentage of their original principal balance set forth for such month on Exhibit 1.]

        o      [Specify principal payments for other classes of Notes]

        [Beginning in ____, ____or such later date as approved in writing by the rating agencies rating our Notes, if funds remain in the Acquisition Fund after redeeming the [specify class] Notes as described above, we also intend to redeem our remaining Notes as follows:

        o first, all [specify class] ARC Notes (including classes now or previously issued and those that may be issued in the future) will be redeemed in the order that we may determine in our sole discretion from time to time;

        o second, after all [specify class] ARC Notes have been redeemed in full, all [specify class] Notes (including those now or previously issued and those that may be issued in the future) will be redeemed in the order that we may determine from time to time in our sole discretion, subject to the limitations described in the attached Prospectus under "Description of the Notes - Notice and Partial Redemption of Notes";

        o third, the [specify class] Notes that remain outstanding, in that order, until each such class has been redeemed in full; and

        o fourth, any [specify class] Notes (including those now or previously issued and those that may be issued in the future) that remain outstanding will be redeemed in the order that we may determine in our sole discretion from time to time.]
        [Notwithstanding the foregoing, we have the option of redeeming some or all of the Class B Notes prior to redeeming the Class A Notes if the ratio of our assets to our liabilities exceeds certain levels (currently ___% of Class A Notes). ] [See "Description of the Notes - Notice and Partial Redemption of Notes" in the Prospectus.]

Pool Characteristics

        The portfolio of student loans [currently held in the trust estate and] that we expect to acquire with the proceeds of the Series _____ Notes and to pledge to the Trustee under the Indenture, which are referred to as the financed student loans, is described below under "Characteristics of the Financed Eligible Loans."

[Servicer and Subservicer

        Union Bank and Trust Company, Lincoln, Nebraska ("Union Bank") will act as servicer for our student loans. UNIPAC Service Corporation will act as subservicer and custodian for our student loans. We also expect that ______________________ will act as a subservicer and custodian for a portfolio of student loans acquired with the proceeds of the Series _____ Notes.] See "The Issuer's Student Loan Program" and "Certain Relationships Among Financing Participants" in the Prospectus.]

Indenture

        We will issue the Series _____ Notes pursuant to an Indenture of Trust dated as of ________ _, 19__, between us and Zions First National Bank acting as Trustee, and a related Series _____ Supplemental Indenture of Trust which are referred to collectively as the "Indenture".

        The Notes are payable solely from the funds and assets held in the trust estate created under the terms of the Indenture.

        We [have previously issued, and] may issue in the future Notes of other series which also [are or] will be secured by the student loans held by the Trustee under the Indenture. All Notes designated as Class A Notes constitute "Senior Notes" under the Indenture. All Notes designated as Class B Notes constitute "Subordinate Notes" under the Indenture. All Notes designated Class C Notes constitute "Junior Subordinate Notes" under the Indenture.

Mandatory Redemption

        The Series _____ Notes are subject to mandatory redemption from moneys held for that purpose in the Acquisition Fund, as described above under "Distributions on the Series _____ Notes-Principal Redemptions." If funds are not available to redeem the Class ___-_ Notes or the Fixed Rate Notes in accordance with their paydown schedules, we will no longer be able to use principal payments received on our student loans to purchase additional student loans. Rather, we will use all such moneys for mandatory redemption of Notes until such time as the paydown schedules are met. Such an occurrence will not constitute an event of default under the Indenture, unless our missed payment was at a scheduled final maturity.

Optional Redemption

        The ARC Notes are subject to optional redemption at our direction on any Interest Payment Date for the Class of ARC Notes being redeemed at a redemption price equal to the principal amount of such Notes to be redeemed plus interest. See "Description of the Notes - Optional Redemption" in the Prospectus for limitations on our ability to redeem Notes at our option.

Extraordinary Optional Redemption

        We may redeem the Class ____A-__ Notes, the Class ____A-__ Notes and the Class ____B-__ Notes at any time if we determine that we are unable to acquire additional student loans, that the rate of return on student loans has materially decreased, or that the costs of administering the trust estate have placed unreasonable burdens upon our ability to perform our obligations under the Indenture. If less than all of the Class ____A-__ Notes, the Class ____A-__ Notes and the Class ____B-__ Notes are to be subject to extraordinary optional redemption, we will determine in our sole discretion the class of Notes to be redeemed. Class ____A-__ Notes, and Class ____A-__ Notes will be redeemed prior to redemption of the Class ____B-__ Notes, however.

Optional Purchase

        If the aggregate principal balance on all of our Notes that remains outstanding is 10% or less of the initial aggregate principal balance of all our Notes, we may purchase all of our outstanding Notes at a price equal to the current value of the Notes plus accrued interest. This will result in our redeeming of all of the Notes.

Acquisition Fund; Use of Principal Receipts

        Approximately $___________ from the proceeds of this offering will be deposited in the Acquisition Fund on the date the Series _____ Notes are issued. Those funds will be used to purchase a portfolio of approximately $___________ of student loans on or about that date. [The remaining amounts in Acquisition Fund will be used to acquire portfolios of student loans on or before ________ __, ___. ] See "Use of Proceeds," "The Sellers" and "Characteristics of the Financed Student Loans" herein. Proceeds deposited in Acquisition Fund and not used to purchase student loans on or before ________ __, ____ will be used to redeem Notes.

        We will deposit into the Acquisition Fund all principal receipts received on student loans acquired with the proceeds of the Series _____ Notes. We will use funds in the Acquisition Fund to acquire additional student loans[, to provide for mandatory redemption of Notes] and to make certain other payments and distributions. [If after _______, ____, the principal balance of the Fixed Rate Notes exceeds the aggregate principal balance of all our student loans that bear interest at a fixed rate, we will only purchase student loans that bear interest at a fixed rate unless each rating agency rating our Notes otherwise approves.] We may purchase additional student loans using funds in the Acquisition Fund until ___________, ____. The period during which we may purchase additional loans may be extended with the written approval of the rating agencies rating of our Notes [or the Surety Bond provider described below]. At the end of that period we will no longer purchase additional student loans with principal receipts and we will use those funds to redeem Notes.

[Definitive Notes]

        [The [designate Classes] Notes will be evidenced by definitive Notes registered in the name or names of the holders thereof or their nominee.]

Certain Federal Income Tax Consequences

        Kutak Rock will deliver an opinion that for federal income tax purposes, the Series _____ Notes will be treated as indebtedness. The owners of the Series ____ Notes will be required to include in income interest on the Series ____ Notes as paid in accordance with their respective accounting methods and the provisions of the Code. See "Federal Income Tax Consequences" in the Prospectus.

ERISA Considerations

        Assuming that the Series ____ Notes should be treated as indebtedness without substantial equity features, the Series _____ Notes are eligible for purchase by or on behalf of employee benefit plans, retirement arrangements, individual retirement accounts and Keogh Plans, subject to certain consideration discussed under "ERISA Considerations" in the Prospectus.

Ratings

        It is a condition to the issuance of the Series _____ Notes that each class of the Class _____ Notes be rated _____ and _____ by ___________________
and ___________________, respectively, and that the Class _____-_ Notes be rated no less than "_" and "_" by _________________ and ___________ respectively. See
"Ratings" in the Prospectus.

                                  RISK FACTORS

        The discussion under the heading "Risk Factors" in the Prospectus describes the risks associated with your investment in the Series _____ Notes. In addition, you should consider the following factors:

Principal Balance of Notes Exceeds Aggregate Principal Balance of Student Loans

        On the Closing Date, the aggregate principal balance of the Series ____ Notes [and all other Notes we have issued under the Indenture] will be approximately ___% of the sum of the aggregate principal balance of the student loans we own and the other assets pledged or to be pledged as collateral for the Notes. In addition, we may use the principal receipts from our student loans to acquire additional student loans at a price that exceeds the principal balance of those student loans.

        As a result, if an event of default should occur under the Indenture and we were required to redeem all of our Notes, our liabilities may exceed our assets. If this were to occur, we would be unable to repay in full all of the holders of our Notes. However, the Class A Notes will be redeemed in full before we redeem any Class B Notes [and the Class B Notes will be redeemed before the Class C Notes]. In the absence of any such default, excess interest payments received on the student loans will be used to pay principal on the Notes.

Year 2000 Compliance

        The Year 2000 issue arises from the use by software developers of two digits rather than four to denote year dates in software programs, computer hardware operating systems and microprocessors - based embedded controls in automated equipment. As a result, information systems that operate date sensitive software or automated equipment that contains date sensitive microprocessors may interpret "00" to signify 1900 rather than 2000, thereby impairing the ability of the information systems or automated equipment to correctly calculate, sequence or recognize dates. This could result in serious malfunctions or even complete failures of affected systems, including an inability to process transactions, issue securities or checks, or engage in normal business activities.

        We cannot now determine whether the Year 2000 issue will have a material adverse effect on our business operations. The conduct of our business in relationship to purchasing loans or administering the loans we own is not significantly dependent on our own computer programs. However, our loan servicers, Trustee, the Guarantee Agencies and the Department of Education all rely heavily on computer programs and systems for processing transactions related to student loans.

        We have made inquiry of the Trustee, Union Bank and UNIPAC Service Corporation concerning the Year 2000 issue, and have received assurances that they are, or are working to become, Year 2000 compliant. We are aware that the Guarantee Agencies and Department of Education are working to address the Year 2000 issue. The Department of Education has indicated that it expects to complete all Year 2000 work on its Federal Family Education Loan Program computer systems in March, 1999. However, we cannot provide any assurance that the Department of Education or the Guarantee Agencies will become Year 2000 compliant in a timely manner. We cannot influence or control the efforts of third parties to address the Year 2000 issue, nor can we terminate our dependence on the servicers, Guarantee Agencies or Department of Education. Under the reasonably likely worst case scenario, the Year 2000 issue could delay our receipt of principal and interest payments on our financed student loans and the receipt of claims payments from the Guarantee Agencies. If that delay continues for a prolonged period, we may be unable to make timely payments of principal and interest due on our Notes.


[Add discussion of other risk factors]

                                   THE SELLERS

        We expect to use the proceeds of the Series _____ Notes to purchase portfolios of student loans in the amounts and from the parties shown below.

                Seller                   Approximate Balance      Sale Date
               --------                  -------------------    -------------

                                             $

                                             $

                                             $

----------------------                       $-------------

        Total                                $


        We have entered into a loan sale agreement with each of the sellers identified above. Each seller has made representations and warranties in its loan sale agreement with respect to the student loans that we will purchase and has agreed to repurchase any student loans for which any representation or warranty is later determined to have been materially incorrect. If any of the sellers fail to deliver the student loans described in their loan sale agreement and we are not able to purchase other student loans, we will use the funds that would have been paid to the seller to redeem Series ____ Notes.

                            [PREVIOUSLY ISSUED NOTES]

        [Information concerning each outstanding series and class of Notes that we previously issued and is secured by the trust estate created under the Indenture is provided below. The financed student loans and other assets pledged to the Trustee will serve as collateral for the outstanding Notes and any additional Notes that may be issued under the Indenture in the future, as well as the Series ____ Notes being offered by means of this Prospectus Supplement and the attached Prospectus.

                                    Original         Outstanding
                                    Principal     Principal Amount      Interest     Maturity
 Series    Class    Date Issued      Amount          (As of    ,  )        Rate        Date
 ------    -----    -----------      ------       ----------------       --------    --------











        [As of the date of this Prospectus Supplement, all payments of scheduled principal and interest due and payable on each series of Notes specified above have been paid in full. As of ___________________, the financed student loans that are in repayment and pledged to the Trustee as collateral for the outstanding Notes had delinquencies as follows: $___________________ was 30 to 60 days delinquent; $___________________ was 61 to 90 days delinquent; $___________________ was 91 to 120 days delinquent; and $___________________ was greater than 120 days delinquent. As of ___________________, there were $___________________ of our student loans in claim status with a Guarantee
Agency. As of ___________________, the cumulative amount of net losses by principal balance of the financed student loans was $___________________.]

        [The following fees are payable (per annum) with respect to the Notes previously issued:

                                                Broker                         Maintenance and
           Trustee   Servicing   Auction        Dealer     Calculation Agent     Operating
 Series      Fee       Fee      Agent Fees       Fees            Fees             Expenses
 ------      ---       ---      ----------       ----            ----             --------










        [As of the date hereof, all fees and expenses due and payable on each series specified above have been paid in full.]

                               CREDIT ENHANCEMENT

[Note Insurance]

        [We will obtain Note Insurance for the [Class __ Notes] which will insure timely payments of interest and payments of principal. Principal payments will be insured by the insurance provider on the following basis:

                          [Describe terms of insurance]

        The amount of the Note Insurance will be [____]% of the aggregate initial principal amount of the [Class __ Notes] [financed student loans]. The amount available under the Note Insurance policy on any subsequent Interest Payment Date will be [the initial amount minus the sum of the prior cumulative claims under the policy] [[____]% of the then existing principal amount of the [Class __] [Notes] [financed student loans]].

        The insurance provider is [name of note insurance provider] [which is a member of [name of insurance group]. The claims paying ability of the [name of insurance provider] [name of insurance group] is rated "____" by the [name of rating agency]]. The address of the insurance provider is [address].]

[Reserve Fund]

        [The Reserve Fund is currently funded in an amount equal to __% of the aggregate principal amount of the Notes that we now have outstanding.] We will make a deposit to the Reserve Fund on the Closing Date in an amount equal to ____ of the principal balance of the Series ____ Notes. If funds available in the Revenue Fund are not sufficient to make payments when due, moneys in the Reserve Fund may be used to pay amounts due and payable to Noteholders. Moneys withdrawn from the Reserve Fund are restored through transfers from the Revenue Fund or the Acquisition Fund as directed by us and as available. [We are required to maintain a minimum balance in the Reserve Fund of $_________.]

[Interest Rate Swap]

        [The Company and the swap counterparty have entered into an interest rate swap. Unless terminated earlier, the interest rate swap will terminate on the _____ payment date. The Company will owe the swap counterparty a net swap payment when the weighted average discount rate per annum for direct obligations of the United States with a maturity of 13 weeks plus a specified percentage is greater than the London Interbank Offered Rate for deposits in U.S. dollars having a maturity of three months. The swap counterparty will owe the Company a net swap receipt when the calculation described in the immediately preceding sentence is negative. The amount of a net swap payment or a net swap receipt is the product of the difference in the rates described above and the interest rate swap's scheduled notional amount.

        The scheduled notional amount for any quarterly payment date is set forth in Exhibit __ to this Prospectus Supplement. We expect the scheduled notional amount for any quarterly payment date to equal approximately [__]% of the then outstanding principal balance of the Senior Notes and the Subordinate Notes.

        While the interest rate swap is in effect, it will reduce, but not eliminate, the risk that a note rate will be determined by the interest rate cap.]

        [Insert Description of Interest Rate Swap Party]

[Letter of Credit]

        [We will obtain an irrevocable [standby] [direct pay] letter of credit from [name of bank]. The Letter of Credit will protect [Class __] Noteholders against losses on financed student loans to the maximum of the stated amount of the Letter of Credit. The initial Letter of Credit will expire no earlier than
----------.

        The initial amount of the Letter of Credit will be [__]% of the aggregate initial principal amount of the [Class __ Notes] [financed student loans]. The amount available under the Letter of Credit on any subsequent Interest Payment Date will be equal to this initial amount minus the sum of the prior cumulative draws under the Letter of Credit to cover any shortfall between in the amounts payable to the [Class __] Noteholders [and the Class __ Noteholders].

        We will be required to renew or replace the Letter of Credit before its expiration until the [designate Class] Series ____ Notes are no longer outstanding. If we do not renew or replace a Letter of Credit, the [Trustee], before the expiration of the then existing Letter of Credit, will draw under such Letter of Credit an amount equal to the full amount available thereunder on such date and will transfer such funds to a separate trust fund. Thereafter, the [Trustee] will be entitled to withdraw such funds on each Interest Payment Date if and to the extent draws would have been required under the Letter of Credit.

        [The long-term debt of the bank issuing the Letter of Credit is rated "____" by [name of rating agency] [and "____" by [name of rating agency]]. For the year ended [end of fiscal year], the issuing bank reported total assets of $__________, total deposits of $__________ and total capital and reserves of $__________. Upon request therefore, a copy of the Annual Report of [name of issuing bank] may be obtained [without charge] from [name of issuing bank] at [address].]

Subordinated Notes

        The rights of the Class B Noteholders [and the Class C Noteholders] to receive payments of interest and principal are subordinated to such rights of the Class A Noteholders. [The rights of the Class C Noteholder to receive payments of interest and principal are subordinated to such rights of the Class A Noteholders and the Class B Noteholders.] This subordination is intended to enhance the likelihood of regular receipt by the Class A Noteholders [, and secondarily, the Class B Noteholders,] of the full amount of scheduled monthly payments of principal and interest due them and to protect the Class A Noteholders[, and secondarily, the Class B Noteholders,] against losses.

        Class A Noteholders have a preferential right to receive, before any distributions to Class B Noteholders, current distributions from the trust estate and, if necessary, the right to receive future distributions on our student loans that would otherwise have been payable to the holders of Class B Notes. The Class B Notes are then entitled to the available amounts, if any, remaining in the trust estate. [The Class B Noteholders have a preferential right to receive, before any distributions to the Class C Noteholders, current distributions from the trust estate and, if necessary, the right to receive future distributions on our student loans that otherwise would have been payable to the holders of the Class C Notes. The Class C Notes are then entitled to the available amounts, if any, remaining in the trust estate.] See "Description of Credit Enhancement-Subordinates Notes" in the Prospectus.

[Surety Bonds]

        [A Surety Bond in the amount of $________ with respect to the Series __ Notes will be obtained by the Company in favor of the Trustee solely on behalf of the holders of the Series __ Notes. The Surety Bond will provide for coverage of timely payment of all interest and ultimate payment of all principal due on the related Series ___ Notes. The Company will pay $________ to the issuer of the Surety Bond.]

        [Description of the issuer of Surety Bond to be provided.]

                                 USE OF PROCEEDS

        We estimate that the net proceeds from the sale of the Series _____ Notes will be applied as follows:









        We expect that approximately $___________ of the proceeds deposited to the Acquisition Fund will be used on the Closing Date to acquire a portfolio of student loans. [The remaining proceeds deposited to the Acquisition Fund are expected to be used to acquire portfolios of student loans in _________, ____.]

                             CHARACTERISTICS OF THE
                             FINANCED STUDENT LOANS*
                         (As of_____________ __, ____ )

    Composition  of  the  [existing  Financed  Student  Loans  and  additional]
            Financed Student Loans expected to be acquired with the proceeds of Series _____ Notes


  Aggregate Outstanding Principal Balance...........................        $
  Number of Borrowers...............................................
  Average Outstanding Principal Balance Per Borrower................        $
  Number of Loans...................................................
  Average Outstanding Principal Balance Per Loan....................        $
  Weighted Average Annual Interest Rate.............................           %
  Approximate Weighted Average Remaining Term (months) (does not include school, grace, deferment or forbearance)..................
  Weighted Average Remaining Term (months)..........................



                    Distribution of the Financed Student Loans by Loan Type

                                                Outstanding     Percent of Loans
                                 Number of       Principal        by Outstanding
         Loan Types                Loans          Balance             Balance
------------------------- ----------------- ------------------- ----------------

Consolidated                                     $                        %
PLUS
SLS
Stafford - Subsidized
Stafford - Unsubsidized
        Total                                $                        100.00%
                          ===============     ====================    ======



           Distribution of the Financed Student Loans by Interest Rate

                                             Outstanding      Percent of Loans
                             Number of        Principal        by Outstanding
        Interest Rate          Loans           Balance            Balance
    ------------------- ------------------- ------------------ -----------------
                                               $                            %





             Total                             $                      100.00%
                        ===========            ==============         ======


              Distribution of the Financed Student Loans by School Type

                                               Outstanding      Percent of Loans
         School               Number of         Principal        by Outstanding
          Type                  Loans            Balance            Balance
2-Year Institution                           $                             %
4-Year Institution
Proprietry
Unknown
       Total                                 $                      100.00%
                          =============       ================      ======

         Distribution of the Financed Student Loans by Borrower Payment Status

                                              Outstanding      Percent of Loans
          Borrower             Number of       Principal        by Outstanding
       Payment Status            Loans          Balance             Balance
School                                      $                                 %
Grace
Deferment
Forbearance
Claim
Repayment
  First Year Repayment
  Second Year Repayment
  Third Year Repayment
  More than 3 years
    Total                                  $                             100.00%
                           ===========      =====================        ======

              Geographic Distribution of the Financed Student Loans

                                                   Outstanding      Percent of
                                   Number of        Principal          Loans
              Location(1)            Loans           Balance      by Outstanding
                                                                      Balance
              Alabama
              Alaska
              American Samoa
              Arizona
              Arkansas
              California
              Colorado
              Connecticut
              Delaware
              District of
              Columbia
              Florida
              Foreign Country
              Georgia
              Guam
              Hawaii
              Idaho
              Illinois
              Indiana
              Iowa
              Kansas
              Kentucky
              Louisiana
              Maine
              Maryland
              Massachusetts
              Michigan
              Military
              (Atlantic)
              Military (Europe)
              Military (Pacific)
              Minnesota
              Mississippi
              Missouri
              Montana
              Northern Mariana
              Islands
              North Carolina
              North Dakota
              Nebraska
              Nevada
              New Hampshire
              New Jersey
              New Mexico
              New York
              Ohio
              Oklahoma
              Oregon
              Pennsylvania
              Puerto Rico
              Rhode Island
              South Carolina
              South Dakota
              Tennessee
              Texas
              Utah
              Virginia
              Virgin Islands
              Vermont
              Washington
              West Virginia
              Wisconsin
              Wyoming
               Other
                                  ------          ------------------      - .--
              Total                            $                         100.00
                                  =======       ====================     ======

(1) Based on the permanent billing addresses of the borrowers of the financed student loans shown on the Servicer's records.

                     Distribution of the Financed Student Loans by Date of
                                         Disbursement

                                                    Outstanding Percent of Loans
           Disbursement            Number of         Principal    by Outstanding
               Date                  Loans            Balance         Balance
Pre-October, 1993                               $                              %
October 1, 1993 and thereafter
        Total                                   $                        100.00%
                                 ============    ===============         ======


                 Distribution of the Financed Student Loans by
                               Guarantee Agency

                                                                  Percentage of
                                             Outstanding              Loans
     Guarantee            Number of           Principal          by Outstanding
      Agency                Loans              Balance               Balance

   Distribution of the Financed Student Loans by Range of Principal Balance

                                                                   Percent
                                                Outstanding      of Loans by
                                Number of        Principal       Outstanding
   Principal Balance Range      Borrowers         Balance          Balance
Less than $500                               $                               %
$500      -    $999.00
$1,000    -    $1,999.00
$2,000    -    $2,999.00
$3,000    -    $3,999.00
$4,000    -    $5,999.00
$6,000    -    $7,999.00
$8,000    -    $9,999.00
$10,000   -    $14,999.99
$15,000   -    $19,999.99
$20,000 or Greater
  Total                                      $                         100.00%
                               ============== ==================       ======

                 INFORMATION RELATING TO THE GUARANTEE AGENCIES

          The payment of principal and interest on all of the student loans held in the trust estate created under the Indenture which are referred to as the "financed student loans," will be guaranteed by designated Guarantee Agencies and will be reinsured by the United States Department of Education. The guarantee provided by each Guarantee Agency is an obligation solely of that Guarantee Agency and is not supported by the full faith and credit of the federal or any state government. However, the Higher Education Act provides that if the Secretary of Education determines that a Guarantee Agency is unable to meet its insurance obligations, the Secretary shall assume responsibility for all functions of the Guarantee Agency under its loan insurance program. For further information on the Secretary's authority in the event a Guarantee Agency is unable to meet its insurance obligations see "Description of Guarantee Agencies" in the Prospectus.

          Presented below is information with respect to each Guarantee Agency that is expected to guaranty 5% or more of our financed student loans as of ________ __, ____. Except as otherwise indicated, the information regarding each Guarantee Agency has been obtained from the Guarantee Agency. We have not independently verified this information.

          Guarantee Volume. The following table sets forth the approximate aggregate principal amount of federally reinsured education loans that have first become committed to be guaranteed by each of the Guarantee Agencies in each of the five Federal Fiscal Years 1994 through 1998.

  Stafford, Unsubsidized Stafford, SLS, PLUS and Consolidated Loans Guaranteed
                               Dollars in Millions

           [Agency]     [Agency]      [Agency]        [Agency]        [Agency]
   1994
   1995
   1996
   1997
   1998

          Reserve Ratio. Each Guarantee Agency's reserve ratio is determined by dividing its cumulative cash reserves by the original principal amount of the outstanding loans its has agreed to guarantee. The term "cumulative cash reserves" refers to cash reserves plus (a) sources of funds (including insurance premiums, state appropriations, federal advances, federal reinsurance payments, administrative costs allowances, collections on claims paid and investment earnings) minus (b) uses of funds (including claims paid to lenders, operating expenses, lender fees, the Department's share of collections on claims paid, returned advances and reinsurance fees). The "original principal amount of outstanding loans" consists of the original principal amount of loans guaranteed by such Guarantee Agency minus (i) the original principal amount of loans canceled, claims paid, loans paid in full and loan guarantees transferred from such Guarantee Agency to other guarantors, plus (ii) the original principal amount of loan guarantees transferred to such Guarantee Agency to other guarantors. The following table sets forth each Guarantee Agency's cumulative cash reserves and their corresponding reserve ratios for the five Federal Fiscal Years 1994 through 1998:

            [Agency]          [Agency]           [Agency]         [Agency]         [Agency]


Federal  Cumulative       Cumulative         Cumulative        Cumulative       Cumulative
Fiscal     Cash    Reserve  Cash    Reserve    Cash    Reserve  Cash    Reserve  Cash    Reserve
 Year    Reserves* Ratio  Reserve*   Ratio   Reserve*  Ratio   Reserves*Ratio   Reserves*Ratio
-------- --------- ------ --------- -------- --------- ------- -------- ------- -------- -------
 1994
 1995
 1996
 1997
 1998


                [Agency]            [Agency]           [Agency]               [Agency]

Federal   Cumulative            Cumulative         Cumulative          Cumulative
Fiscal      Cash      Reserve     Cash     Reserve   Cash     Reserve     Cash        Reserve
  Year    Reserves*    Ratio    Reserves*  Ratio   Reserves*  Ratio     Reserves*      Ratio
--------- ---------- ---------- ---------- ------- ---------- ------- -------------- -----------
  1994
  1995
  1996
  1997
  1998

--------------------
*         Dollars in millions


          Recovery Rates. A Guarantee Agency's recovery rate, which provides a measure of the effectiveness of the collection efforts against defaulting borrowers after the guarantee claim has been satisfied, is determined by dividing the amount recovered from borrowers by such Guarantee Agency by the aggregate amount of default claims paid by such Guarantee Agency during the applicable Federal Fiscal Year with respect to borrowers. The table below set forth the recovery rates for each Guarantee Agency for the five Federal Fiscal
Years 1994 through 1998.

              Recovery Rate


  Federal
Fiscal Year    [Agency]   [Agency]   [Agency]     [Agency]      [Agency]       [Agency]

    1994
    1995
    1996
    1997
    1998


          Claims Rate. For each Federal Fiscal Year that a Guarantee Agencies' claims rate exceeded 5%, the claims of such Guarantee Agency were not fully reimbursed by the Department. Notwithstanding the claims rate, the Guarantee
Agencies are required to pay the Trustee either 100% or 98% of the principal amount of any Financed Eligible Loan properly submitted to a Guarantee Agency for payment. The following table set forth the claims rate of each Guarantee
Agency for the last five Federal Fiscal Years 1994 through 1998:*

              Claims Rate

  Federal
Fiscal Year
              [Agency]    [Agency]   [Agency]    [Agency]    [Agency]   [Agency]

       1994
       1995
       1996
       1997
       1998

--------------------
*  Data obtained from the Department of Education in reports on "trigger rates."

                       RATIO OF EARNINGS TO FIXED CHARGES

          The following table sets forth the ratio of earnings to fixed charges for the Company for each of the periods indicated. The ratio of earnings to fixed charges has been computed by dividing earnings by fixed charges. Earnings consist of income from operations before income taxes plus fixed charges. Fixed charges consist of interest on all indebtedness plus amortization of debt issuance costs.


                   Fiscal Year         Fiscal Year      Period from inception to
                      Ended               Ended

                   --------------- -------------------- ------------------------

Earnings ......         $                   $                         $

Fixed Charges

Ratio..........

                              PLAN OF DISTRIBUTION

          Subject to the terms and conditions set forth in the Underwriting Agreement dated as of __________, ____, among the Company and the underwriters named below, the Company has agreed to sell to each of the underwriters and each of the underwriters has agreed to purchase from the Company, the principal amount of the Series _____ Notes set forth opposite its respective name.


Underwriter      Class A-   Class A-   Class B-  Class B-    Class C-   Class C-
-----------      ---------  ---------  -------   ---------  ----------  -------




Total

          The Company has been advised by the underwriters that they propose to offer the Series _____ ARC Notes to the public initially at the respective offering prices set forth on the cover page of this Prospectus Supplement. Until the distribution of Series _____ ARC Notes is completed, the rules of the Commission may limit the ability of the underwriters and certain selling group members to bid for and purchase such Series _____ ARC Notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the Series _____ Notes. Such transactions consist of bids of purchase for the purpose of pegging, fixing or maintaining the price of such Series _____ Notes.

          In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

          Neither the Company nor the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Series _____ ARC Notes. In addition, neither the Company nor the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

          The Company has been advised by the underwriters that they propose to offer the Fixed Rate Notes from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Company from the sale of the Fixed Rate Notes are expected to be approximately $___________, plus accrued interest, but before deducting a portion of the expenses payable by the Company. In connection with the purchase and sale of the Series _____ Notes, the underwriters may be deemed to have received compensation in the form of underwriting discounts and commissions.

          The Company has been advised by the underwriters that they presently intend to make a market in the Series _____ Notes. However, they are not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the Series _____ Notes will develop.

          From time to time the underwriters or their affiliates may perform investment banking and advisory services for, and may provide general financing and banking services to, affiliates of the Company.

          The Underwriting Agreement provides that the Company will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, and the Company has agreed to reimburse the underwriters for the fees and expenses of counsel to the underwriters.

                                  LEGAL MATTERS

          Certain legal matters, including certain income tax matters, will be passed upon for the Company by Kutak Rock, Denver, Colorado. Certain legal matters will be passed upon for the underwriters by Stroock & Stroock & Lavan LLP, New York, New York, and for the Company by Ballard Spahr Andrews & Ingersoll, LLP, Denver, Colorado.

PROSPECTUS



                        UNION FINANCIAL SERVICES-1, INC.


                                    $
                         STUDENT LOAN ASSET-BACKED NOTES

          We will periodically issue our Student Loan Asset-Backed Notes in one or more series. The specific terms of the Notes included in each series will be described in a supplement to this Prospectus.

          We will use proceeds from the sale of the Notes to acquire portfolios of student loans originated by eligible lenders under the Federal Family Education Loan Program. Those student loans will be pledged to a trust estate established to secure repayment of the Notes. The Notes will be limited obligations of our company payable solely from that trust estate.

          You  should  read  this  Prospectus  and  any  Prospectus   Supplement
carefully before you invest. This Prospectus may be used to offer and sell the Notes only if it is accompanied by a Prospectus Supplement.

          Offers  of the  Notes  may be made  by  different  methods,  including offerings through underwriters, as more fully described under "Plan of Distribution" below and in the related Prospectus Supplement. Unless otherwise indicated for a series of the Notes, the Notes will not be listed on a national securities exchange.

          The date of this Prospectus is ___________________, _____.

                              ABOUT THIS PROSPECTUS

          This Prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf registration" procedure. We may sell our Student Loan Asset-Backed Notes in one or more offerings pursuant to the "shelf registration" procedure up to a total dollar amount of
$----------.

          This Prospectus provides you with a general description of the Notes we may offer. Each time we sell Notes, we will provide a Prospectus Supplement relating to the series of Notes being offered that will include

          o a description of the aggregate principal amount, authorized denominations and interest rate or rates (or the manner of determining such rate or rates) of each class of the Notes to be sold

          o information concerning the student loans that will be purchased with the proceeds of the Notes

          o information with respect to any Notes that we have previously issued that are secured by a common pool of assets that secure payment of the Notes described in the Prospectus Supplement

          o information concerning the Guarantee Agencies providing guarantees for the student loans that will be acquired with Note proceeds

          o   information with respect to any credit enhancement

          o   any  updates  or  changes  to  the   information presented in this
              Prospectus.

                         WHERE TO FIND MORE INFORMATION

          We are subject to the reporting requirements of the Securities Exchange Act of 1934 and to comply with those requirements, we file annual, quarterly and special reports and other information with the SEC. You may read and copy our registration statement and reports and other information that we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov from which our registration statement and reports are available. Our parent company maintains a web site that provides information concerning our company at http://www.ufscorp.com.

          You should rely only on the information contained in or incorporated by reference into this Prospectus and any Prospectus Supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of the Notes in any state where the offer is not permitted. You should not assume that the information in this Prospectus or any Prospectus Supplement is accurate as of any date other than the date appearing on the front cover of those documents.

                             REPORTS TO NOTEHOLDERS

          Periodic monthly reports concerning the Notes and the security for the Notes will be provided to the Noteholders. Those reports will not be reviewed by a certified public accounting firm. If Notes are issued in book-entry form and registered in the name of Cede & Co., the nominee of The Depository Trust Company, or Cedelbank, S.A. or the Euroclear System, then all reports will be provided to those entities which in turn will provide such reports to their eligible participants. Those participants will then forward such reports to the beneficial owners of Notes. See "Book Entry Registration" herein.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The SEC allows us to "incorporate by reference" into this Prospectus the information we file with them, which means that we can disclose important information to you by referring you to the reports we file with the SEC. We hereby incorporate by reference the following reports:

    (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1998, and

    (ii) The Quarterly Report on Form 10-Q for the most recent calendar quarter.

The Annual Report on Form 10-K and the Quarterly Report on Form 10-Q are available on our parent company's website at HTTP://WWW.UFSCORP.COM. All periodic reporting documents we file with the SEC after the date of this Prospectus and before all of the Notes have been issued shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date we file those documents. We will provide you, without charge, a copy of any of the documents incorporated by reference upon written or oral request directed to Union Financial Services-1, Inc., 1801 California Street, Suite 3920, Denver, Colorado 80202, Attention: Ronald W. Page, Telephone: (303) 292-6930.


                SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

          Statements in this Prospectus and the Prospectus Supplement, including those concerning our expectations as to our ability to purchase eligible student loans, to structure and to issue competitive securities, and certain of the information presented in this Prospectus and the Prospectus Supplement, constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may vary materially from such expectations. For a discussion of the factors which could cause actual results to differ from expectations, please see the caption entitled "Risk Factors" in this Prospectus and in the Prospectus Supplement.

                         TABLE OF CONTENTS TO PROSPECTUS

                                                                            Page

ABOUT THIS PROSPECTUS..........................................................i

WHERE TO FIND MORE INFORMATION.................................................i

REPORTS TO NOTEHOLDERS.........................................................i

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...............................ii

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS.............................ii

SUMMARY OF THE OFFERING.....................................................viii
          Securities Offered................................................viii
          Parties...........................................................viii
          Interest Rates....................................................viii
          Payments............................................................ix
          Stated Maturity Date.................................................x
          Redemption Provisions................................................x
          The Student Loans We Purchase.......................................xi
          Portfolio Characteristics...........................................xi
          Student Loan Guarantees.............................................xi
          Indenture..........................................................xii
          Subordinated Notes.................................................xii
          Funds .............................................................xii
          Credit Enhancement................................................xiii
          Registration of Notes.............................................xiii
          Certain Federal IncomeTax Consequences............................xiii
          ERISA Considerations..............................................xiii
          Ratings............................................................xiv

RISK FACTORS...................................................................1
          The Notes are Payable Solely From the Trust Estate...................1
          Failure to Comply with Loan Origination and Servicing
               Procedures for Student Loans May Result in
               Loss of Guarantee and Other Benefits............................1
          Risk of Loss from Use of Shared Lender Identification Number.........1
          Perfection of Security Interest in Our Student Loans is
               Dependent Upon Actions of Others................................2
          Insolvency of our Parent Company or Sellers of Loans
               Could Result in Delays in Payment...............................3
          The Validity of Our Loan Purchases May be Challenged.................3
          Changing Assets of the Trust Estate..................................4
          Variability of Our Revenues .........................................4
          Maturity and Prepayment Considerations...............................4
          Unsecured Nature of Financed Eligible Loans; Financial
              Status of Guarantee Agencies ................................... 5
          Reliance Upon Sellers................................................5
          Congressional Actions May AffectOur Student Loan Portfolio...........5
          Competition Created by the Federal Direct Student Loan Program
             May Impact Our Student Loan Program...............................6
          Early Payment of the Notes...........................................6
          Subordination of Class Band Class C Notes;
             Limited Assets for Payments.......................................6
          Issuance of Additional Notes.........................................6
          Different Rates of Change in Interest Rate Indexes
              May Affect Our Cash Flow.........................................7
          Book-Entry Registration..............................................7
          Ratings of the Notes.................................................7

DESCRIPTION OF THE NOTES.......................................................8
          General..............................................................8
          Fixed Rate Notes.....................................................8
          ARC Notes............................................................8
          LIBOR Rate Notes.....................................................9
          Treasury Rate Notes..................................................9
          Accrual Notes.......................................................10
          Payments of the Notes...............................................10
          Mandatory Redemption................................................10
          Optional Redemption.................................................11
          Extraordinary Optional Redemption...................................11
          Optional Purchase...................................................12
          Notice and Partial Redemption of Notes..............................12
          Accelerated Maturity of Notes.......................................12

SECURITY AND SOURCES OF PAYMENT FOR THE NOTES.................................12
          General.............................................................12
          Funds and Flow of Revenues..........................................13
          Acquisition Fund; Purchase and Sale of Financed Student Loans.......15
          Revenue Fund........................................................16
          Reserve Fund........................................................17
          Operating Fund......................................................17
          Investment of Funds Held by Trustee.................................18
          Purchase of Notes...................................................18

DEFINITIONS AND PROVISIONS RELATEDTO ARC NOTES AND AUCTION PROCEDURES.........18
          Auction-Related Definitions.........................................19
          Summary of Auction Procedures.......................................25
          Auction Procedures..................................................27
          ARC Note Interest Rate..............................................30

ARC NOTE SETTLEMENT PROCEDURES................................................43

DEFINITIONS AND PROVISIONSRELATED TO LIBOR RATE NOTES.........................46
          LIBOR-Related Definitions...........................................46
          Interest on LIBOR Rate Notes........................................48
          Payments............................................................48
          Notice of Payment Defaults and Cures................................49
          Calculation of Rates;Termination of Book-Entry System...............49
          Computation of Interest.............................................49
          Notification of Rates, Amounts and Payment Dates....................50
          Calculation Agent...................................................50
          Credit Ratings......................................................51
          Notice..............................................................51
          Notice of Payment Default...........................................51

BOOK-ENTRY REGISTRATION.......................................................51

ADDITIONAL NOTES..............................................................56

SUMMARY OF CERTAIN PROVISIONS OF THE INDENTURE................................56
          Parity and Priority of Lien.........................................57
          Other Obligations of the Company....................................57
          Derivative Products; Reciprocal Payments;
                Issues Derivative Payments....................................57
          Payment of Principal, Interest and Premium..........................58
          Representations and Warranties of the Company.......................58
          Further Covenants of the Company....................................58
          Enforcement of Servicing Agreement..................................59
          Additional Covenants with Respect to the Higher Education Act.......60
          Student Loans; CollectionsThereof; Assignment Thereof...............61
          Continued Existence; Successor to Company...........................61
          Events of Default...................................................61
          Remedies on Default.................................................62
          The Trustee.........................................................65
          Supplemental Indentures.............................................70
          Trust Irrevocable...................................................73
          Satisfaction of Indenture...........................................73

DESCRIPTION OF CREDIT ENHANCEMENT.............................................74
          General.............................................................74
          Subordinate Notes...................................................74
          Letter of Credit....................................................74
          Note Insurance and Surety Bonds.....................................75
          Reserve Fund........................................................75

THE COMPANY...................................................................76

THE COMPANY'S STUDENT LOAN PROGRAM............................................78
          Servicing of Financed Student Loans.................................78
          The Servicing Agreements............................................79
          UNIPAC..............................................................79

SELLERS REPRESENTATIONS AND WARRANTIES........................................80
          Representations and Warranties-Portfolio Characteristics............80
          Representations and Warranties-Eligible Loans.......................80
          Repurchase Obligation of Seller.....................................83

DESCRIPTION OF THE FEDERAL FAMILY EDUCATION LOAN PROGRAM......................83

DESCRIPTION OF THE GUARANTEE AGENCIES.........................................96

WEIGHTED AVERAGE LIFE OF THE NOTES...........................................101

FEDERAL INCOME TAX CONSEQUENCES..............................................102
          Characterization of the Trust Estate...............................102
          Characterization of the Notes as Indebtedness......................103
          Taxation of InterestIncome of Registered Owners....................103
          Backup Withholding.................................................104
          Limitation on the Deductibility of Certain Expenses................105
          Tax-Exempt Investors...............................................105
          Sale or Exchange of Notes..........................................105

ERISA CONSIDERATIONS.........................................................106

CERTAIN RELATIONSHIPS AMONG FINANCING PARTICIPANTS...........................107

PLAN OF DISTRIBUTION.........................................................107

LEGAL MATTERS................................................................108

FINANCIAL INFORMATION........................................................108

RATINGS......................................................................109
          Index to Defined Terms.............................................110
          Glossary of Terms..................................................115

APPENDIX II- GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES..II-1

                             SUMMARY OF THE OFFERING

        The following summary highlights selected information from this Prospectus but does not contain all of the information you should consider before making an investment decision. Before deciding to purchase the Notes, you should read the more detailed information appearing in this Prospectus and in the related Prospectus Supplement. Capitalized terms used in this Prospectus that are not defined have the meanings assigned to them in "Index to and Glossary of Certain Terms."

Overview We will from time to time offer various classes of our Notes. We will purchase pools of student loans with the proceeds we receive from these sales. We will pledge these student loans as collateral for our Notes. Unlike other issuers that create separate trusts each time they sell securities, all of the Notes we sell pursuant to this Prospectus and a Prospectus Supplement will be secured by all student loans that we purchase and pledge as collateral, unless we state otherwise for a particular series of the Notes in a Prospectus Supplement. The priority of payments among the various classes of Notes we sell will be described in the related Prospectus Supplement. These payments will come principally from amounts received on the student loans.

Securities Offered  Our Student Loan Asset-Backed Notes will be issued in one or more series, and there will be one or more classes of Notes within each series. The Notes will be secured by a revolving pool of student loans, referred to as the financed student loans, and other property held in trust for the benefit of the owners of the Notes. The Notes will be designated as Class A Notes, Class B Notes or Class C Notes. The Class A Notes will be Senior Notes having certain preferences with respect to funds available for payment of principal and interest. Class B Notes are subordinated in certain respects to the Class A Notes, and the Class C Notes are subordinated in certain respects to Class A Notes and Class B Notes. The Notes will be issued pursuant to the terms of the Indenture described below.

Parties Union Financial Services-1, Inc., a Nevada corporation, is the issuer of the Notes and is sometimes referred to as the "Company." You may contact us at 1801 California Street, Suite 3920, Denver, Colorado 80202, or by phone at
                    (303)292-6930.

                    We expect to use the proceeds of the Notes to acquire student loan portfolios from Union Bank and Trust Company, a Nebraska state bank, or other eligible lenders as defined under the Higher Education Act and described in the Prospectus Supplement.

                    Union Bank and Trust Company will act as the "servicer," and UNIPAC Service Corporation, a Nebraska corporation, will act as "subservicer" of our financed student loans. We may appoint other entities to act as a servicer or subservicer of our financed student loans if approved by the Rating Agencies rating our Notes. All servicers and subservicers will be identified in the related Prospectus Supplement. See "Certain Relationships Among Financing Participants."

                    Zions First National Bank, or such other entity as may be specified in a Prospectus Supplement, will serve as the "Trustee" under the Indenture.

Interest Rates      The  Prospectus  Supplement  will   specify   the   interest
                    that will be paid on our Notes. The interest rate may be fixed for the full term of the Notes, or the interest rate may be subject to periodic adjustment as described below.

                    ARC Notes. We may issue classes of Notes that bear interest at a rate determined by auction. The initial interest rate for these ARC Notes will be specified in the Prospectus Supplement. The interest rates for the ARC Notes will be reset at the end of the initial interest period and each subsequent interest period pursuant to the Auction Procedures. For each auction, the holders of ARC Notes may submit orders through a Broker-Dealer that specify the principal amount of ARC Notes they wish to hold, purchase or sell at various interest rates. A holder of ARC Notes that fails to submit an order for some or all of its ARC Notes will be deemed to have submitted a hold order at the new Auction Rate for the ARC Notes owned by that holder for which no order is submitted. As part of the Auction Procedures, Broker-Dealers also solicit bids from non-holders interested in acquiring ARC Notes as to the principal amount of ARC Notes they wish to purchase at various interest rates. The Auction Rate for any Auction Date generally will be the lowest interest rate at which all sell orders are fulfilled, but in no event greater than the maximum auction rate specified in any Supplemental Indenture. In connection with each Auction, the ARC Notes will be bought, sold or held at par plus accrued interest, if any.

                    The Auction Procedures are further summarized and an example of an Auction is included under "Definitions and Provisions Related to ARC Notes and Auction Procedures-Summary of Auction Procedures."

                    Index Rate Notes. The interest rate for some of our Notes may be determined by reference to the London Interbank Offered Rate ("LIBOR") or by reference to United States Treasury securities. These "Index Rate Notes" will bear interest at an initial rate specified in the Prospectus Supplement. Thereafter, the interest rate for LIBOR Rate Notes will be determined from time to time as described under "Definitions and Provisions Related to LIBOR Rate Notes" by reference to the rate of interest described as the LIBOR-Based Rate, and the interest rate for Treasury Rate Notes will be determined as described under "Description of the Notes-Treasury Rate Notes" by reference to the rate of interest paid on designated U.S. Treasury Securities. See "Description of the Notes-LIBOR Rate Notes" and "-Treasury Rate Notes."

                    Accrual Notes. We may issue one or more classes of Accrual Notes. Accrual Notes will not be entitled to receive payments of interest during the designated accrual period. Instead, interest accrued on such Accrual Notes will be capitalized and added to their principal balance. The rate of interest to be accrued and the accrual period will be specified in the related Prospectus Supplement. See "Description of the Notes-Accrual Notes."

Payments We will make payment of principal and interest due on the Notes solely from the assets held by the Trustee in a trust estate created by the Indenture described below. That trust estate will consist of a revolving pool of student loans and moneys payable thereon and funds in accounts held by the Trustee under the Indenture. Interest on the Notes will be paid on the dates specified in the Prospectus Supplement, which are referred to as "Interest Payment Dates." The principal balance of the Notes of each series will be payable in full on the stated maturity date, unless earlier redeemed or repaid as described in this Prospectus or in the related Prospectus Supplement.

Stated Maturity
Date The Stated Maturity for each class of Notes will be specified in the related Prospectus Supplement.

Redemption Provisions
                    Each series of the Notes will be subject to redemption as described in the Prospectus Supplement. Redemption provisions that may apply to a series of the Notes are described below.

                    Mandatory Redemption. We intend to use principal payments that we receive on the financed student loans to purchase additional student loans for a period of time specified in the Prospectus Supplement. During this period, we will pay interest on the Notes as it becomes due. However, we will not make principal payments on the Notes or redeem Notes during the recycling period, unless the terms of a series of the Notes described in the Prospectus Supplement provide for such payments or redemptions.

                    The period during which we may purchase additional student loans may be extended with the consent of the Rating Agencies or the provider of any credit enhancement for the Notes. Once the period during which we may purchase loans has ended, we will be required to use the principal payments that we receive on the financed student loans to redeem Notes. The redemptions will be made at a price equal to the principal amount of the Notes to be redeemed plus accrued and unpaid interest.

                    Generally, all of the Class A Notes will be redeemed before any of the Class B or Class C Notes are redeemed, and all of the Class B Notes will be redeemed before any of the Class C Notes are redeemed. However, we have the option of redeeming some or all of the Class B Notes before all of the Class A Notes are redeemed if the ratio of our assets to our liabilities exceeds levels specified in the Prospectus Supplement.

                    The Prospectus Supplement for a series of the Notes may provide for the deposit of the proceeds from those Notes into the Acquisition Fund to be used to purchase student loans on or before a specified date. If we do not use those proceeds to purchase student loans by the specified date, we will be obligated to redeem Notes.


                    Optional Redemption. We may redeem Notes in our sole discretion from interest payments received on financed student loans that are not needed to pay interest on the Notes and our expenses.

                    Extraordinary Optional Redemption. We may redeem Notes in our sole discretion if we determine that we cannot acquire student loans, that the rate of return on financed student loans has materially decreased, or that the costs of administering the trust estate have placed unreasonable burdens upon our ability to perform our obligations under the Indenture.

                    Optional Purchase. We may purchase all of the Notes in our sole discretion when the aggregate current principal balance of the Notes is less than or equal to 10% of the initial aggregate principal balance of the Notes on their respective date of original issuance. See "Description of the Notes-Optional Purchase" herein.

                    Partial Redemption. If less than all of the Notes of any series are to be redeemed or purchased pursuant to a mandatory redemption, an optional redemption or an extraordinary optional redemption, we will determine the classes of Notes that we will redeem. Generally, Class A Notes will be redeemed before Class B Notes and Class B Notes will be redeemed before Class C Notes. See "Description of the Notes-Notice and Partial Redemption of Notes" herein.

The Student
Loans We Purchase   The student loans that we purchase will have been originated under the Federal Family Education Loan Program, referred to as the FFELP, to students enrolled in qualified accredited institutions of higher education. Each seller of loans will make representations and warranties to us concerning the validity and enforceability of each student loan and the guarantee of payment of each student loan by a Guarantee
                    Agency. If those representations and warranties prove to have been materially incorrect for a loan, or if a Guarantee
                    Agency refuses to make payments on a defaulted student loan because of events that occurred before we purchased it, then the seller will be obligated under the loan sale agreement to repurchase the loan from us.

                    The borrowers on most student loans are not required to make payments during the period in which the borrowers are in school and for certain authorized periods thereafter as described in the Higher Education Act (the "Deferral Phase"). The Department of Education will make all interest payments during the Deferral Phase on certain of the student loans. For all other student loans, interest generally will be capitalized and added to the principal balance of the loan. The trust estate will consist of student loans that are in the Deferral Phase as well as student loans for which the borrower is required to make payments of principal and interest (the "Repayment Phase"). The proportions of the loans in our portfolio that are in the Deferral Phase and the Repayment Phase will vary through the period that the Notes are outstanding.

Portfolio Characteristics
                    The characteristics of the portfolio of student loans we expect to acquire with the proceeds of the Notes of any series, and the characteristics of the existing portfolio held by the Trustee for us, will be described in the Prospectus Supplement. See "Seller Representations and Warranties."

Student Loan
Guarantees          The payment of principal and interest on all of our financed student loans will be  guaranteed  by  designated  guarantee
                    agencies  and  will  be  reinsured  by  the  United   States
                    Department  of  Education  pursuant to the Higher  Education
                    Act. The guarantee of our loans, however, is contingent upon our complying with a variety of regulations concerning origination and servicing of the loans. Failure to follow these regulations may result in the guarantee claim for a loan being denied. See "Risk Factors-Failure to Comply with Loan Origination and Servicing Procedures for Student Loans
                    May Result in Loss of Guarantee and other Benefits" and "Description of the Guarantee Agencies-Federal Insurance and
                    Reimbursement of Guarantee Agencies" herein.

                    Student loans originated prior to October 1, 1993 are fully guaranteed as to principal and accrued interest. Student loans originated after October 1, 1993 are guaranteed as to 98% of principal and accrued interest and loans.

                    The Higher Education Act provides that the full faith and credit of the United States is pledged to the reinsurance payments due from the Department of Education to the Guarantee Agencies. In addition, the Higher Education Act provides that if the Secretary of Education determines that a Guarantee Agency is unable to meet its obligations to holders of loans, such as the Trustee, then the holders may submit guarantee claims directly to the Department of Education and the Department of Education is required to pay to the holders the full insurance obligation of such Guarantee Agency until such time as the obligations are transferred to a new Guarantee Agency capable of meeting such obligations, or until a qualified successor Guarantee Agency assumes such obligations. Delays in receiving reimbursement could occur if a Guarantee Agency fails to meet its obligations.

Indenture           We will issue the Notes  pursuant to an  Indenture  of Trust between  us and the  Trustee.  Each  series of Notes will be
                    issued  pursuant  to  a  Supplemental   Indenture  of  Trust
                    applicable to such series, which may create a separate trust estate to secure the repayment of a particular series of Notes.

Subordinated Notes  The  rights  of the  owners  of  Class  B Notes  to  receive payments of principal and interest will be subordinated to such rights of the owners of the Class A Notes. The rights of the owners of Class C Notes to receive payments of principal and interest will be subordinated to such rights of the owners of the Class B Notes and the Class A Notes. This subordination is intended to enhance the likelihood of regular receipt by the owners of the more senior Notes of the full amount of scheduled payments of principal and interest due them and to protect such owners against losses. A failure to pay principal or interest to the owners of the Subordinate Notes as due while any Senior Notes remain outstanding will not constitute an event of default. See "Security and Sources of Payment for the Notes" and "Summary of Certain Provisions of the Indenture" herein.

Funds The Trustee will establish an Acquisition Fund, Revenue Fund, Operating Fund and Reserve Fund under the terms of the Indenture. In addition, there are certain other funds and accounts that may be established under the Indenture as described herein under "Security and Sources of Payment for the Notes."

                    All funds that we receive with respect to the financed student loans will be allocated between principal and interest. We will deposit the interest portion into the Revenue Fund and the principal portion will be deposited into the Acquisition Fund.

                    Revenue Fund. Generally, the funds on deposit in the Revenue Fund will be used by us to pay the fees and expenses of the trust estate and interest and principal on the Notes. Extra amounts in the Revenue Fund will be transferred to the Reserve Fund, to the extent of any deficiency, or to the Acquisition Fund for use in acquiring additional student loans. See "Security and Sources of Payment for the Notes-Revenue Fund" herein.

                    Acquisition Fund. When we issue a series of Notes, we will deposit into the Acquisition Fund most of the proceeds we receive. These funds will be used to acquire the student loans identified in the related Prospectus Supplement and pay certain costs related to the issuance of such Notes. Principal received on the financed student loans generally will be deposited in the Acquisition Fund and will be used to acquire additional student loans until the date that will be specified in a Prospectus Supplement. That date may be extended with the approval of the rating agencies that provide ratings for our Notes, the provider of any surety bond or any note insurer for the Notes. After the date specified in the Prospectus Supplement, we will use all moneys remaining in the Acquisition Fund with respect to a series to redeem Notes.

                    If moneys in the Revenue Fund are insufficient to make certain distributions therefrom (relating generally to interest payments, redemption amounts and certain losses), we may fund the remaining insufficiency from transfers from the Acquisition Fund.

                    Operating Fund. Amounts will be deposited into the Operating Fund on the date of issuance with respect to any series of the Notes as specified in the related Prospectus Supplement. Moneys will also be transferred to the Operating Fund from the Revenue Fund from time to time. Such amounts will be applied to pay the Company's administrative costs.

                    Reserve Fund. An amount will be deposited into the Reserve Fund on the date of issuance with respect to any series of the Notes as specified in the related Prospectus Supplement. At any time thereafter, the amount required to be deposited in the Reserve Fund with respect to the Notes shall be an amount specified in a Prospectus Supplement.

                    We will use moneys in the Reserve Fund to pay interest and principal on the Notes if there are no funds left in the other funds and accounts created under the Indenture. See "Security and Sources of Payment for the Notes" herein.

Credit Enhancement  We may establish credit enhancement for a series of Notes in the form of insurance policies or bonds, subordination of certain classes or subclasses, one or more reserve funds, letters of credit, guarantees or other arrangements acceptable to each rating agency rating the Notes to provide for coverage of certain risks of defaults or losses, as described in the related Prospectus Supplement. See "Description of Credit Enhancement" herein.

Registration
 of Notes The Notes of each class of any series initially will be represented by a single certificate registered in the name of Cede & Co. ("Cede"), as a nominee of The Deposit Trust Corporation ("DTC") or Cedelbank, S.A. or the Euroclear System, unless otherwise specified in the Prospectus
                    Supplement. You will not be entitled to a definitive certificate representing your interest, except in the event that definitive securities are issued under the limited circumstances described below. See "Book Entry Registration" herein.

Certain Federal Income

Tax Consequences    The Notes  will be treated  as debt of the  Company,  rather than as an interest in our financed student loans, for federal income tax purposes, unless otherwise specified in the related Prospectus Supplement. You will be required to include in income interest on the Notes as paid or, in the case of Notes issued with original issue discount, as accrued, in accordance with your accounting methods and the provisions of the Internal Revenue Code, including, if applicable, provisions regulating original issue discount.
                    See "Federal Income Tax Consequences" herein.

ERISA Considerations
                    Assuming that the Notes of any class should be treated as indebtedness without substantial equity features under the plan asset regulations issued by the Department of Labor (as set forth in 29 CFRss. 2510.3-101), such Notes are eligible for purchase by or on behalf of employee benefit plans, retirement arrangements, individual retirement accounts and Keogh Plans, subject to certain considerations discussed under "ERISA Considerations" herein or as otherwise described in the related Prospectus Supplement.

Ratings It is a condition to the issuance of the Notes that we have each class being publicly offered rated no less than investment grade by at least one nationally recognized statistical rating organization at the time of issuance. See "Ratings" herein.

                                  RISK FACTORS

        You should consider the following factors regarding your purchase of the Notes.

The Notes are Payable Solely
From the Trust Estate

        We will pay interest and principal on the Notes solely from the funds and assets held in the trust estate created under the Indenture. No insurance or guarantee of the Notes will be provided by any government agency or instrumentality, by any affiliate of the Company, by any insurance company or by any other person or entity, except to the extent that credit enhancement is provided for a series or class of Notes as described in a Prospectus Supplement. Therefore, your receipt of payments on the Notes will depend solely on the amount and timing of payments and collections on the financed student loans held in the trust estate, interest paid or earnings on the funds held in the accounts established pursuant to the Indenture, amounts on deposit in the Reserve Fund and other funds held in the trust estate and any form of credit enhancement described in the Prospectus Supplement. You will have no additional recourse against us or any of our other assets if those sources of funds for repayment of the Notes are insufficient.

Failure to Comply with Loan Origination
and Servicing Procedures for Student Loans
May Result in Loss of Guarantee and Other Benefits

        The Higher Education Act and its implementing regulations require holders of student loans and Guarantee Agencies guaranteeing student loans to follow specified procedures in making and collecting student loans. Generally, those procedures require that

    o  A completed loan application be submitted

    o  The applicant be an eligible borrower attending an eligible institution

    o  The borrower's responsibilities under the loan be explained to him or her

    o  The promissory note evidencing the loan be executed by the borrower

    o  The loan proceeds be disbursed in a specified manner by the lender

    o  The lender establish repayment terms with the borrower

If a borrower becomes delinquent in repaying a loan, specified collection procedures must be followed, which vary depending upon the length of time a loan is delinquent. See "The Company's Student Loan Program" and "Description of the Federal Family Education Loan Program" herein.

         If we fail to follow these procedures, or if any seller or any other originator of our financed student loans failed to follow the procedures, the Department of Education and the Guarantee Agencies may refuse to pay claims submitted by the Trustee. Any such refusal would reduce the revenues of the trust estate and impair our ability to pay principal and interest on the Notes. See "Description of the Federal Family Education Loan Program" herein.

Risk of Loss from Use of Shared
Lender Identification Number

        Every holder of loans originated under the FFELP is required to obtain a lender identification number from the Department of Education. The Trustee will use the same the Department of Education lender identification number for the trust estate that is being used by the Trustee for another trust that was created to secure repayment of other notes that we have issued. We may create additional trusts in the future for which the same lender identification number will be used.

        The billings submitted by the Trustee to the Department of Education for interest subsidy and special allowance payments on financed student loans held in the trust estate will be consolidated with the billings of such payments for student loans in other trusts using the same lender identification number. Payments on such billings will be made by the Department of Education in lump sum form. The Trustee will allocate such payments among the various trusts using the same lender identification number.

        The sharing of the lender identification number with other trusts may result in the receipt of claim payments being made by the Guaranty Agencies in lump sum form. In that event, payments would be allocated among the trusts in a manner similar to the allocation process for interest subsidy and special allowance payments.

        The Department of Education regards the Trustee as the party primarily responsible to the Department of Education for any liabilities owed to the Department or the Guaranty Agencies resulting from the Trustee's activities in the FFELP. As a result, if the Department or a Guaranty Agency were to determine that the Trustee owes a liability to the Department or such Guaranty Agency on any student loan included in a trust using the shared lender identification number, the Department or such Guaranty Agency could attempt to collect that liability by offset against amounts due the Trustee under the shared lender identification number, including amounts owed in connection with the trust securing repayment of the Notes. Any such offset could impair our ability to pay principal and interest on the Notes when due.

        In addition, other trusts using the shared lender identification number may in a given calendar quarter incur consolidation loan origination fees that exceed the interest subsidy payments and special allowance payments payable by the Department of Education on the loans in such other trusts, resulting in the aggregate payment from the Department received by the Trustee under such lender identification number for that quarter equaling an amount that is less than the amount owed by the Department on the student loans in the trust securing repayment of the Notes for that quarter. If we do not receive payments from the Department when due it may impair our ability to pay principal and interest on the Notes when due.

Allocation of Student Loans Among Trust Estates

        We have previously established a trust to secure repayment of other debt obligations of the Company that is separate from the trust estate that will secure the Notes described herein, and we may create additional trusts in the future. In the event that we are not able to purchase student loans of acceptable quality to fully utilize the funds available in all of these trusts, we may elect to allocate available student loans to one trust rather than another. If that were to occur so that funds in the Acquisition Fund were not used to purchase student loans, we would be required to use those funds to redeem Notes. See "Description of the Notes-Mandatory Redemption."

Perfection of Security Interest
in Our Student Loans is
Dependent Upon Actions of Others

        The perfection of the Trustee's security interest in the financed student loans held in the trust estate is to be accomplished by the Trustee taking possession of the promissory notes evidencing the loans and by the filing of financing statements. We expect that possession by the Trustee will be accomplished by delivery of the promissory notes to a servicer or subservicer, acting as custodial agent for the Trustee. In the event the custodial agent acts contrary to its obligations under its custodian agreement, and relinquishes possession of the promissory notes to any party other than the Trustee or the Trustee's agent, the security interest of the Trustee in the student loans so released may become unperfected. In addition, we expect that the Trustee will use UNIPAC as its custodial agent. While we have received an opinion of counsel, subject to the assumptions and limitations set forth therein, that the Trustee has a first priority perfected security interest in the financed student loans, because of the affiliation between UNIPAC and Union Bank, the perfection of the Trustee's security interest in the financed student loans by UNIPAC taking possession is not entirely free from doubt. Such perfection may be challenged by a receiver or other creditor of Union Bank in the event of Union Bank's insolvency or otherwise. See "Certain Relationships Among Financing Participants" herein.

Insolvency of our Parent Company
or Sellers of Loans Could Result in
Delays in Payment

        We have taken steps in structuring our student loan purchase transactions so that the voluntary or involuntary application for relief by a seller or by our parent company, Union Financial Services, Inc., under the United States Bankruptcy Code or other insolvency laws, will not result in consolidation of our assets and liabilities with those of any seller or affiliate. These steps include the creation of the Company as a separate, limited-purpose subsidiary of Union Financial Services, Inc. pursuant to a certificate of incorporation that limits our business operations to the issuance of the Notes, the purchase of student loans and related activities. However, a court could still conclude that our assets and liabilities should be consolidated with those of any seller or Union Financial Services, Inc. in a proceeding under any insolvency law. If a court were to reach such a conclusion, or if we were to make a filing under any insolvency law, or if an attempt were made to litigate any of the foregoing issues, then delays in payments on the Notes could occur or reductions in the amounts of such payments could result.

        We have structured our student loan purchases so that the transfer of the loans by any seller constitutes a "true sale." If the transfer constitutes such a true sale, the loans and the proceeds thereof would not be the property of the seller should it become the subject of any insolvency law subsequent to the sale. Each seller will warrant to us that the sale of loans is a valid sale. Nevertheless, if a seller were to become subject to an insolvency law, a creditor or trustee-in-bankruptcy could take the position that the sale of loans by the seller should instead be treated as a pledge of the loans to secure a borrowing of the seller. In that event, we could experience delays in receiving payments on our student loans, which could result in delays or reductions in the amounts available to pay to the holder of our Notes. If a sale of loans is treated as a pledge instead of a sale, a tax or government lien on the property of the seller arising before the sale of student loans to us may have priority over the Trustee's security interest in those student loans.

The Validity of Our Loan Purchases May be Challenged

        Each seller will intend that the transfers of student loans to us under a student loan purchase agreement constitute valid sales and assignments of the loans. In the event of insolvency of such seller, however, its affairs, if a bank, might become subject to Federal Deposit Insurance Corporation receivership. The FDIC, as a receiver, or a court could treat the transfer of the loans as an assignment of collateral as security for our benefit as a creditor of the seller. If the transfer of the loans is deemed to create a security interest therein, a tax or government lien on property of the seller arising before the loans were transferred may have priority over our interest in the loans. If a seller becomes subject to receivership, and the transfer of the loans is deemed to create a security interest, the security interest should not be subject to avoidance and payments we receive with respect to the loans should not be subject to recovery by such seller's creditors, to the extent that such interest was validly perfected before such seller's insolvency and was not taken in contemplation of insolvency or with the intent to hinder, delay or defraud such seller or its creditors. We have received an opinion of counsel, subject to the assumptions and limitations set forth therein, that the provisions of the Indenture and related agreements and the actions required thereunder in connection with our purchase of student loans are sufficient to create both a perfected security interest in favor of the Trustee in any such loans, if the transfer by such seller is considered as an assignment of collateral as security for an obligation, which interest is prior to that of any creditor of such seller, as well as a perfected security interest in favor of the Trustee in the financed student loans, which interest is prior to that of any other creditor of our company. Nevertheless, we may experience delays in receipt of funds with respect to the loans in such circumstances. Moreover, the FDIC may seek to effect the release of the loans to it, as receiver, by accelerating a seller's "debt" and repaying the outstanding amount thereof. See "Risk Factors-Reliance Upon Sellers" and "Perfection of Security Interest in our Student Loans Is Dependent upon Actions of Others" herein.

        With respect to a seller that is not a bank or an insurance company, we will structure the purchase of loans from such seller as a "true sale" for purposes of any voluntary or involuntary petition for relief under the United States Bankruptcy Code or any similar applicable federal or state law of such seller, so that upon the occurrence of any insolvency proceeding, such loans would not be consolidated into the bankruptcy estate of the seller. A court might, however, treat the sale as an assignment of the loans as collateral security for the benefit of the Noteholders. If a sale is deemed to create a security interest in the loans, a tax or governmental lien on property of such seller arising before the loans came into existence may have priority over the Trustee's interest in such loans. If the seller becomes subject to an insolvency proceeding, to the extent that the transfer of the loans is deemed to create a security interest, and such security interest should not be subject to avoidance, and payments to the Trustee with respect to the loans should not be subject to recovery by such seller's creditors to the extent that interest was validly perfected before such seller's insolvency or bankruptcy and was not taken in contemplation of insolvency or bankruptcy or with the intent to hinder, delay or defraud such seller or its creditors. Nevertheless, we may experience delays in receipt of funds with respect to the loans purchased from a seller in such circumstances. See "Risk Factors-Reliance Upon Seller" and "-Perfection of Security Interest in our Student Loans Is Dependent upon Actions of Others" herein.

Changing Assets of the Trust Estate

        We intend to use the principal payments that we receive on our financed student loans to purchase additional student loans from sellers. The Prospectus Supplement for a series of the Notes will specify a date after which no such additional purchases will occur. Each student loan that we purchase and the related guarantee must be valid and enforceable and we will attempt to maintain for our portfolio of loans the aggregate characteristics described in the
Prospectus Supplement for a series of our Notes. However, the actual characteristics of the loans in our portfolio will change from time to time due to factors such as repayment of the loans in the normal course of business, sale or purchase of loans or the occurrence of delinquencies or defaults.

Variability of Our Revenues

        The payments we receive on our financed student loans may be different from the payments that are actually due, for a variety of economic, social and other reasons. Failures by borrowers to make timely payments of the principal and interest due on the loans will affect the revenues of the trust estate, which may reduce the amounts available to pay principal and interest due on the Notes.

Maturity and Prepayment Considerations

        Our financed student loans may be prepaid at any time without penalty. Factors affecting prepayment of loans include general economic conditions, prevailing interest rates and changes in the borrower's job, such as transfers and unemployment. Prepayment rates are also affected by refinancing opportunities which may provide more favorable repayment terms, such as those offered under consolidation loan programs like the federal direct consolidation loan program. We do not have sufficient information to be able to estimate the rate of prepayment with respect to the student loans in the trust estate. If we are not able to use those principal receipts to purchase new loans, we will use those funds to redeem the Notes.

        Scheduled payments with respect to, and the maturities of, our financed student loans may be extended as authorized by the Higher Education Act. Also, periods of forbearance or refinancings through consolidation loans having longer maturities may lengthen the remaining term of the loans and the average life of each class of Notes. Any reinvestment risks resulting from a faster or slower incidence of prepayment of loans will be borne entirely by you.

        The rate of principal payments to you on the Notes and the yield to maturity of the Notes will be directly related to the rate of payments of principal on our financed student loans. Changes in the rate of prepayments may significantly affect your actual yield to maturity, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier a prepayment of principal of a loan, the greater the effect on your yield to maturity. The effect on your yield as a result of principal payments occurring at a rate higher or lower than the rate anticipated by you during the period immediately following the issuance of the Notes will not be offset by a subsequent like reduction, or increase, in the rate of principal payments. See "Weighted Average Life of the Notes" herein.

Unsecured Nature of Financed Eligible Loans;
Financial Status of Guarantee Agencies

        The Higher Education Act requires that all student loans be unsecured. As a result, the only security for payment of our financed student loans are the guarantees provided by the Guarantee Agencies. A deterioration in the financial status of a Guarantee Agency and its ability to honor guarantee claims on defaulted student loans could delay or impair the Guarantee Agency's ability to make claims payments to the Trustee. The financial condition of a Guarantee Agency can be adversely affected if it submits a large number of reimbursement claims to the Department of Education, which results in a reduction of the amount of reimbursement that the Department is obligated to pay the Guarantee Agency. The Department may also require a Guarantee Agency to return its reserve funds to the Department upon a finding that the reserves are unnecessary for the Guarantee Agency to pay its program expenses or to serve the best interests of the federal student loan program. The inability of any Guarantee Agency to meet its guarantee obligations could reduce the amount of principal and interest paid to you as the owner of the Notes.

        If the Department has determined that a Guarantee Agency is unable to meet its guarantee obligations, the loan holder may submit claims directly to the Department of Education and the Department is required to pay the full guaranty claim amount due with respect thereto. See "Description of the Guarantee Agencies" herein. However, the Department's obligation to pay guarantee claims directly in this fashion is contingent upon the Department making the determination referred to above. The Department may not ever make such a determination with respect to a Guarantee Agency and , even if such a determination were made, payment of such guarantee claims may not be made in a timely manner.

Reliance Upon Sellers

        We expect to acquire additional student loans from sellers from time to time. We also expect that each seller will be able to make certain representations and warranties with respect to each loan student and that we will be able to maintain certain overall portfolio characteristics in connection with such acquisitions. If we are not able to use principal payments that we receive on our financed student loans to purchase additional loans that meet our requirements, we will use those amounts to redeem your Notes.

        Each student loan purchase agreement requires the seller to repurchase its loans if the representations and warranties made by the seller prove not to be true or if a claim for a loan is denied because of events occurring before the sale. We cannot be certain, however, that a seller will be financially able to repurchase loans if called upon to do so. See "Risk Factors," "-Failure to Comply with Loan Origination and Servicing Procedures for Eligible Loans" and "Seller Representations and Warranties" herein.

Congressional Actions May Affect
Our Student Loan Portfolio

        The Department of Education's authority to provide interest subsidies and federal insurance for loans originated under the Higher Education Act terminates on a date specified in the Higher Education Act. The Higher Education Act Amendments of 1998 extended the principal provisions of the Federal Family Education Loan Program to loans made on or before September 30, 2004. While Congress has consistently extended the effective date of the Higher Education Act and the FFELP, it may elect not to reauthorize the Department's ability to provide interest subsidies and Federal insurance for loans. Such a failure of reauthorization would not affect the financed student loans we then owned, but would reduce the number of loans available for us to purchase in the future.

        Funds for payment of interest subsidies and other payments under the FFELP are subject to annual budgetary appropriation by Congress. In recent years, federal budget legislation has contained provisions that restricted payments made under the FFELP to achieve reductions in federal spending. Future federal budget legislation may adversely affect expenditures by the Department of Education, and the financial condition of the Guarantee Agencies.

        Congress may elect to amend the Higher Education Act or other relevant federal laws, and the Secretary of Education may promulgate rules and regulations, that will adversely impact holders of student loans. For example, changes might be made to the rate of interest paid on student loans, to the level of insurance provided by Guarantee Agencies or to the servicing requirements for student loans. See "Description of the Federal Family Education Loan Program" and "Description of the Guarantee Agencies" herein.

Competition Created by the Federal
Direct Student Loan Program May
Impact Our Student Loan Program

        In 1992, Congress created the Federal Direct Student Loan Program. Under this program, the Department of Education makes loans directly to student borrowers through the educational institutions that they attend. If the Federal Direct Student Loan Program expands, the servicer may experience increased costs due to reduced economies of scale to the extent the volume of loans serviced by the servicer is reduced. Those cost increases could affect the ability of the servicer to satisfy its obligations to service our financed student loans. Loan volume reductions could further reduce revenues received by the Guarantee Agencies available to pay claims on defaulted student loans. The level of competition currently in existence in the secondary market for loans made under the FFELP could be reduced, resulting in fewer potential buyers of student loans and lower prices available in the secondary market for those loans. The Department of Education is implementing a direct consolidation loan program, which may further reduce the volume of loans made under the FFELP and may increase the rate of repayment of our student loans. See "Description of the Federal Family Education Loan Program" herein.

Early Payment of the Notes

        In the event that the proceeds we receive from a series of the Notes have not been fully applied to the acquisition of student loans by the date specified in the related Prospectus Supplement, the owners of the Notes will receive as a prepayment of principal, in the priorities described herein or in the related Prospectus Supplement, the amount remaining in the Acquisition Fund. Notes are also subject to mandatory redemption in the event that we are unable to use principal payments received on our financed student loans to purchase additional student loans.

Subordination of Class B
and Class C Notes; Limited
Assets for Payments

        Payments of interest and principal on the Class B and Class C Notes are subordinated in priority of payment to payments of interest and principal due on the Class A Notes and payments of interest and principal on the Class C Notes are subordinated in priority of payments of interest and principal due on the Class B Notes. Under certain redemption situations, principal on Class B Notes may be redeemed while Class A Notes remain outstanding and the principal on the Class C Notes may be redeemed while the Class A Notes and certain of the Class B Notes remain outstanding. See "Description of the Notes-Notice and Partial Redemption of Notes." Class B Notes are also subordinated to the Class A Notes and the Class C Notes are also subordinate to the Class B Notes as to the direction of remedies upon an Event of Default. The trust estate will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than from payments with respect to the student loans, the Reserve Fund and other funds created therein.

Issuance of Additional Notes

        We may issue additional Notes that are secured by the trust estate. Those additional Notes may be issued on a parity with or subordinate to any of the Class A Notes and senior to, on a parity with or subordinate to the Class B or Class C Notes. We may issue additional Notes pursuant to a supplemental indenture, without the consent or approval of the owners of any Notes then outstanding. However, before issuing additional Notes, we must receive written evidence from each rating agency then rating any outstanding Notes that such rating or ratings will not be reduced or withdrawn as a result of the issuance of the proposed additional Notes. See "Additional Notes" herein.

Different Rates of Change in Interest Rate Indexes May Affect Our Cash Flow

        The interest rate with respect to the Notes of various classes may fluctuate from one interest period to another in response to changes in LIBOR or Treasury security rates or as a result of the auction procedures described in this Prospectus. Our student loans bear interest at the rates described herein under "Description of the Federal Family Education Loan Program" which are generally based upon the bond equivalent yield of the 91 day Treasury Bill rate. If there is a decline in the rates payable on our financed student loans, the amount of funds representing interest deposited into the Revenue Fund may be reduced. If the interest rates payable on our Notes do not decline in a similar manner and time, we may not have sufficient funds to pay interest on the Notes when it becomes due. Even if there is a similar reduction in the rates applicable to any series of the Notes, there may not necessarily be a similar reduction in the other amounts required to be paid out of such funds, such as certain administrative expenses, causing payment of such amounts to be deferred to future periods. Sufficient funds may not be available in future periods to make up for any shortfalls in the current payments of interest on the Notes or expenses of the trust estate.

Book-Entry Registration

        Unless otherwise specified with respect to a series of the Notes in the related Prospectus Supplement, each class of Notes of any series will be initially represented by one or more certificates registered in the name of Cede & Co., the nominee for DTC, Cedelbank, S.A., or the Euroclear System, and will not be registered in the names of the holders of such Notes or their nominees. Because of this, unless and until definitive securities are issued, holders of such Notes will not be recognized by the Trustee as "Registered Owners" as that term is used in the Indenture. Until definitive securities are issued, holders of the Notes will only be able to exercise the rights of registered owners indirectly through DTC and its participating organizations, Cedelbank, S.A., or the Euroclear System. See "Book-Entry Registration" herein.

Ratings of the Notes

        It is a condition to our issuance of the Notes that they be rated as indicated under the caption "Summary of the Offering-Ratings" in the related Prospectus Supplement. Ratings are based primarily on the credit underlying the student loans, the level of subordination, the amount of credit enhancement and the legal structure of the transaction. The ratings are not a recommendation to purchase, hold or sell any class of Notes inasmuch as such ratings do not comment as to the market price or suitability for you as an investor. An additional rating agency may rate the Notes, and that rating may not be equivalent to the initial rating described in the related Prospectus Supplement. Ratings may be lowered or withdrawn by any Rating Agency if in such Rating Agency's judgment circumstances so warrant. See "Ratings."

                            DESCRIPTION OF THE NOTES

        The Notes of each series will be issued pursuant to the Indenture and related Supplemental Indenture of Trust between the Company and the Trustee. The Indenture has been filed as an exhibit to the Company's Registration Statement.

        The following description of the Notes is only a summary of their principal terms. It does do not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Indenture, and related Supplemental Indenture.

General

        The Class A Notes, whenever issued, are designated as "Senior Notes" and the Class B Notes, whenever issued, are designated as "Subordinate Notes". Class C Notes designated as "Junior-Subordinate Notes" may be issued under the Indenture which would be subordinate to the Class A Notes and the Class B Notes.

Fixed Rate Notes

        The Fixed Rate Notes will have a stated maturity set forth in the applicable Prospectus Supplement. The Notes will bear interest from the date and at the rate per annum specified in the applicable Prospectus Supplement. The dates on which the holders of Fixed Rate Notes will receive payments of principal and interest will be specified in the applicable Prospectus Supplement.

ARC Notes

        The ARC Notes will have a stated maturity set forth in the applicable Prospectus Supplement. ARC Notes will bear interest from the date of their issuance at the rate per annum specified in the Prospectus Supplement through the first date of Auction (the "Auction Date") for such Notes. After the Initial Period for each Class of ARC Notes, the Interest Period will initially consist of a number of days (each, an "Auction Period"), as set forth in the applicable Prospectus Supplement. The interest rate for the ARC Notes will be reset at the interest rate determined pursuant to the Auction (the "Auction Rate") pursuant to the Auction Procedures, but in no event will the rate exceed the maximum interest rate relating to an Auction (the "Maximum Auction Rate") per annum specified in the applicable Prospectus Supplement. Except as may otherwise be specified in the related Prospectus Supplement, for each Auction, the holders of the ARC Notes may submit orders through a Broker-Dealer as to the principal amount of ARC Notes they wish to hold, purchase or sell at various interest rates. If no order is received from the holder of an ARC Note, such holder will be deemed to have submitted a hold order at the new Auction Rate for the ARC Notes owned by such holder for which no order is submitted. As part of the Auction Procedures, the Broker-Dealers also solicit bids from non-holders interested in acquiring ARC Notes as to the principal amount of ARC Notes they wish to purchase at various interest rates. The Auction Rate for any Auction Date generally will be the lowest interest rate at which all sell orders are fulfilled, but in no event greater than the Maximum Auction Rate. In connection with each Auction, the ARC Notes will be bought, sold or held at par plus accrued interest. See "Definitions and Provisions Related to ARC Notes and Auction Procedures-Auction Procedures-Auction Note Interest Rate" herein for a more detailed description of the procedures for establishing the Auction Rates and for tendering ARC Notes for Auction. Interest on the ARC Notes will be payable on the first business day following the expiration of each respective Interest Period for such Notes. The date on which a class of ARC Notes is entitled to receive a payment of interest is referred to as the "Interest Payment Date" for such Class. Payments will be made to Registered Owners of the ARC Notes as of the date (the "Record Date") which is the Business Day next preceding the respective Auction Date.

        The Company currently anticipates that there will be at least one Broker-Dealer utilized in connection with an Auction or such other number as may be specified with respect to a series in the related Prospectus Supplement.

        For more  information  on the Auction  procedures see  "Definitions  and
Provisions  Related  to  the  ARC  Notes  and  Auction   Procedures,"  and  "ARC
Note-Settlement Procedures" herein.

LIBOR Rate Notes

        The LIBOR Rate Notes will be dated their date of issuance and will have a stated maturity set forth in the applicable Prospectus Supplement. See "Definitions and Provisions Related to the LIBOR Rate Notes" for the definitions of capitalized terms used in describing the LIBOR Rate Notes. Interest on the LIBOR Rate Notes shall accrue for each Interest Period and shall be payable in arrears on each Interest Payment Date. An "Interest Period" with respect to the LIBOR Rate Notes that pay interest monthly means the period commencing on the date of issuance of the LIBOR Rate Notes through and including the date specified in the related Prospectus Supplement and each period thereafter beginning on the first day of each calendar month and ending on the last day of such calendar month. An "Interest Period" for LIBOR Rate Notes that pay interest quarterly means the period commencing on the date of issuance of the LIBOR Rate Notes through and including the date specified in the related Prospectus Supplement and each period thereafter beginning on the first day of a month and ending on the last day of the specified following month thereafter. Except as otherwise specified with respect to a series of Notes in the related Prospectus Supplement, an "Interest Payment Date" for the LIBOR Rate Notes means the first Business Day of each calendar month, commencing on the date specified in the related Prospectus Supplement or, with respect to a LIBOR Rate Note payable quarterly, on the quarterly dates set forth in the related Prospectus Supplement. If any such date is not a business day, payments of interest will be made on the next succeeding business day.

        Unless otherwise specified in the related Prospectus Supplement, the amount of interest payable to Registered Owners of LIBOR Rate Notes for any Interest Period or part thereof shall be calculated by the Trustee on the basis of a 360-day year for the number of days actually elapsed.

        Unless otherwise specified in the related Prospectus Supplement, the rate of interest on the LIBOR Rate Notes for each Interest Period shall be determined by a calculation agent. If a default in payment occurs, the interest rate for the LIBOR Rate Notes will be the same rate per annum calculated as if no such Payment Default had occurred. The rate per annum at which interest is payable on the LIBOR Rate Notes for any Interest Period cannot at any time exceed the maximum interest rate specified in the related Prospectus Supplement with respect to such LIBOR Rate Notes. If the LIBOR Rate determined by the calculation agent is greater than the maximum interest rate specified in the Prospectus Supplement, the difference will be carried forward and paid when moneys are available in the Revenue Fund. See "Definitions and Provisions Related to the LIBOR Rate Notes" herein.

Treasury Rate Notes

        The Treasury Rate Notes will be dated their date of issuance and will have a stated maturity set forth in the applicable Prospectus Supplement. Interest on the Treasury Rate Notes shall accrue for each Interest Period and shall be payable in arrears on each Interest Payment Date. An "Interest Period" with respect to the Treasury Rate Notes that pay interest monthly means the period commencing on the Date of Issuance of the Treasury Rate Notes through and including the date specified in the related Prospectus Supplement and each period thereafter beginning on the first day of each calendar month and ending on the last day of such calendar month. An "Interest Period" for Treasury Rate Notes that pay interest quarterly means the period commencing on the date of issuance of the Treasury Rate Notes through and including the date specified in the related Prospectus Supplement and each period thereafter beginning on the first day of a month and ending on the last day of the specified following month thereafter. Except as otherwise specified with respect to a series of the Notes in the related Prospectus Supplement, an "Interest Payment Date" for the Treasury Rate Notes means the first Business Day of each calendar month, commencing on the date specified in the related Prospectus Supplement or, with respect to a Treasury Rate Note payable quarterly, on the quarterly dates set forth in the related Prospectus Supplement. If any such date is not a business day, payments of interest will be made on the next succeeding business day.

        Unless otherwise specified in the related Prospectus Supplement, the amount of interest payable to Registered Owners of Treasury Rate Notes for any Interest Period or part thereof shall be the T-Bill Rate. The T-Bill Rate will generally be adjusted weekly on the calendar day following each auction of direct obligations of the United States with a maturity of 13 weeks ("91-day Treasury Bills") and will be calculated by a calculation agent to be the sum of
(i) the Bond Equivalent Yield for auctions of 91-day United States Treasury Bills on a Rate Determination Date (i.e., the first day of each calendar week on which the United States Treasury auctions 91-day Treasury Bills, which currently is the United States Treasury's first business day of each week) for such Interest Period, plus (ii) a spread described in the related Prospectus Supplement. Interest on the Treasury Rate Notes shall be computed by the Trustee for the actual number of days elapsed on the basis of a year consisting of 365 or 366 days, as applicable.

        Unless otherwise specified in the related Prospectus Supplement, the rate of interest on the Treasury Rate Notes for each Interest Period shall be determined by the calculation agent in the manner described above. If a payment default occurs, the interest rate for the Treasury Rate Notes will be the same per annum calculated as if no such payment default had occurred. The rate per annum at which interest is payable on the Treasury Rate Notes for any Interest Period cannot at any time exceed the maximum interest rate specified in the related Prospectus Supplement with respect to such Treasury Rate Notes. If the Treasury Rate determined by the calculation agent is greater than the maximum interest rate specified in the Prospectus Supplement, the difference will be carried forward and paid when moneys are available in the Revenue Fund.

Accrual Notes

        Accrual Notes will be entitled to payments of accrued interest commencing only on the Interest Payment Date, or under the circumstances, specified in the related Prospectus Supplement. Prior to the time interest is payable on any class of Accrual Notes, the amount of accrued interest will be added to the Note principal balance thereof on each Interest Payment Date. The principal balance of the Accrual Notes will begin to be paid from available funds received with respect to the financed student loans after the date that accrued interest is no longer being added to the principal balance of such Notes. Accrued interest for each Interest Payment Date will be equal to interest at the applicable interest rate accrued for a specified period (generally the period between Interest Payment Dates) on the outstanding Note principal balance thereof immediately prior to such Interest Payment Date.

Payments of the Notes

        The principal of the Notes due at Stated Maturity or redemption in whole will be payable at the principal office of the Trustee upon presentation and surrender of the Notes. Payment of principal on any Notes and in connection with a partial redemption of the Notes of any class or series and all interest payments will be made to the Registered Owner thereof by check or draft mailed on the Interest Payment Date by the Trustee to the Registered Owner at his address as it last appears on the registration books kept by the Trustee at the close of business on the Record Date for such interest payment date. Any such interest not timely paid shall be payable to the Registered Owner thereof at the close of business on a special record date (a "Special Record Date") for the payment of any such defaulted interest. Such Special Record Date shall be fixed by the Trustee whenever moneys become available for payment of the defaulted interest, and notice of such Special Record Date will be given to the Registered Owners of the Notes not less than 10 days prior thereto by first-class mail to each such Registered Owner as shown on the Trustee's registration books on the date selected by the Trustee, stating the date of the Special Record Date and the date fixed for the payment of such defaulted interest. Payment of principal and interest to the Securities Depository or its nominee, and to any other
Registered Owner owning at least $1,000,000 principal amount of the Notes upon written request delivered to the Trustee, will be paid by wire transfer within the United States to the bank account number filed no later than the Record Date or Special Record Date with the Trustee for such purpose. All payments on the Notes shall be made in lawful money of the United States of America.

Mandatory Redemption

        Unless otherwise specified with respect to a series in the related Prospectus Supplement, the Notes of a series are subject to mandatory redemption not at the discretion of the Company, in whole or in part, at a redemption price equal to the principal amount thereof plus interest accrued, if any, to the date of redemption thereof (i) on the first Interest Payment Date subsequent to the end of the period during which the Company may purchase additional student loans, in an amount equal to moneys representing principal payments received with respect to the financed student loans and other excess revenues previously transferred to and then on deposit in the Acquisition Fund, and (ii) on the Interest Payment Date specified with respect to a series in the related Prospectus Supplement, in an amount equal to moneys, if any, not previously used to purchase student loans that are held in the Acquisition Fund, such anticipated excesses to be determined by estimate as of 30 days prior to said Interest Payment Dates. If (a) 30 days prior to said Interest Payment Dates, the Company files with the Trustee a certificate that such balances may be invested at a rate of return until a subsequent Interest Payment Date which, together with other available revenues and cash balances, will produce sufficient cash flows to permit the timely retirement of the Notes, which cash flows shall not assume the refunding of the Notes of such series, and such conclusions are approved by each Rating Agency, and (b) the Trustee shall have received an opinion of counsel to the effect that the failure to so redeem the Notes of such series would not cause such Notes to fail to be characterized as indebtedness of the Company for federal income tax purposes (primarily, as a result of any change in the amount of residual interest owned by the Company for failure to so redeem), then such call for redemption need not be made. Mandatory redemptions will be made solely from moneys available therefor in the Acquisition Fund and only as provided above in this paragraph. No Company direction needs to be given with respect to a mandatory redemption.

        See "Notice and Partial Redemption of Notes" below for a discussion of the order in which Notes of any Series will be redeemed.

Optional Redemption

        Unless otherwise specified with respect a series in the related Prospectus Supplement and only under the circumstances discussed herein with respect to the Subordinate Notes, the Notes of such series are subject to redemption at the sole discretion of the Company, from funds received by the Trustee constituting interest on financed student loans remaining in the Revenue Fund after all other prior required payments have been made from the Revenue Fund. The Notes may be optionally redeemed in whole or in part, on or after the date set forth in such Prospectus Supplement at a redemption price equal to the principal amount of the Notes being redeemed, plus interest accrued, if any, to the date of redemption. Any limitations on optional redemptions of the Notes of any series will be described in the Prospectus Supplement related to such series. Company direction must be give with respect to an optional redemption. See "Notice and Partial Redemption of Notes" below for a discussion of the order in which Notes will be redeemed.

Extraordinary Optional Redemption

        Unless otherwise specified with respect to a series in the related Prospectus Supplement, the Notes of such series are also subject to extraordinary optional redemption, at the sole discretion of the Company, from any unallocated and available moneys remaining in the trust estate, on any Interest Payment Date, if the Company reasonably determines that it is unable to acquire additional student loans, that the rate of return on the financed student loans has materially decreased, or that the costs of administering the trust estate have placed unreasonable burdens upon the ability of the Company to perform its obligations under the Indenture. An extraordinary optional redemption of the Notes may be made in whole or in part, and any such redemption will be made at a redemption price equal to the principal amount of the Notes to be redeemed plus accrued interest to the date of redemption. See "Notice and Partial Redemption of Notes" below for a discussion of the order in which such Notes will be redeemed. The Company expects to redeem Notes pursuant to this paragraph only if changes are made to the Higher Education Act or changes occur in the financial markets or student loan markets which the Company deems to be materially adverse to the trust estate. An extraordinary optional redemption made pursuant to this paragraph may cause the Notes to be redeemed earlier than anticipated by the Noteholder.

        In determining whether to exercise the extraordinary optional redemption provision, the Company will consider all of the facts and circumstances existing at the time with respect to any changes to the Higher Education Act which would be materially adverse to the trust estate such that the Noteholders of any or all series, in the Company's reasonable determination, would suffer a loss or material delay in the receipt of principal or interest payments when due if the Trustee were to continue acquiring financed student loans from moneys on deposit in the Acquisition Fund.

Optional Purchase

        Unless otherwise specified with respect to a series in the related Prospectus Supplement, the Company may purchase or cause to be purchased, at its discretion, all of the Notes of such series on any Interest Payment Date on which the aggregate current principal balance of the Notes shall be less than or equal to 10% of the initial aggregate principal balance of the Notes on their respective date of issuance. The purchase will be made at a purchase price equal to the aggregate current principal balance of such Notes, plus accrued interest on the Notes through the day preceding the Interest Payment Date on which the purchase occurs. The purchase shall occur on the related Interest Payment Date following the date on which funds sufficient to pay the purchase price are deposited with the Trustee. All Notes which are purchased shall be canceled by the Trustee and be disposed of in a manner satisfactory to the Trustee and the Company.

Notice and Partial Redemption of Notes

        The Trustee shall give notice of any redemption or purchase by mailing a copy of the redemption or purchase notice to the Registered Owner of any Note being redeemed or purchased, and to the Auction Agent with respect to the ARC Notes designated for redemption or purchase, at their address as the same shall last appear upon the registration books, not less than 15 days prior to the redemption or purchase date.

        If less than all of the Notes of any series are to be redeemed or purchased pursuant to a mandatory redemption, an optional redemption, an extraordinary optional redemption or an optional purchase, the Company will direct the Trustee as to the Notes of each class of such series to be redeemed or purchased. All of the Class A Notes will generally be redeemed by the Company prior to redemption of any Class B Notes, and all of the Class B Notes will be redeemed before any of the Class C Notes are redeemed. However, the Company may direct to the Trustee to use moneys in the Acquisition Fund to redeem Class B Notes while Class A Notes remain outstanding if after such redemption of Class B Notes the aggregate market value of the assets held in the trust estate will equal a percentage of all Class A Notes then outstanding that is specified in a Prospectus Supplement. Similarly, the Company may direct the Trustee to use moneys in the Acquisition Fund to redeem Class C Notes while Class A Notes and Class B Notes remain outstanding if after such redemption of the Class C Notes, the aggregate market value of the assets held in the trust estate will equal a percentage of all Class A Notes and Class B Notes then outstanding that is specified in a Prospectus Supplement.

Accelerated Maturity of Notes

        If an event of default shall have occurred and be continuing, the Trustee may declare, or upon the written direction by the Registered Owners of at least 51% of the collective aggregate principal amount of the Highest Priority Notes then outstanding shall declare, the principal of all Notes then outstanding, and the interest thereon, immediately due and payable, anything in the Notes or in the Indenture to the contrary notwithstanding.

                  SECURITY AND SOURCES OF PAYMENT FOR THE NOTES

General

        The Notes are limited obligations of the Company secured by and payable solely from a trust estate consisting of payments received on the financed student loans and other assets pledged under the Indenture for the payment of the principal of and interest on the Notes. The following assets serve as security for the Notes:

        o The Revenues, defined in the Indenture as all principal payments, proceeds, charges and other income received by the Trustee or the Company on account of any financed student loan (including, but not limited to, scheduled, delinquent and advance payments of and any insurance proceeds with respect to, interest, including Interest Benefit Payments, on financed student loans and any Special Allowance Payments received by the Company or the Trustee with respect to any Financed Eligible Loan) and investment income from all Funds and any proceeds from the sale of other disposition of such financed student loans;

        o All moneys and investments held in the Funds, excluding the Operating Fund; and

        o Financed student loans purchased with money from the Acquisition Fund or otherwise acquired or originated and pledged or credited to the Acquisition Fund.

        In addition, the trust estate with respect to any series of Notes may also consist of certain rights regarding credit enhancement (for example, the right to draw under any letter of credit or guarantee insurance) as described herein and in the related Prospectus Supplement.

Funds and Flow of Revenues

        The Indenture directs that the following Funds be created by the Trustee for the benefit of the Registered Owners:

        o       Acquisition Fund

        o       Revenue Fund

        o       Reserve Fund

        The Operating Fund was established by the Company and does not constitute a Fund within the meaning of the Indenture. It is held by a depository bank of the Company for the benefit of the Company and neither the Trustee nor the Registered Owners have any right, title or interest therein.

        All funds received with respect to the financed student loans are allocated between principal and interest. The interest portion is deposited into the Revenue Fund and the principal portion is deposited into the Acquisition Fund.

        Set forth on the following page is a diagram of the flow of Revenues received on the financed student loans. Proceeds received from initial sales of the Notes will be deposited into the funds of the trust estate as set forth in the related Prospectus Supplement.

  Revenue received by Trustee subsequent to Date of Issuance (Principal and Interest received on financed student loans)

     Student Loan
     Holding Fund-------------------------
        -                                 -       Principal received on Financed
        -                                 -   Eligible Loans (allocated by Series)
        -                                 -
        -                       --  Student Loan Fund----------------------
Revenue Fund                    -             -                           -
        -                       -  Financed   -    Original Note          -    Principal  received
        -       TRANSFERS       -  Eligible   -    proceeds used to       -    on Financed
        -                       -  Loan Notes -    purchase identified    -    Eligible  loans used
Pay Program Expenses            -             -    Eligible  Loans on Date-    to  purchase
      (as due)                  -             -    of Issuance for  each  -    additional  Eligible
        -                       -             -    Series or as specified -    Loans prior to end
        -                       -             -    in the Prospectus      -    of Recycling period
        -                       -             -    Supplement             -    for each Series
        -                       -             -                           -
     Interest Fund          Note Account   Loan Account           Recycling Account
  (non-transfer dates)
        -      ON TRANSFER DATES
        -
  Estimated Amount to Operating                           Principal received on
 Fund (to pay Maintenance and                             financed student loans
    Operating Expenses)                                   after end of Recycling
        -                                                 period for each Series
        -
  Note Redemption Fund                           ------Note Redemption Fund-------
(if deficiency exists in                         -               -               -
   amounts to pay               -                -               -               -
 Noteholders/Principal when due)-                -               -               -
        -                       -                -               -               -
        -                       -                -               -               -
         Net Losses             -  Senior Note Redemption        -               -
(to Recycling Account or after  - Account (to pay principal on   -               -
 Recycling period, to the Note  -  Senior Notes when due)        -               -
       Redemption Fund)         -          -                     -               -
        -                       -          -                     -               -
    Reserve Fund                -          -       Subordinate Note Redemption   -
(to fund any shortfall)         -          -       Account (to pay principal on  -
        -                       -          -       Subordinate Notes when due)   -
        -                       -          -                                     -
  Senior Note Redemption        -          -                                     -
       Account                  ------------                                     -
  (until parity reached)        -                               Junior-Subordinate Note
        -                       -                              Redemption Account (to pay
        -                       -                             principal on Junior-Subordinate
Recycling Account (prior to end -                                     Notes when due)
 of Recycling at option of the  -
           Company)             -
       -                        -
Note Redemption Fund            -
(after end of Recycling at-------
 option of the Company)
       -
 General Fund
(for account of the Company)

Program Expenses include fees and expenses of the Servicer, Subservicer, Trustee, Auction Agent, Broker-Dealer, Calculation Agent and Rating Agencies, and other expenses of the Trust Estate (other than Maintenance and Operating
Expenses).

Acquisition Fund; Purchase and Sale of Financed Student Loans

        Moneys from proceeds of any Notes will be deposited in the Acquisition Fund as described in the related Prospectus Supplement. Moneys may also be transferred to the Acquisition Fund from the Revenue Fund pursuant to the Indenture. Financed student loans pledged to the trust estate will be held by the Trustee or its agent or bailee and accounted for as a part of the Acquisition Fund.

        Moneys on deposit in the Acquisition Fund shall be used to pay costs of issuance of the Notes, to redeem Notes in accordance with the provisions of any Supplemental Indenture, and, upon receipt by the Trustee of an Eligible Loan Acquisition Certificate, to acquire student loans. If the Company determines that all or any portion of the moneys held in the Acquisition Fund cannot be used to purchase additional student loans, then the Company may direct the Trustee to redeem Notes in accordance with any Supplemental Indenture. The period of time during which moneys are permitted to remain in the Acquisition Fund before they must be used to redeem Notes will be set forth in a supplemental Indenture and in the related Prospectus Supplement and may be extended with the approval of the Rating Agencies or the provider of credit enhancement for the Notes, if any.

        If on any Note Payment Date there are not sufficient moneys on deposit in the Revenue Fund to make payments of principal and interest due on the Notes, then an amount equal to any such deficiency shall be transferred directly from the Acquisition Fund.

        While the Company will be the beneficial owner of the financed student loans and the Registered Owners will have a security interest therein, the Trustee will be the legal owner thereof and will have a security interest in the financed student loans for and on behalf of the Registered Owners. The notes representing the financed student loans will be held in the name of the Trustee for the account of the Company, for the benefit of the Registered Owners.

        Financed student loans may be sold, transferred or otherwise disposed of by the Trustee free from the lien of the Indenture at any time if the Trustee is provided with the following:

               o a Company Order stating the sale price and directing that financed student loans be sold, transferred or otherwise disposed of and delivered.

               o a certificate signed by an authorized representative of the Company to the effect that:

                             (i) the disposition  price is equal to or in excess
                      of the principal amount thereof (plus accrued interest) or equal to or in excess of the purchase price paid by the Company for such financed student loan (less principal amounts received with respect to such financed student loan); or

                             (ii) the disposition price is lower than the principal amount thereof (plus accrued interest), and (A) the Company reasonably believes that the Revenues expected to be received (after giving effect to such disposition) would be at least equal to the Revenues expected to be received assuming no such sale, transfer or other disposition occurred, or (B) the Company shall remain able to pay debt service on the Notes and make payment on any other Obligations on a timely basis (after giving effect to such sale, transfer or other disposition) whereas it would not have been able to do so on a timely basis if it had not sold, transferred or disposed of the financed student loans at such discounted amount, or (C) the Aggregate Market Value of the trust estate (after giving effect to such sale, transfer or other disposition) will be at least equal to 100% of the aggregate principal amount of the Notes and other Obligations plus accrued interest, or (D) the amount for which the financed student loans are being sold, assigned, transferred or disposed of is equal to the purchase price paid by the Company for such financed student loans (less principal amounts received with respect to such financed student loans).

        The Trustee, following receipt of the Company Order and of a certificate of the Company, if applicable, shall deliver such financed student loans free from the lien of the Indenture upon the receipt of the purchase price or consideration specified in the Company Order.

Revenue Fund

        The Trustee will deposit into the Revenue Fund all Revenues derived from financed student loans, and all other Revenue derived from moneys or assets on deposit in the Acquisition Fund, the Reserve Fund, all Reciprocal Payments and any other amounts as directed by the Company.

        Upon receipt of an Company Order directing the same, moneys in the Revenue Fund shall be used to make a transfer to the Operating Fund, subject to the limitation described under "Operating Fund" below.

        On each Note Payment Date and Derivative Payment Date, money in the Revenue Fund will be used and transferred to other funds or persons in the following order of precedence:

                      (i) on a parity basis, to pay interest due on any Senior Notes on such Note Payment Date and any Company Derivative Payment secured on a parity with the Senior Notes due on such Derivative Payment Date;

                      (ii) on a parity basis, to pay the principal of or premium, if any, on any Senior Notes due on such Note Payment Date (if such Note Payment Date is a Stated Maturity or mandatory sinking fund redemption date with respect to such Senior Notes);

                      (iii) on a parity basis, to pay interest due on any Subordinate Notes on such Note Payment Date and any Company Derivative Payment secured on a parity with the Subordinate Notes due on such Derivative Payment Date;

                      (iv) on a parity basis, to pay the principal of or premium, if any, on any Subordinate Notes due on such Note Payment Date (if such Note Payment Date is a Stated Maturity or mandatory sinking fund redemption date with respect to such Subordinate Notes);

                      (v) on a parity basis, to pay interest on Junior-Subordinate Notes on such Note Payment Date and to make any Company Derivative Payment secured on a parity with such Junior-Subordinate Notes due on such Derivative Payment Date;

                      (vi) on a parity basis, to pay the principal of or premium, if any, on any Junior-Subordinate Notes due on such Note Payment Date (if such Note Payment Date is a Stated Maturity or mandatory sinking fund redemption date with respect to such Junior-Subordinate Notes);

                      (vii) to the Reserve Fund the amount, if any, required by clause (b) of "Reserve Fund" below;

                      (viii) at the option of the Company and upon Company Order, to the Acquisition Fund; and

                      (ix) at the option of the Company and upon Company Order, to the Company to the extent permitted under "Transfers to Company" below.

Reserve Fund

        The Trustee will deposit to the Reserve Fund the amount, if any, specified in each Supplemental Indenture, called the Reserve Fund Requirement. On each Note Payment Date, to the extent there are insufficient moneys in the Revenue Fund to make payment of the principal and interest then due on the Notes, then the amount of such deficiency shall be paid directly from the Reserve Fund after any transfers from the Acquisition Fund.

        If the Reserve Fund is used for the purposes described in the paragraph above, the Trustee will restore the Reserve Fund to the Reserve Fund Requirement by transfers from the Revenue Fund on the next Note Payment Date. If the full amount required to restore the Reserve Fund to the Reserve Fund Requirement is not available in the Revenue Fund on the next succeeding Note Payment Date, the Trustee shall continue to transfer funds from the Revenue Fund as they become available until the deficiency in the Reserve Fund has been eliminated.

        On any day that the amount in the Reserve Fund exceeds the Reserve Fund Requirement for any reason, the Trustee, at the direction of the Company, shall transfer the excess to the Acquisition Fund.

Operating Fund

        The Trustee will deposit to the Operating Fund or transfer to the Company's depository bank if not the Trustee, the amount, if any, specified in each Supplemental Indenture. The Operating Fund is a special fund created with a depository bank of the Company and shall be used to pay Program Expenses.

        The amount deposited in the Operating Fund by transfer from the Revenue Fund and, if necessary, from the Acquisition Fund, and the schedule of deposits will be determined by the Company, but the amount so transferred in any one Fiscal Year may not exceed the amount budgeted by the Company as Program Expenses for such Fiscal Year, and shall not exceed the amount designated in the cash flows provided to each Rating Agency. The Company will provide the Trustee with an Company Order from time to time as to the amount to be transferred.

        Upon the receipt of an order, the Trustee shall withdraw the amount requisitioned from the Revenue Fund, and if necessary, from the Acquisition Fund, and transfer the same into the Operating Fund. In the event there is not sufficient money on hand in the Revenue Fund and the Acquisition Fund to transfer the full amount requisitioned, the Trustee shall notify the Company and the Company shall then determine the amount to be transferred.

Transfers to Company

        Transfers from the Revenue Fund may be made to the Company. However, no transfer of assets to the Company, other than pursuant to the Operating Fund, may be made if there is not on deposit in the Reserve Fund an amount equal to at least the Reserve Fund Requirement. Additionally, no transfer may be made to the Company unless immediately after taking into account any such transfer, the Aggregate Market Value of the assets in the trust estate will be equal to such percentage of the unpaid principal amount of the Senior Notes outstanding and such percentage of all Senior and Subordinate Notes outstanding, as are acceptable to each Rating Agency then rating the Notes, as evidenced by a confirmation of their ratings.

Investment of Funds Held by Trustee

        The Trustee will invest money held for the credit of any Fund by an authorized representative of the Company, to the fullest extent practicable and reasonable, in Investment Securities which shall mature or be redeemed at the option of the holder prior to the respective dates when the money held for the credit of such Fund will be required for the purposes intended. In the absence of any such direction and to the extent practicable, the Trustee will invest amounts held under the Indenture in direct obligations of, or in obligations fully guaranteed by, the United States.

        The Investment Securities purchased will be held by the Trustee and will be deemed at all times to be part of the applicable Fund and the Trustee will inform the Company of the details of all such investments. Upon direction from an authorized representative of the Company, the Trustee will use its best efforts to sell at the best price obtainable, or present for redemption, any Investment Securities purchased by it as an investment whenever it shall be necessary to provide money to meet any payment from the applicable Fund.

        The Trustee shall not be responsible or liable for any losses on investments made by it or for keeping all Funds held by it fully invested at all times, its only responsibility being to comply with the investment instructions of the Company or its designee in a non-negligent manner.

Purchase of Notes

        Any amounts held under the Indenture which are available to redeem Notes may instead be used to purchase Notes outstanding under the Indenture at the same times and subject to the same conditions (except as to price) as apply to the redemption of Notes, except that such purchases made with amounts held under the Indenture shall be made only if the purchase price shall be less than the required redemption price.


                       DEFINITIONS AND PROVISIONS RELATED
                       TO ARC NOTES AND AUCTION PROCEDURES

        The definitions relating to ARC Notes and certain of the Auction procedures are as set forth below, except as may otherwise be specified with respect to a Series in the related Prospectus Supplement.

Auction-Related Definitions

        "'AA' Composite Commercial Paper Rate" means, as of any date of determination, (A) the interest equivalent of the 30-day rate on commercial paper placed on behalf of issuers whose corporate bonds are rated "AA" by S&P, or the equivalent of such rating by S&P, as such 30-day rate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately preceding such date of determination, or (B) if the Federal Reserve Bank of New York does not make available any such rate, then the arithmetic average of the interest equivalent of the 30-day rate on commercial paper placed on behalf of such issuers, as quoted to the Auction Agent on a discount basis or otherwise, by the Commercial Paper Dealers, as of the close of business on the Business Day immediately preceding such date of determination. If at the time quotations are required any Commercial Paper Dealer does not quote a commercial paper rate required to determine the "AA" Composite Commercial Paper Rate, or if less than three Commercial Paper Dealers are then serving as such for any reason, the "AA" Composite Commercial Paper Rate shall be determined on the basis of such quotation or quotations furnished by the Commercial Paper Dealer or Commercial Paper Dealers then serving as such and providing a quotation. For purposes of this definition, the "interest equivalent" of a rate stated on a discount basis (a "discount rate") for commercial paper of a given day's maturity shall be equal to the product of (a) 100 times (b) the quotient (rounded upward to the next higher one thousandth (.001 of 1%) of (x) the discount rate (expressed in decimals) divided by (y) the difference between (i) 1.00 and (ii) a fraction, the numerator of which shall be the product of the discount rate (expressed in decimals) times the number of days from (and including) the date of determination to (but excluding) the date on which such commercial paper matures and the denominator of which shall be 360.

        "All Hold Rate" means the Applicable LIBOR-Based Rate less 0.20%; provided that in no event shall the applicable All Hold Rate be greater than the applicable Maximum Auction Rate.

        "Applicable LIBOR-Based Rate" means, (a) for Auction Periods of 35 days or less, One-Month LIBOR, (b) for Auction Periods of more than 35 days but less than 91 days, Three-Month LIBOR, (c) for Auction Periods of more than 90 days but less than 181 days, Six-Month LIBOR, and (d) for Auction Periods of more than 180 days, One-Year LIBOR.

        "Applicable Number of Business Days" means the greater of two Business Days or one Business Day plus the number of Business Days by which the Auction Date precedes the first day of the next succeeding Interest Period.

        "Auction" means the implementation of the Auction Procedures on an Auction Date.

        "Auction Agent" means the Initial Auction Agent under the Initial Auction Agent Agreement unless and until a Substitute Auction Agent Agreement becomes effective, after which "Auction Agent" shall mean the Substitute Auction Agent.

        "Auction Agent Agreement" means the Initial Auction Agent Agreement unless and until a Substitute Auction Agent Agreement is entered into, after which "Auction Agent Agreement" shall mean such Substitute Auction Agent Agreement.

        "Auction Agent Fee" means the fee to be paid to the Auction Agent for services set forth in the Auction Agent Agreement.

        "Auction Date" means, with respect to any Offered Notes, the date specified in the related Prospectus Supplement, and thereafter, the Business Day immediately preceding the first day of each Auction Period for each respective Class, other than:

               (a) each Auction Period commencing after the ownership of the applicable ARC Notes is no longer maintained in Book-entry Form by the Securities Depository;

               (b)  each  Auction  Period   commencing   after  and  during  the
continuance of a Payment Default; or

               (c) each Auction Period commencing less than the Applicable Number of Business Days after the cure or waiver of a Payment Default.

Notwithstanding the foregoing, the Auction Date for one or more Auction Periods may be changed pursuant to the Indenture.

        "ARC Note Interest Rate" means each variable rate of interest per annum borne by an ARC Note for each Auction Period and determined in accordance with the provisions of the Indenture. However, in the event of a Payment Default, the ARC Note Interest Rate shall equal the applicable Non-Payment Rate, provided that such ARC Note Interest Rate shall in no event exceed the applicable Maximum Auction Rate.

        "Auction Period" means the Interest Period applicable to the ARC Notes during which time the Interest Rate is determined pursuant to the Indenture, which Auction Period (after the Initial Period for such class) initially shall consist generally of the number of days specified with respect to any series of the Notes in the related Prospectus Supplement, as the same may be adjusted pursuant to the Indenture.

        "Auction Period Adjustment" means an adjustment to the Auction Period as provided in the Indenture.

        "Auction Procedures" means the procedures set forth in the Indenture by which the Auction Rate is determined.

        "Auction Rate" means the rate of interest per annum that results from implementation of the Auction Procedures and is determined as described in the Indenture.

        "Authorized Denominations" means $50,000 and any integral multiple thereof.

        "Available ARC Notes" has the meaning set forth under "-Auction Procedures."

        "Bid" has the meaning set forth under "-Auction Procedures."

        "Bid   Auction   Rate"  has  the  meaning  set  forth  under   "-Auction
Procedures."

        "Bidder" has the meaning set forth under "-Auction Procedures."

        "Bond Equivalent Yield" means, in respect of any security with a maturity of six months or less the rate for which is quoted in The Wall Street Journal on a bank discount basis, a yield (expressed as a percentage) calculated in accordance with the following formula and rounded up to the nearest one-hundredth of one percent:

            Bond Equivalent Yield =                   Q x N              x 100
                                    -----------------------------------
                                                                 360 - (T x Q)

        where "Q" refers to the per annum rate for the security quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366 (days), as the case may be, and "T" refers to the number of days to maturity.

        "Book-entry Form" or "Book-entry System" means a form or system under which (a) the beneficial right to principal and interest may be transferred only through a book entry, (b) physical securities in registered form are issued only to a Securities Depository or its nominee as registered owner, with the securities "immobilized" to the custody of the Securities Depository, and (c) the book entry is the record that identifies the owners of beneficial interests in that principal and interest.

        "Broker-Dealer" means PaineWebber Incorporated or any other broker or dealer (each as defined in the Securities Exchange Act of 1934, as amended), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth in the Auction Procedures that (a) is a Participant (or an affiliate of a Participant), (b) has been appointed as such by the Company pursuant to the Indenture and by PaineWebber Incorporated, if applicable, and (c) has entered into a Broker-Dealer Agreement that is in effect on the date of reference.

        "Broker-Dealer Agreement" means each agreement between the Auction Agent and a Broker-Dealer, and approved by the Company, pursuant to which the Broker-Dealer agrees to participate in Auctions as set forth in the Auction Procedures, as from time to time amended or supplemented. Each Broker-Dealer Agreement shall be in substantially the form of the Broker-Dealer Agreement dated as of________ __, ____ among the Company, Bankers Trust Company, as Auction Agent, and PaineWebber Incorporated, as Broker-Dealer.

        "Business Day" shall mean any day other than April 14, April 15, December 30, December 31, such other dates as may be agreed to in writing by the Market Agent, the Auction Agent, the Broker-Dealer and the Authority, or a Saturday, Sunday, holiday or day on which banks located in the city of New York, New York, or the New York Stock Exchange, the Trustee or the Auction Agent, are authorized or permitted by law or executive order to close.

        "Carry-over Amount" means the excess, if any, of (a) the amount of interest on an ARC Note that would have accrued with respect to the related Interest Period at the applicable Auction Rate over (b) the amount of interest on such ARC Note actually accrued with respect to such ARC Note with respect to such Interest Period based on the applicable Maximum Auction Rate without regard to the last two clauses of the definition thereof together with the unreduced portion of any such excess from prior Interest Periods; provided that any reference to "principal" or "interest" in the Indenture and the ARC Notes shall not include within the meanings of such words any Carry-over Amount or any interest accrued on any Carry-over Amount.

        "Closing Date" means, with respect to any series, the Date of Issuance of such series.

        "Commercial Paper Dealer" means PaineWebber Incorporated, its successors and assigns, and any other commercial paper dealer appointed pursuant to the Indenture.

        "Eligible Carry-over Make-Up Amount" means, with respect to each Interest Period relating to the ARC Notes as to which, as of the first day of such Interest Period, there is any unpaid Carry-over Amount, an amount equal to the lesser of (a) interest computed on the principal balance of the ARC Notes in respect to such Interest Period at a per annum rate equal to the excess, if any, of applicable Maximum Auction Rate without regard to the last two clauses of the definition thereof over the Auction Rate, together with the unreduced portion of any such excess from prior Interest Periods and (b) the aggregate Carry-over Amount remaining unpaid as of the first day of such Interest Period together with interest accrued and unpaid thereon through the end of such Interest Period.

        "Existing Owner" means (a) with respect to and for the purpose of dealing with the Auction Agent in connection with an Auction, a Person who is a Broker-Dealer listed in the Existing Owner Registry at the close of business on the Business Day immediately preceding the Auction Date for such Auction and (b) with respect to and for the purpose of dealing with the Broker-Dealer in connection with an Auction, a Person who is a beneficial owner of ARC Notes.

        "Existing Owner Registry" means the registry of Persons who are owners of the ARC Notes, maintained by the Auction Agent as provided in the Auction Agent Agreement.

        "Hold Order" has the meaning set forth under "-Auction Procedures."

        "Initial Auction Agent" means Bankers Trust Company, a New York corporation, its successors and assigns.

        "Initial Auction Agent Agreement" means the Auction Agent Agreement dated as of __________, ____, by and among the Company, the Trustee and the Initial Auction Agent, including any amendment thereof or supplement thereto.

        "Initial Period" means, as to ARC Notes, the period commencing on the Closing Date and continuing through the day immediately preceding the Initial Rate Adjustment Date for such ARC Notes.

        "Initial Rate" means, with respect to a class of any series, the rate per annum specified in the related Prospectus Supplement.

        "Initial Rate Adjustment Date" means, with respect to the class of any series, the date specified in the related Prospectus Supplement.

        "Interest Payment Date" means (a) so long as the ARC Notes bear interest at an ARC Note Interest Rate for an Interest Period of not greater than one year, the Business Day immediately following the expiration of the Initial Period for such Class, and each related Auction Period thereafter and (b) if and for so long as the ARC Notes bear interest at an ARC Note Interest Rate for an Interest Period of greater than one year, the dates specified in the Prospectus Supplement.

        "Interest Period" means, with respect to the ARC Notes, the Initial Period and each period commencing on an Interest Rate Adjustment Date for such class and ending on the day before (a) the next Interest Rate Adjustment Date for such class or (b) the Stated Maturity of such class, as applicable.

        "Interest Rate Adjustment Date" means the date on which an ARC Note Interest Rate is effective, and means, with respect to the ARC Notes, the date of commencement of each Auction Period.

        "Interest Rate Determination Date" means, with respect to the ARC Notes, the Auction Date, or if no Auction Date is applicable to such class, the Business Day immediately preceding the date of commencement of an Auction Period.

        "Market  Agent"  means  PaineWebber   Incorporated,   in  such  capacity
hereunder, or any successor to it in such capacity hereunder.

        "Maximum Auction Rate" means, for any Auction, a per annum interest rate on the ARCs which, when taken together with the interest rate on the ARCs for the one-year period ending on the final day of the proposed Auction Period, would result in the average interest rate on the ARCs for such period either (a) not being in excess (on a per annum basis) of the average of the Ninety-One Day United States Treasury Bill Rate plus 1.20% for such one-year period (if all of the ratings assigned by the Rating Agencies to the ARCs are "Aa3" or "AA-" or better), (b) not being in excess (on a per annum basis) of the average of the Ninety-One Day United States Treasury Bill Rate plus 1.50% for such one-year period (if any one of the ratings assigned by the Rating Agencies to the ARCs is less than "Aa3" or "AA-" but both are at least any category of "A", or (c) not being in excess (on a per annum basis) of the average of the Ninety-One Day United States Treasury Bill Rate plus 1.75% for such one-year period (if any one of the ratings assigned by the Rating Agencies to the ARCs is less than the lowest category of "A"); provided, however, that if the ARCs have not been outstanding for at least such one-year period then for any portion of such period during which such ARCs were not Outstanding, the interest rates on the ARCs for purposes of this definition, shall be deemed to be equal to such rates as the Market Agent shall determine were the rates of interest on equivalently rated auction securities with comparable lengths of auction periods during such period. For purposes of the Auction Agent and the Auction Procedures, the ratings referred to in this definition shall be the last ratings of which the Auction Agent has been given notice pursuant to the Auction Agent Agreement. The percentage amount to be added to the Ninety-One Day United States Treasury Bill Rate in any one or more of (a), (b) and (c) above may be increased with a Rating Confirmation.

        "Ninety-One Day United States Treasury Bill Rate" shall mean the Bond Equivalent Yield on the 91-day United States Treasury Bills sold at the last auction thereof that immediately precedes the Auction Date, as determined by the Market Agent on the Auction Date.

        "Non-Payment Rate" means One-Month LIBOR plus 1.50%.

        "One-Month LIBOR," "Three-Month LIBOR," "Six-Month LIBOR" or "One-Year LIBOR," means the rate of interest per annum equal to the rate per annum at which United States dollar deposits having a maturity of one month, three months, six months or one year, respectively, are offered to prime banks in the London interbank market which appear on the Reuters Screen LIBOR Page as of approximately 11:00 a.m., London time, on the Interest Rate Determination Date. If at least two such quotations appear, One-Month LIBOR, Three-Month LIBOR, Six-Month LIBOR or One-Year LIBOR, respectively, will be the arithmetic mean (rounded upwards, if necessary, to the nearest one-hundredth of one percent) of such offered rates. If fewer than two such quotes appear, One-Month LIBOR, Three-Month LIBOR, Six-Month LIBOR or One-Year LIBOR, respectively, with respect to such Interest Period will be determined at approximately 11:00 a.m., London time, on such Interest Rate Determination Date on the basis of the rate at which deposits in United States dollars having a maturity of one month, three months, six months or one year, respectively, are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by
(a) the Auction Agent or (b) the Trustee, as applicable, and in a principal amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time. The Auction Agent or the Trustee, as applicable, will request the principal London office of each of such banks to provide a quotation of its rate. If at least two quotations are provided, One-Month LIBOR, Three-Month LIBOR, Six-Month LIBOR or One-Year LIBOR, respectively, will be the arithmetic mean (rounded upwards, if necessary, to the nearest one-hundredth of one percent) of such offered rates. If fewer than two quotations are provided, One-Month LIBOR, Three-Month LIBOR, Six-Month LIBOR or One-Year LIBOR, respectively, with respect to such Interest Period will be the arithmetic mean (rounded upwards, if necessary, to the nearest one-hundredth of one percent) of the rates quoted at approximately 11:00 a.m., New York City time on such Interest Rate Determination Date by three major banks in New York, New York selected by (i) the Auction Agent or (ii) the Trustee, as applicable, for loans in United States dollars to leading European banks having a maturity of one month, three months, six months or one year, respectively, and in a principal amount equal to an amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, One-Month LIBOR, Three-Month LIBOR, Six-Month LIBOR or One-Year LIBOR, respectively, in effect for the applicable Interest Period will be One-Month LIBOR, Three-Month LIBOR, Six-Month LIBOR or One-Year LIBOR, respectively, in effect for the immediately preceding Interest Period.

        "Order" has the meaning set forth under "-Auction Procedures."

        "PaineWebber" means PaineWebber Incorporated, New York, New York in such capacity hereunder, or any successor to it in such capacity hereunder.

        "Payment Default" means, with respect to a class of the ARC Notes, (a) a default in the due and punctual payment of any installment of interest on such class, or (b) a default in the due and punctual payment of any interest on and principal of such class at their maturity.

        "Potential  Owner" means any Person (including an Existing Owner that is
(a) a Broker-Dealer when dealing with the Auction Agent and (b) a potential beneficial owner when dealing with a Broker-Dealer) who may be interested in acquiring ARC Notes (or, in the case of an Existing Owner thereof, an additional principal amount of ARC Notes).

        "Program Expenses Percentage" means, the percentage that Program Expenses estimated for the next 12 months represent of the principal amount of the Notes, which the Company shall calculate at least annually. Any adjustment in the Program Expense Percentage shall be effective beginning on the first Interest Rate Determination Date following each such calculation.

        "Regular Record Date" means the Business Day next preceding the applicable Auction Date.

        "Reuters Screen LIBOR Page" means the display designated as page "LIBOR" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBOR page for the purposes of displaying London interbank offered rates of major banks).

        "S&P" means Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., its successors and assigns.

        "Sell Order" has the meaning set forth under "-Auction Procedures."

        "Submission Deadline" means [1:00] p.m., eastern time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

        "Submitted Bid" has the meaning set forth under "-Auction Procedures."

        "Submitted Hold Order" has the meaning set forth under "-Auction Procedures."

        "Submitted   Orders"  has  the   meaning   set  forth  under   "-Auction
Procedures."

        "Submitted Sell Order" has the meaning set forth under "-Auction Procedures."

        "Substitute Auction Agent" means the Person with whom the Company and the Trustee enter into a Substitute Auction Agent Agreement.

        "Substitute Auction Agent Agreement" means an auction agent agreement containing terms substantially similar to the terms of the Initial Auction Agent Agreement, whereby a Person having the qualifications required by the Indenture agrees with the Trustee and the Company to perform the duties of the Auction Agent under the Indenture.

        "Sufficient Bids" has the meaning set forth under "-Auction Procedures."

        "Variable Rate" means the variable rate of interest per annum, including the Initial Rate, borne by each Class of ARC Notes during the Initial Period for such class, and each Interest Period thereafter as such rate of interest is determined in accordance with the provisions of the Indenture.

Summary of Auction Procedures

        The following summarizes the procedures that will be used in determining the interest rates on the ARC Notes. Immediately following this summary is a more detailed description of these procedures. Prospective investors in the ARC Notes should read carefully the following summary, along with the more detailed description.

        The interest rate on each class of ARC Notes will be determined periodically (generally, for periods ranging from 7 days to one year) by means of a "Dutch Auction." In this Dutch Auction, investors and potential investors submit orders through an eligible Broker/Dealer as to the principal amount of ARC Notes such investors wish to buy, hold or sell at various interest rates. The Broker/Dealers submit their clients' orders to the Auction Agent, who processes all orders submitted by all eligible Broker/Dealers and determines the interest rate for the upcoming interest period. The Broker/Dealers are notified by the Auction Agent of the interest rate for the upcoming interest period and are provided with settlement instructions relating to purchases and sales of ARC Notes.

        In the auction procedures, the following types of orders may be submitted:

               (i) "Bid/Hold Orders" - the minimum interest rate that a current investor is willing to accept in order to continue to hold some or all of its ARC Notes for the upcoming interest period;

               (ii) "Sell Orders" - an order by a current investor to sell a specified principal amount of ARC Notes, regardless of the upcoming interest rate; and

               (iii) "Potential Bid Orders" - the minimum interest rate that a potential investor (or a current investor wishing to purchase additional ARC Notes) is willing to accept in order to buy a specified principal amount of ARC Notes.

        If an existing investor does not submit orders with respect to all its ARC Notes of the applicable class, the investor will be deemed to have submitted a Hold Order at the new interest rate for that portion of the ARC Notes for which no order was received.

        In connection with each Auction, ARC Notes will be purchased and sold between investors and potential investors at a price equal to their then-outstanding principal balance (i.e., par) plus any accrued interest. The following example helps illustrate how the above-described procedures are used in determining the interest rate on the ARC Notes.

        (a)    Assumptions:

               1.  Denominations (Units)           =  $50,000
               2.  Interest Period                 =  28 days
               3.  Principal Amount Outstanding    =  $50 Million (1000 Units)

        (b)    Summary of All Orders Received for the Auction

      Bid/Hold Orders               Sell Orders           Potential Bid Orders
---------------------------- ------------------- ------------------------------
          20 Units at 2.90%      100 Units Sell              40 Units at 2.95%
          60 Units at 3.02%      100 Units Sell              60 Units at 3.00%
         120 Units at 3.05%      200 Units Sell             100 Units at 3.05%
                                 ==============
         200 Units at 3.10%           400 Units             100 Units at 3.10%
         200 Units at 3.12%                                 100 Units at 3.11%
         ==================
                  600 Units                                 100 Units at 3.14%
                                                            200 Units at 3.15%
                                                            ==================
                                                                  700 Units

        Total units under existing Bid/Hold Orders and Sell Orders always equal issue size (in this case 1000 units).

        (c)    Auction Agent organizes Orders in Ascending Order

Order    Number   Cumulative            Order    Number of  Cumulative
Number  of Units    Total      Percent  Number     Units      Total     Percent
                    (Units)                                   (Units)
------ ---------- ------------ -------- -------- ---------- ----------- --------
1.          20(W)          20     2.90%       7.     200(W)         600    3.10%
2.          40(W)          60     2.95%       8.     100(W)         700    3.10%
3.          60(W)         120     3.00%       9.     100(W)         800    3.11%
4.          60(W)         180     3.02%      10.     200(W)        1000    3.12%
5.         100(W)         280     3.05%      11.     100(L)                3.14%
6.         120(W)         400     3.05%      12.     200(L)                3.15%

(W)  Winning Order    (L)  Losing Order

        Order #10 is the order that clears the market of all available units. All winning orders are awarded the winning rate (in this case, 3.12%) as the interest rate for the next Interest Period, when another auction will be held. Multiple orders at the winning rate are allocated units on a pro rata basis. Notwithstanding the foregoing, in no event will the interest rate exceed the Maximum Auction Rate (each as described above).

        The above example assumes that a successful auction has occurred (i.e., all Sell Orders and all Bid/Hold Orders below the new interest rate were fulfilled). In certain circumstances, there may be insufficient Potential Bid Orders to purchase all the ARC Notes offered for sale. In such circumstances, the interest rate for the upcoming Interest Period will equal the Maximum Auction Rate. Also, if all the ARC Notes are subject to Hold Orders (i.e., each holder of ARC Notes wishes to continue holding its ARC Notes, regardless of the interest rate), the interest rate for the upcoming Interest Period will equal the All Hold Rate.

        As stated above, the foregoing is only a summary of the Auction Procedures. The following section is a more detailed description of these procedures.

Auction Procedures

        The Initial Rate Adjustment Date for the Notes shall be specified in the related Prospectus Supplement.

        During the Initial Period, each class of the ARC Notes shall bear interest at the Initial Rate for such class. Thereafter, and except with respect to an Auction Period Adjustment, the ARC Notes of any class shall bear interest at an ARC Note Interest Rate based on the Auction Period for such class, as determined below.

        For each class of the ARC Notes during the Initial Period for such class and each Auction Period thereafter, interest at the applicable ARC Notes Interest Rate shall accrue daily and shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days or 365 days, as specified in the Prospectus Supplement.

        The ARC Notes Interest Rate to be borne by each class of the ARC Notes after such Initial Period for each Auction Period until an Auction Period Adjustment, if any, shall be determined as described below. Each such Auction Period after the Initial Period shall commence on and include the day following the expiration of the immediately preceding Auction Period and terminate on and include the first Business Day of the week in which the immediately following Auction Period occurs. In the case of the Auction Period that immediately follows the Initial Period for a class of the ARC Notes, such Auction Period shall commence on the Initial Rate Adjustment Date for such class. The ARC Note Interest Rate on each class of the ARC Notes for each Auction Period shall be the Auction Rate in effect for such Auction Period as determined in accordance with "-ARC Note Interest-Determining the ARC Note Interest Rate" below; provided that if, on any Interest Rate Determination Date, an Auction is not held for any reason, then the ARC Note Interest Rate on such ARC Notes for the next succeeding Auction Period shall be the applicable Maximum Auction Rate.

        Notwithstanding the foregoing:

               (i) if the  ownership of an ARC Note is no longer  maintained  in
        Book-entry Form, the ARC Note Interest Rate on the ARC Notes of such class for any Interest Period commencing after the delivery of certificates representing ARC Notes of such class pursuant to the Indenture shall equal the applicable Maximum Auction Rate on the Business Day immediately preceding the first day of such subsequent Interest Period; or

               (ii) if a Payment Default shall have occurred, the ARC Note Interest Rate on a class of the ARC Notes for the Interest Period for such class commencing on or immediately after such Payment Default, and for each Interest Period thereafter, to and including the Interest Period, if any, during which, or commencing less than two Business Days after, such Payment Default is cured, shall equal the applicable Non-Payment Rate on the first day of each such Interest Period.

        The Auction Agent shall promptly give written notice to the Trustee and the Company of each ARC Note Interest Rate (unless the ARC Note Interest Rate is the applicable Non-Payment Rate) and the Maximum Auction Rate when such rate is not the ARC Note Interest Rate, applicable to each class of the ARC Notes. The Trustee shall notify the Registered Owners of ARC Notes of the applicable ARC
Note Interest Rate applicable to each such class of ARC Notes for each Auction Period not later than the third Business Day of such Auction Period.

        Notwithstanding any other provision of the ARC Notes or the Indenture and except for the occurrence of a Payment Default, interest payable on each class of the ARC Notes for an Auction Period shall never exceed for such Auction Period the amount of interest payable at the applicable Maximum Auction Rate in effect for such Auction Period.

        If the Auction Rate for a class of ARC Notes is greater than the applicable Maximum Auction Rate, then the Variable Rate applicable to such ARC Notes for that Interest Period will be the applicable Maximum Auction Rate. If the Variable Rate applicable to such ARC Notes for any Interest Period is the applicable Maximum Auction Rate without regard to the last two clauses of the definition thereof, the Trustee shall determine the Carry-over Amount, if any, with respect to such ARC Notes for such Interest Period. Such determination of the Carry-over Amount shall be made separately for each class of the ARC Notes. Such Carry-over Amount shall bear interest calculated at a rate equal to One-Month LIBOR (as determined by the Auction Agent, provided the Trustee has received notice of One-Month LIBOR from the Auction Agent, and if the Trustee shall not have received such notice from the Auction Agent, then as determined by the Trustee) from the Interest Payment Date for the Interest Period with respect to which such Carry-over Amount was calculated, until paid. Any payment in respect of Carry-over Amount shall be applied, first, to any accrued interest payable thereon and, second, in reduction of such Carry-over Amount. Any reference to "principal" or "interest" herein shall not include within the meaning of such words Carry-over Amount or any interest accrued on any such Carry-over Amount. Such Carry-over Amount shall be separately calculated for each ARC Note of such class by the Trustee during such Interest Period in sufficient time for the Trustee to give notice to each Registered Owner of such Carry-over Amount as required in the next succeeding sentence. Not less than four days before the Interest Payment Date for an Interest Period with respect to which such Carry-over Amount has been calculated by the Trustee, the Trustee shall give written notice to each Registered Owner of the Carry-over Amount applicable to each Registered Owner's ARC Note of such class, which written notice may accompany the payment of interest by check made to each such Registered Owner on such Interest Payment Date or otherwise shall be mailed on such Interest Payment Date by first-class mail, postage prepaid, to each such Registered Owner at such Registered Owner's address as it appears on the registration records maintained by the Trustee. Such notice shall state, in addition to such Carry-over Amount, that, unless and until an ARC Note of such class has been redeemed (other than by optional redemption), after which all accrued Carry-over Amounts (and all accrued interest thereon) that remains unpaid shall be canceled and no Carry-over Amount (and interest accrued thereon) shall be paid with respect to an ARC Note of such class, (a) the Carry-over Amount (and interest accrued thereon calculated at a rate equal to One-Month LIBOR) shall be paid by the Trustee on a ARC Note of such class on the earliest of (i) the date of defeasance of any of the ARC Notes of such class or (ii) the first occurring Interest Payment Date (or on the date of any such optional redemption) if and to the extent that (A) the Eligible Carry-over Make-Up Amount with respect to such subsequent Interest Period is greater than zero, and (B) moneys are available pursuant to the terms described under "Definitions and Provisions Related to ARC Notes and Auction Procedures" in an amount sufficient to pay all or a portion of such Carry-over Amount (and interest accrued thereon), and (b) interest shall accrue on the Carry-over Amount at a rate equal to One-Month LIBOR until such Carry-over Amount is paid in full or is canceled.

        The Carry-over Amount (and interest accrued thereon) for a class of ARC Notes shall be paid by the Trustee on Outstanding ARC Notes of such class on the earliest of (a) the date of defeasance of any of the ARC Notes of such class or
(b) the first occurring Interest Payment Date if and to the extent that (i) the Eligible Carry-over Make-Up Amount with respect to such Interest Period is greater than zero, and (ii) on such Interest Payment Date there are sufficient moneys in the Revenue Fund to pay all interest due on the ARC Notes on such Interest Payment Date. Any Carry-over Amount (and any interest accrued thereon) on any ARC Note which is due and payable on an Interest Payment Date, which ARC
Note is to be redeemed (other than by optional redemption) on said Interest Payment Date, shall be paid to the Registered Owner thereof on said Interest Payment Date to the extent that moneys are available therefor in accordance with the provisions described under "Definitions and Provisions Related to ARC Notes and Auction Procedures"; provided, however, that any Carry-over Amount (and any interest accrued thereon) which is not yet due and payable on said Interest Payment Date shall be canceled with respect to said ARC Note that is to be redeemed (other than by optional redemption) on said Interest Payment Date and shall not be paid on any succeeding Interest Payment Date. To the extent that any portion of the Carry-over Amount (and any interest accrued thereon) remains unpaid after payment of a portion thereof, such unpaid portion shall be paid in whole or in part as required hereunder until fully paid by the Trustee on the earliest of (a) the date of defeasance of any of the ARC Notes of such class or
(b) the next occurring Interest Payment Date or Dates, as necessary, if and to the extent that the conditions in the second preceding sentence are satisfied. On any Interest Payment Date on which the Trustee pays only a portion of the Carry-over Amount (and any interest accrued thereon) on ARC Notes of such Class, the Trustee shall give written notice in the manner set forth in the immediately preceding paragraph to the Registered Owner of such ARC Note receiving such partial payment of the Carry-over Amount remaining unpaid on such ARC Note.

        The Interest Payment Date or other date on which such Carry-over Amount (or any interest accrued thereon) for a class of ARC Notes shall be paid shall be determined by the Trustee in accordance with the provisions of the immediately preceding paragraph, and the Trustee shall make payment of the Carry-over Amount (and any interest accrued thereon) in the same manner as, and from the same Fund from which, it pays interest on the ARC Notes on an Interest Payment Date. Any payment of Carry-over Amounts (and interest accrued thereon) shall reduce the amount of Eligible Carry-Over Make-Up Amount.

        In the event that the Auction Agent no longer determines, or fails to determine, when required, the ARC Note Interest Rate with respect to a class of ARC Notes, or, if for any reason such manner of determination shall be held to be invalid or unenforceable, the ARC Note Interest Rate for the next succeeding Interest Period, which Interest Period shall be an Auction Period, for such class of ARC Notes shall be the applicable Maximum Auction Rate as determined by the Auction Agent for such next succeeding Auction Period, and if the Auction
Agent shall fail or refuse to determine the Maximum Auction Rate, the Maximum Auction Rate shall be determined by the securities dealer appointed by the Company capable of making such a determination in accordance with the provisions hereof and written notice of such determination shall be given by such securities dealer to the Trustee.

ARC Note Interest Rate

               Determining the ARC Note Interest Rate. By purchasing ARC Notes, whether in an Auction or otherwise, each purchaser of the ARC Notes, or its Broker-Dealer, must agree and shall be deemed by such purchase to have agreed (x) to participate in Auctions on the terms described herein, (y) to have its beneficial ownership of the ARC Notes maintained at all times in Book-entry Form for the account of its Participant, which in turn will maintain records of such beneficial ownership and (z) to authorize such Participant to disclose to the Auction Agent such information with respect to such beneficial ownership as the Auction Agent may request.

               So long as the ownership of a class of ARC Notes is maintained in Book-entry Form by the Securities Depository, an Existing Owner may sell, transfer or otherwise dispose of ARC Notes of such class only pursuant to a Bid or Sell Order placed in an Auction or otherwise sell, transfer or dispose of ARC Notes through a Broker-Dealer, provided that, in the case of all transfers other than pursuant to Auctions, such Existing Owner, its Broker-Dealer or its Participant advises the Auction Agent of such transfer. Auctions shall be conducted on each Auction Date, if there is an Auction Agent on such Auction Date, in the following manner (such procedures to be applicable separately to each class of the ARC Notes):

                      (i)    (A)    Prior to the Submission Deadline on each
                             Auction Date;

                                    (1) each  Existing  Owner of ARC  Notes  may
                             submit to a Broker-Dealer by telephone or otherwise any information as to:

                                            a.   the    principal    amount   of
                                    Outstanding ARC Notes, if any, owned by such Existing Owner which such Existing Owner desires to continue to own without regard to the ARC Note Interest Rate for the next succeeding Auction Period;

                                            b.   the    principal    amount   of
                                    Outstanding ARC Notes, if any, which such Existing Owner offers to sell if the ARC
                                    Note Interest  Rate for the next  succeeding
                                    Auction Period shall be less than the rate per annum specified by such Existing Owner; and/or

                                            c.   the    principal    amount   of
                                    Outstanding ARC Notes, if any, owned by such Existing Owner which such Existing Owner offers to sell without regard to the ARC
                                    Note Interest  Rate for the next  succeeding
                                    Auction Period;

                                            and

                                    (2) one or more  Broker-Dealers  may contact
                             Potential Owners to determine the principal amount of ARC Notes which each Potential Owner offers to purchase, if the ARC Note Interest Rate for the next succeeding Auction Period shall not be less than the rate per annum specified by such Potential Owner.

               The statement of an Existing Owner or a Potential Owner referred to in (1) or (2) of this paragraph (A) is herein referred to as an "Order," and each Existing Owner and each Potential Owner placing an Order is herein referred to as a "Bidder"; an Order described in clause
        (1)a is herein referred to as a "Hold Order"; an Order described in clauses (1)b and (2) is herein referred to as a "Bid"; and an Order described in clause (1)c is herein referred to as a "Sell Order."

                             (B) (1) Subject to the provisions of (a)(ii) hereof, a Bid by an Existing Owner shall constitute an irrevocable offer to sell:

                                            a.   the    principal    amount   of
                                    Outstanding ARC Notes specified in such Bid if the ARC Note Interest Rate determined as provided in this Section (a) shall be less than the rate specified therein; or

                                            b.  such  principal   amount,  or  a
                                    lesser  principal  amount of Outstanding ARC
                                    Notes  to be  determined  as  set  forth  in
                                    (a)(iv)(A)(4)   hereof,   if  the  ARC  Note
                                    Interest Rate determined as provided in this Section (a) shall be equal to the rate specified therein; or

                                            c.  such  principal   amount,  or  a
                                    lesser  principal  amount of Outstanding ARC
                                    Notes  to be  determined  as  set  forth  in
                                    (a)(iv)(B)(3) hereof, if the rate specified therein shall be higher than the applicable Maximum Auction Rate and Sufficient Bids have not been made.

                                    (2)  Subject  to the  provisions  of (a)(ii)
                             hereof, a Sell Order by an Existing Owner shall constitute an irrevocable offer to sell:

                                            a.     the   principal   amount   of
                                    Outstanding  ARC  Notes specified  in   such
                                    Sell Order; or

                                            b.  such  principal   amount,  or  a
                                    lesser  principal  amount of Outstanding ARC
                                    Notes set forth in (a)(iv)(B)(3) hereof, if Sufficient Bids have not been made.

                                    (3)  Subject  to the  provisions  of (a)(ii)
                             hereof, a Bid by a Potential Owner shall constitute an irrevocable offer to purchase:

                                            a.   the    principal    amount   of
                                    Outstanding ARC Notes specified in such Bid if the ARC Note Interest Rate determined as provided in this Section (a) shall be higher than the rate specified in such Bid; or

                                            b.  such  principal   amount,  or  a
                                    lesser  principal  amount of Outstanding ARC
                                    Notes set forth in (a)(iv)(A)(5) hereof, if the ARC Note Interest Rate determined as provided in this Section (a) shall be equal to the rate specified in such Bid.

                      (ii) (A) Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and shall specify with respect to each such Order:

                                    (1)     the name of the Bidder placing such
                                     Order;

                                    (2) the  aggregate  principal  amount of ARC
                                     Notes that are the subject of such Order;

                                    (3) to the  extent  that  such  Bidder is an
                                     Existing Owner:

                                            a.     the principal amount of ARC
                                    Notes, if any, subject to any
                                    Hold Order placed by such Existing Owner;

                                            b.     the principal amount  of  ARC
                                    Notes, if  any, subject  to  any Bid  placed
                                    by  such  Existing  Owner  and  the   rate
                                    specified in such Bid; and

                                            c.     the principal amount of ARC
                                    Notes, if any, subject to any Sell Order placed by such Existing Owner;

                                 and

                                    (4) to the extent such Bidder is a Potential
                             Owner, the rate specified in such Potential Owner's Bid.

                             (B) If any rate  specified in any Bid contains more
                      than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next higher one thousandth of 1%.

                             (C) If an Order or Orders  covering all Outstanding
                      ARC Notes owned by an Existing Owner is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Owner covering the principal amount of Outstanding ARC Notes owned by such Existing Owner and not subject to an Order submitted to the Auction Agent.

                             (D) Neither the Company, the Trustee nor the Auction Agent shall be responsible for any failure of a Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Owner or Potential Owner.

                             (E) If any Existing Owner submits through a Broker-Dealer to the Auction Agent one or more Orders covering in the aggregate more than the principal amount of Outstanding ARC Notes owned by such Existing Owner, such Orders shall be considered valid as follows and in the following order of priority:

                                    (1) All  Hold  Orders  shall  be  considered
                             valid, but only up to the aggregate principal amount of Outstanding ARC Notes owned by such Existing Owner, and if the aggregate principal amount of ARC Notes subject to such Hold Orders exceeds the aggregate principal amount of ARC Notes owned by such Existing Owner, the aggregate principal amount of ARC Notes subject to each such Hold Order shall be reduced pro rata so that the aggregate principal amount of ARC Notes subject to such Hold Order equals the aggregate principal amount of Outstanding ARC Notes owned by such Existing Owner.

                                    (2) a. Any Bid shall be considered  valid up
                                    to an  amount  equal  to the  excess  of the
                                    principal  amount of  Outstanding  ARC Notes
                                    owned  by  such  Existing   Owner  over  the
                                    aggregate principal amount of ARC Notes subject to any Hold Order referred to in clause (A) of this paragraph (v);

                                            b. subject to subclause  (1) of this
                                    clause (B), if more than one Bid with the same rate is submitted on behalf of such Existing Owner and the aggregate principal amount of Outstanding ARC Notes subject to such Bids is greater than such excess, such Bids shall be considered valid up to an amount equal to such excess;

                                            c. subject to subclauses (1) and (2)
                                    of this clause (B), if more than one Bid with different rates are submitted on behalf of such Existing Owner, such Bids shall be considered valid first in the ascending order of their respective rates until the highest rate is reached at which such excess exists and then at such rate up to the amount of such excess; and

                                            d. in any such event,  the amount of
                                    Outstanding  ARC Notes,  if any,  subject to
                                    Bids not valid  under this  clause (B) shall
                                    be  treated  as  the  subject  of a Bid by a
                                    Potential   Owner   at  the   rate   therein
                                    specified; and

                                    (3) All  Sell  Orders  shall  be  considered
                             valid up to an amount equal to the excess of the principal amount of Outstanding ARC Notes owned by such Existing Owner over the aggregate principal amount of ARC Notes subject to Hold Orders referred to in clause (1) of this paragraph (v) and valid Bids referred to in clause (2) of this paragraph
                             (E).

                             (F) If more than one Bid for ARC Notes is submitted
                      on behalf of any Potential Owner, each Bid submitted shall be a separate Bid with the rate and principal amount therein specified.

                             (G) An  Existing  Owner  that  offers  to  purchase
                      additional ARC Notes is, for purposes of such offer, treated as a Potential Owner.

                             (H) Any Bid or Sell Order  submitted by an Existing
                      Owner covering an aggregate principal amount of ARC Notes not equal to an Authorized Denomination shall be rejected and shall be deemed a Hold Order. Any Bid submitted by a Potential Owner covering an aggregate principal amount of ARC Notes not equal to an Authorized Denomination shall be rejected.

                             (I) Any  Bid  specifying  a rate  higher  than  the
                      applicable Maximum Auction Rate will (1) be treated as a Sell Order if submitted by an Existing Owner and (2) not be accepted if submitted by a Potential Owner.

                             (J)  Any  Order   submitted  in  an  Auction  by  a
                      Broker-Dealer to the Auction Agent prior to the Submission Deadline on any Auction Date shall be irrevocable.

                      (iii) (A) Not earlier than the Submission Deadline on each Auction Date, the Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being herein referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order," and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and shall determine:

                                    (1) the excess of the total principal amount
                             of Outstanding ARC Notes over the sum of the aggregate principal amount of Outstanding ARC Notes subject to Submitted Hold Orders (such excess being herein referred to as the "Available ARC Notes"), and

                                    (2) from the Submitted Orders whether:

                                            a. the aggregate principal amount of
                                    Outstanding  ARC Notes  subject to Submitted
                                    Bids by Potential Owners specifying one or more rates equal to or lower than the applicable Maximum Auction Rate;

                      exceeds or is equal to the sum of:

                                            b. the aggregate principal amount of
                                    Outstanding  ARC Notes  subject to Submitted
                                    Bids by Existing  Owners  specifying  one or
                                    more  rates   higher  than  the   applicable
                                    Maximum Auction Rate; and

                                            c.    the aggregate principal amount
                                    of  Outstanding  ARC  Notes  subject   to
                                    Submitted Sell Orders;

                             (in the event such excess or such equality exists, other than because all of the Outstanding ARC Notes are subject to Submitted Hold Orders, such Submitted Bids described in subclause a. above shall be referred to collectively as "Sufficient Bids"); and

                                    (3)  if  Sufficient  Bids  exist,   the  Bid
                             Auction Rate, which shall be the lowest rate specified in such Submitted Bids such that if:

                                            a.  (x)  each   Submitted  Bid  from
                                    Existing Owners  specifying such lowest rate
                                    and  (y)  all  other   Submitted  Bids  from
                                    Existing Owners  specifying lower rates were
                                    rejected,   thus   entitling  such  Existing
                                    Owners  to  continue  to own  the  principal
                                    amount   of  ARC  Notes   subject   to  such
                                    Submitted Bids; and

                                            b. (x) each such  Submitted Bid from
                                    Potential Owners specifying such lowest rate
                                    and  (y)  all  other   Submitted  Bids  from
                                    Potential Owners specifying lower rates were accepted;

                      the result would be that such Existing Owners described in subclause a. above would continue to own an aggregate principal amount of Outstanding ARC Notes which, when added to the aggregate principal amount of Outstanding ARC Notes to be purchased by such Potential Owners described in subclause b. above, would equal not less than the Available ARC Notes.

                             (B) Promptly  after the Auction  Agent has made the
                      determinations pursuant to (a)(iii)(A), the Auction Agent shall advise the Trustee, the Broker-Dealers and the Company of the Maximum Auction Rate and the All Hold Rate and the components thereof on the Auction Date and, based on such determinations, the Auction Rate for the next succeeding Interest Period as follows:

                                    (1)  if  Sufficient  Bids  exist,  that  the
                             Auction Rate for the next succeeding Interest Period shall be equal to the Bid Auction Rate so determined;

                                    (2) if  Sufficient  Bids do not exist (other
                             than because all of the Outstanding ARC Notes are subject to Submitted Hold Orders), that the Auction Rate for the next succeeding Interest Period shall be equal to the applicable Maximum Auction Rate; or

                                    (3) if all Outstanding ARC Notes are subject
                             to Submitted Hold Orders, that the Auction Rate for the next succeeding Interest Period shall be equal to the applicable All Hold Rate.

                             (C) Promptly after the Auction Agent has determined
                      the Auction Rate, the Auction Agent shall determine and advise the Trustee of the ARC Note Interest Rate, which rate shall be the Auction Rate; provided, however, that in no event shall the ARC Note Interest Rate exceed the applicable Maximum Auction Rate.

                      (iv) Existing  Owners shall  continue to own the principal amount of ARC Notes that are subject to Submitted Hold Orders. If Sufficient Bids have been received by the Auction Agent, the Bid Auction Rate will be the ARC Note Interest Rate, and Submitted Bids and Submitted Sell Orders will be accepted or rejected and the Auction Agent will take such other action as described below in subparagraph (A).

                      If the Auction Rate is greater than the applicable Maximum
               Auction Rate, the ARC Note Interest Rate shall be equal to the applicable Maximum Auction Rate. If the Auction Agent has not received Sufficient Bids (other than because all of the Outstanding ARC Notes are subject to Submitted Hold Orders), the ARC Note Interest Rate will be the applicable Maximum Auction Rate. In any of the cases described above, Submitted Orders will be accepted or rejected and the Auction Agent will take such other action as described below in subparagraph (B).

                             (A) If  Sufficient  Bids  have been made and if the
                      applicable Maximum Auction Rate does not apply (in which case the ARC Note Interest Rate shall be the Bid Auction
                      Rate), all Submitted Sell Orders shall be accepted and, subject to the provisions of clauses (4) and (5) of this
                      (a)(iv), Submitted Bids shall be accepted or rejected as follows in the following order of priority, and all other Submitted Bids shall be rejected:

                                    (1)   Existing   Owners'    Submitted   Bids
                             specifying  any rate  that is  higher  than the ARC
                             Note Interest Rate shall be accepted, thus requiring each such Existing Owner to sell the aggregate principal amount of ARC Notes subject to such Submitted Bids;

                                    (2)   Existing   Owners'    Submitted   Bids
                             specifying any rate that is lower than the ARC Note Interest Rate shall be rejected, thus entitling each such Existing Owner to continue to own the aggregate principal amount of ARC Notes subject to such Submitted Bids;

                                    (3)   Potential   Owners'   Submitted   Bids
                             specifying any rate that is lower than the ARC Note Interest Rate shall be accepted;

                                    (4)  Each  Existing  Owners'  Submitted  Bid
                             specifying a rate that is equal to the ARC Note Interest Rate shall be rejected, thus entitling such Existing Owner to continue to own the aggregate principal amount of ARC Notes subject to such Submitted Bid, unless the aggregate principal amount of Outstanding ARC Notes subject to all such Submitted Bids shall be greater than the principal amount of ARC Notes (the "remaining principal amount") equal to the excess of the Available ARC Notes over the aggregate principal amount of ARC
                             Notes subject to Submitted Bids described in clauses (2) and (3) of this (a)(iv)(D)(1), in which event such Submitted Bid of such Existing Owner shall be rejected in part, and such Existing Owner shall be entitled to continue to own the principal amount of ARC Notes subject to such Submitted Bid, but only in an amount equal to the aggregate principal amount of ARC Notes obtained by multiplying the remaining principal amount by a fraction, the numerator of which shall be the principal amount of Outstanding ARC Notes owned by such Existing Owner subject to such Submitted Bid and the denominator of which shall be the sum of the principal amount of Outstanding ARC Notes subject to such Submitted Bids made by all such Existing Owners that specified a rate equal to the ARC Note Interest Rate, subject to the provisions of (a)(iv)(D) hereof; and

                                    (5) Each  Potential  Owner's  Submitted  Bid
                             specifying a rate that is equal to the ARC Note Interest Rate shall be accepted, but only in an amount equal to the principal amount of ARC Notes obtained by multiplying the excess of the aggregate principal amount of Available ARC Notes over the aggregate principal amount of ARC Notes subject to Submitted Bids described in clauses (2), (3) and
                             (4) of (a)(iv)(A) hereof by a fraction the numerator of which shall be the aggregate principal amount of Outstanding ARC Notes subject to such Submitted Bid and the denominator of which shall be the sum of the principal amount of Outstanding ARC Notes subject to Submitted Bids made by all such Potential Owners that specified a rate equal to the ARC Note Interest Rate, subject to the provisions of (a)(iv)(D) hereof.

                             (B) If  Sufficient  Bids have not been made  (other
                      than because all of the Outstanding ARC Notes are subject to submitted Hold Orders), or if the applicable Maximum Auction Rate applies, subject to the provisions of
                      (a)(iv)(D) hereof, Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

                                    (1)   Existing   Owners'    Submitted   Bids
                             specifying any rate that is equal to or lower than the ARC Note Interest Rate shall be rejected, thus entitling such Existing Owners to continue to own the aggregate principal amount of ARC Notes subject to such Submitted Bids;

                                    (2)   Potential   Owners'   Submitted   Bids
                             specifying (x) any rate that is equal to or lower than the ARC Note Interest Rate shall be accepted and (y) any rate that is higher than the ARC Note Interest Rate shall be rejected; and

                                    (3)  each  Existing  Owner's  Submitted  Bid
                             specifying  any rate  that is  higher  than the ARC
                             Note Interest Rate and the Submitted Sell Order of each Existing Owner shall be accepted, thus entitling each Existing Owner that submitted any such Submitted Bid or Submitted Sell Order to sell the ARC Notes subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the aggregate principal amount of ARC Notes obtained by multiplying the aggregate principal amount of ARC Notes subject to Submitted Bids described in clause (2)(x) of this (a)(iv)(B) by a fraction the numerator of which shall be the aggregate principal amount of Outstanding ARC Notes owned by such Existing Owner subject to such submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate principal amount of Outstanding ARC Notes subject to all such Submitted Bids and Submitted Sell Orders.

                             (C) If all ARC Notes are subject to Submitted  Hold
                      Orders, all Submitted Bids shall be rejected.

                             (D) If, as a result of the procedures  described in
                      paragraph (A) or (B) of this Section (a)(iv), any Existing Owner would be entitled or required to sell, or any Potential Owner would be entitled or required to purchase, a principal amount of ARC Notes that is not equal to an Authorized Denomination, the Auction Agent shall, in such manner as in its sole discretion it shall determine, round up or down the principal amount of ARC Notes to be purchased or sold by any Existing Owner or Potential Owner so that the principal amount of ARC Notes purchased or sold by each Existing Owner or Potential Owner shall be equal to an Authorized Denomination.

                             (E) If, as a result of the procedures  described in
                      paragraph (B) of this (a)(iv), any Potential Owner would be entitled or required to purchase less than an Authorized Denomination of ARC Notes, the Auction Agent shall, in such manner as in its sole discretion it shall determine, allocate ARC Notes for purchase among Potential Owners so that only ARC Notes in Authorized Denominations are purchased by any Potential Owner, even if such allocation results in one or more of such Potential Owners not purchasing any ARC Notes.

                      (v) Based on the result of each Auction, the Auction Agent shall determine the aggregate principal amount of ARC Notes to be purchased and the aggregate principal amount of ARC Notes to be sold by Potential Owners and Existing Owners on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-Dealer, to the extent that such aggregate principal amount of ARC Notes to be sold differs from such aggregate principal amount of ARC Notes to be purchased, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, ARC Notes.

                      (vi) Any  calculation by the Auction Agent or the Trustee, as applicable, of the ARC Note Interest Rate, the Maximum Auction Rate, the All Hold Rate and the Non-Payment Rate shall, in the absence of manifest error, be binding on all other parties.

                      (vii) Notwithstanding anything to the contrary, (A) no Auction for the ARC Notes for an Auction Period of less than 180 days will be held on any Auction Date hereunder on which there are insufficient moneys in the Revenue Fund to pay, or otherwise held by the Trustee under the Indenture and available to pay, the principal of and interest due on the ARC Notes on the Interest Payment Date immediately following such Auction Date, and (B) no Auction will be held on any Auction Date hereunder during the continuance of a Payment Default. The Trustee shall promptly notify the Auction Agent of any such occurrence.

        Application of Interest Payments for the ARC Notes.

                       (i) The Trustee shall determine not later than 2:00 p.m.,
               eastern  time,  on the Business Day next  succeeding  an Interest
               Payment Date, whether a Payment Default has occurred. If a Payment Default has occurred, the Trustee shall, not later than 2:15 p.m., eastern time, on such Business Day, send a notice thereof to the Auction Agent by telecopy or similar means and, if such Payment Default is cured, the Trustee shall immediately send a notice to the Auction Agent by telecopy or similar means.

                      (ii) Not  later  than 2:00  p.m.,  eastern  time,  on each anniversary of the Closing Date, the Trustee shall pay to the Auction Agent, in immediately available funds out of amounts in the Revenue Fund, an amount equal to the Auction Agent Fee as set forth in the Auction Agent Agreement. Not later than 2:00 p.m., eastern time, on each Auction Date, the Trustee shall pay to the Auction Agent, in immediately available funds out of amounts in the Revenue Fund, an amount equal to the broker-dealer fee as calculated in the Auction Agent Agreement. The Trustee shall, from time to time at the request of the Auction Agent and at the direction of an Authorized Officer, reimburse the Auction Agent for its reasonable expenses as provided in the Auction Agent Agreement, such expenses to be paid out of amounts in the Revenue Fund.

        Calculation of Maximum Auction Rate, All Hold Rate and Non-Payment Rate. The Auction Agent shall calculate the applicable Maximum Auction Rate and All Hold Rate, as the case may be, on each Auction Date and shall notify the Trustee and the Broker-Dealers of the applicable Maximum Auction Rate and All Hold Rate, as the case may be, as provided in the Auction Agent Agreement; provided, that if the ownership of the ARC Notes is no longer maintained in Book-entry Form, or if a Payment Default has occurred, then the Trustee shall determine the applicable Maximum Auction Rate, All Hold Rate and Non-Payment Rate for each such Interest Period. If the ownership of the ARC Notes is no longer maintained in Book-entry Form by the Securities Depository, the Trustee shall calculate the applicable Maximum Auction Rate on the Business Day immediately preceding the first day of each Interest Period after the delivery of certificates representing the ARC Notes pursuant to the Indenture. If a Payment Default shall have occurred, the Trustee shall calculate the Non-Payment Rate on the Interest Rate Determination Date for (i) each Interest Period commencing after the occurrence and during the continuance of such Payment Default and (ii) any Interest Period commencing less than two Business Days after the cure of any Payment Default. If calculated or determined by the Auction Agent, the Auction Agent shall promptly advise the Trustee of the applicable Maximum Auction Rate and All Hold Rate.

        If the Federal Reserve Bank of New York does not make available its 30-day commercial paper rate for purposes of determining the "AA" Composite Commercial Paper Rate, the Auction Agent shall notify the Trustee of such fact and the Trustee shall thereupon request that an Authorized Officer promptly appoint at least two Commercial Paper Dealers (in addition to PaineWebber) to provide commercial paper quotes for purposes of determining the "AA" Composite Commercial Paper Rate. Pending appointment of both such additional Commercial Paper Dealers, PaineWebber and any other Commercial Paper Dealer appointed and serving as such shall provide the required quotations, and such quotations shall be used for purposes of this Exhibit III. PaineWebber has been appointed as a Commercial Paper Dealer to provide commercial paper quotes for purposes of determining the "AA" Composite Commercial Paper Rate as provided above.

        Notification of Rates, Amounts and Payment Dates. By 12:00 noon, eastern time, on the Business Day following each Regular Record Date, the Trustee shall determine the aggregate amounts of interest distributable on the next succeeding Interest Payment Date to the beneficial owners of ARC Notes.

        At least four days prior to any Interest Payment Date, the Trustee shall:

               (a) confirm with the Auction Agent, so long as no Payment Default has occurred and is continuing and the ownership of the ARC Notes is maintained in Book-entry Form by the Securities Depository, (i) the date of such next Interest Payment Date and (ii) the amount payable to the Auction Agent on the Auction Date pursuant to "-Application of Interest Payments for the ARC Notes" above.

               (b) advise the Registered Owners of a Class of ARC Notes of any Carry-over Amount accruing on such ARC Notes; and

               (c) advise the Securities Depository, so long as the ownership of the ARC Notes is maintained in Book-entry Form by the Securities Depository, upon request, of the aggregate amount of interest distributable on such next Interest Payment Date to the beneficial owners of each class of the ARC Notes.

               If any day scheduled to be an Interest Payment Date shall be changed after the Trustee shall have given the notice or confirmation referred to above, the Trustee shall, not later than 11:15 a.m., eastern time, on the Business Day next preceding the earlier of the new Interest Payment Date or the old Interest Payment Date, by such means as the Trustee deems practicable, give notice of such change to the Auction Agent, so long as no Payment Default has occurred and is continuing and the ownership of the ARC Notes is maintained in Book-entry Form by the Securities Depository.

        Auction Agent. Bankers Trust Company has been appointed as Initial Auction Agent to serve as agent for the Company in connection with Auctions. The Trustee and the Company will, and the Trustee is hereby directed to, enter into the Initial Auction Agent Agreement with Bankers Trust Company, as the Initial Auction Agent. Any Substitute Auction Agent shall be (a) a bank, national banking association or trust company duly organized under the laws of the United States of America or any state or territory thereof having its principal place of business in the Borough of Manhattan, New York, or such other location as approved by the Trustee in writing and having a combined capital stock or surplus of at least $50,000,000, or (b) a member of the National Association of Securities Dealers, Inc., having a capitalization of at least $50,000,000, and, in either case, authorized by law to perform all the duties imposed upon it hereunder and under the Auction Agent Agreement. The Auction Agent may at any time resign and be discharged of the duties and obligations created by the Indenture by giving at least 90 days' notice to the Trustee, the Market Agent and the Company. The Auction Agent may be removed at any time by the Trustee upon the written direction of an Authorized Officer or the Registered Owners of 51% of the aggregate principal amount of the ARC Notes then Outstanding, and if by such Registered Owners, by an instrument signed by such Registered Owners or their attorneys and filed with the Auction Agent, the Company and the Trustee upon at least 90 days' notice. Neither resignation nor removal of the Auction Agent pursuant to the preceding two sentences shall be effective until and unless a Substitute Auction Agent has been appointed and has accepted such appointment. If required by the Company, a Substitute Auction Agent Agreement shall be entered into with a Substitute Auction Agent. Notwithstanding the foregoing, the Auction Agent may terminate the Auction Agent Agreement if, within 25 days after notifying the Trustee, the Market Agent and the Company in writing that it has not received payment of any Auction Agent Fee due it in accordance with the terms of the Auction Agent Agreement, the Auction Agent does not receive such payment.

        If the Auction Agent shall resign or be removed or be dissolved, or if the property or affairs of the Auction Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, the Trustee at the direction of an Authorized Officer, shall use its best efforts to appoint a Substitute Auction Agent.

        The Auction Agent is acting as agent for the Company in connection with Auctions. In the absence of bad faith, negligent failure to act or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or omitted or any error of judgment made by it in the performance of its duties under the Auction Agent Agreement and shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

        Broker-Dealers. The Auction Agent will enter into a Broker-Dealer Agreement with PaineWebber, as the initial Broker-Dealer. An Authorized Officer may, from time to time, approve one or more additional persons to serve as Broker-Dealers under Broker-Dealer Agreements and shall be responsible for providing such Broker-Dealer Agreements to the Trustee and the Auction Agent, provided, however that while PaineWebber is serving as a Broker-Dealer, PaineWebber shall have the right to consent to the approval of any additional Broker-Dealers, which consent will not be unreasonably withheld. Any Broker-Dealer may be removed at any time, at the request of an Authorized Officer, but there shall, at all times, be at least one Broker-Dealer appointed and acting as such.

        Changes in Auction Period or Periods and Certain Percentages. While any of the ARC Notes are Outstanding, the Company may, from time to time, change the length of one or more Auction Periods (an "Auction Period Adjustment"), in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the Auction Period and the interest rate borne by the ARC
Notes. The Company shall not initiate an Auction Period Adjustment unless it shall have received the written consent of the Market Agent, which consent shall not be unreasonably withheld, not later than nine days prior to the Auction Date for such Auction Period. The Company shall initiate the Auction Period Adjustment by giving written notice by Company Order to the Trustee, the Auction Agent, the Market Agent, each Rating Agency and the Securities Depository at least 10 days prior to the Auction Date for such Auction Period. Any such adjusted Auction Period shall not be less than 7 days nor more than 366 days.

        An Auction Period Adjustment shall take effect only if (A) the Trustee and the Auction Agent receive, by 11:00 a.m., eastern time, on the Business Day before the Auction Date for the first such Auction Period, a Company Certificate authorizing the Auction Period Adjustment specified in such certificate along with a copy of the written consent of the Market Agent and, (B) Sufficient Bids exist as of the Auction on the Auction Date for such first Auction Period. If the condition referred to in (A) above is not met, the applicable ARC Note Interest Rate for the next Auction Period shall be determined pursuant to the above provisions and the Auction Period shall be the Auction Period determined without reference to the proposed change. If the condition referred to in (A) is met but the condition referred in (B) above is not met, the applicable ARC Note Interest Rate for the next Auction Period shall be the applicable Maximum Auction Rate and the Auction Period shall be the Auction Period determined without reference to the proposed change. In connection with any Auction Period Adjustment, the Auction Agent shall provide such further notice to such parties as is specified in the Auction Agent Agreement.

        Changes in the Auction Date. The Market Agent, with the written consent of an Authorized Officer and, if applicable, upon receipt of the opinion of Note Counsel as required below, may specify an earlier Auction Date (but in no event more than five Business Days earlier) than the Auction Date that would otherwise be determined in accordance with the definition of "Auction Date" herein with respect to one or more specified Auction Periods in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an Auction Date and the interest rate borne on the ARC Notes. The Market Agent shall deliver a written request for consent to such change in the length of the Auction Date to the Company at least 14 days prior to the effective date of such change. If the Company shall have delivered such written consent to the Market Agent, the Market Agent shall provide notice of its determination to specify an earlier Auction Date for one or more Auction Periods by means of a written notice delivered at least 10 days prior to the proposed changed Auction Date to the Trustee, the Auction Agent, the Company, each Rating Agency and the Securities Depository. In connection with any change described in the preceding paragraph, the Auction Agent shall provide such further notice to such parties as is specified in the Auction Agent Agreement.

        Additional Provisions Regarding the Interest Rates on the ARC Notes. The determination of a Variable Rate by the Auction Agent or any other Person shall be conclusive and binding on the Registered Owners of the Class of ARC Notes to which such Variable Rate applies, and the Company and the Trustee may rely thereon for all purposes.

        In no event shall the cumulative amount of interest paid or payable on a class of ARC Notes (including interest calculated as provided herein, plus any other amounts that constitute interest on the ARC Notes of such class under applicable law, which are contracted for, charged, reserved, taken or received pursuant to the ARC Notes of such class or related documents) calculated from the date of issuance of the ARC Notes of such class through any subsequent day during the term of the ARC Notes of such class or otherwise prior to payment in full of the ARC Notes of such class exceed the amount permitted by applicable law. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the ARC Notes of such class or related documents or otherwise contracted for, charged, reserved, taken or received in connection with the ARC Notes of such class, or if the redemption or acceleration of the maturity of the ARC Notes of such class results in payment to or receipt by the Registered Owner or any former Registered Owner of the ARC Notes of such class of any interest in excess of that permitted by applicable law, then, notwithstanding any provision of the ARC Notes of such class or related documents to the contrary, all excess amounts theretofore paid or received with respect to the ARC Notes of such class shall be credited on the principal balance of the ARC Notes of such class (or, if the ARC Notes of such class have been paid or would thereby be paid in full, refunded by the recipient thereof), and the provisions of the ARC Notes of such class and related documents shall automatically and immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under the ARC Notes of such class and under the related documents.

        Qualifications of Market Agent. The Market Agent shall be a member of the National Association of Securities Dealers, Inc., have a capitalization of at least $50,000,000 and be authorized by law to perform all the duties imposed upon it by the Indenture. The Market Agent may resign and be discharged of the duties and obligations created under the Indenture by giving at least 30 days' notice to the Company and the Trustee, provided that such resignation shall not be effective until the appointment of a successor market agent by the Company and the acceptance of such appointment by such successor market agent. The Market Agent may be replaced at the direction of the Company, by an instrument signed by an Authorized Officer, filed with the Market Agent and the Trustee at least 30 days before the effective date of such replacement, provided that such replacement shall not be effective until the appointment of a successor market agent by the Company and the acceptance of such appointment by such successor market agent.

        In the event that the Market Agent shall be removed or be dissolved, or if the property or affairs of the Market Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, and there is no Market Agent and the Company shall not have appointed its successor as Market Agent, the Trustee, notwithstanding the provisions of the preceding paragraph, shall be deemed to be the Market Agent for all purposes of the Indenture until the appointment by the Company of the successor Market Agent. Nothing in the Indenture shall be construed as conferring on the Trustee additional duties other than as set forth in the Indenture.

                         ARC NOTE SETTLEMENT PROCEDURES

        Capitalized terms used herein shall have the respective meanings specified herein under "Definitions and Provisions Related to ARC Notes and Auction Procedures." These settlement procedures apply to all ARC Notes except as may otherwise be specified with respect to a series in the related Prospectus Supplement.

               (a) Not later than 3:00 p.m. on each Auction Date, the Auction Agent is required to notify by telephone the Broker-Dealers that participated in the Auction held on such Auction Date and submitted an Order on behalf of any Existing Owner or Potential Owner of:

                      (i)   the Auction Rate fixed for the next Interest Period;

                      (ii) whether there were  Sufficient  Clearing Bids in such
               Auction;

                     (iii) if such  Broker-Dealer  (a "Seller's  Broker-Dealer")
               submitted a Bid or a Sell Order on behalf of an Existing Owner, whether such Bid or Sell Order was accepted or rejected, in whole or in part, and the principal amount of ARC Notes, if any, to be sold by such Existing Owner;

                      (iv) if such  Broker-Dealer  (a  "Buyer's  Broker-Dealer")
               submitted a Bid on behalf of a Potential Owner, whether such Bid was accepted or rejected, in whole or in part, and the principal amount of ARC Notes, if any, to be purchased by such Potential Owner;

                       (v) if the aggregate  principal amount of ARC Notes to be
               sold by all Existing Owners on whose behalf such Broker-Dealer submitted Bids or Sell Orders is different than the aggregate principal amount of ARC Notes to be purchased by all Potential Owners on whose behalf such Broker-Dealer submitted a Bid, the name or names of one or more other Buyer's Broker-Dealers (and the Participant, if any, of each such other Buyer's Broker-Dealer) acting for one or more purchasers of such excess principal amount of ARC Notes and the principal amount of ARC Notes to be purchased from one or more Existing Owners on whose behalf such Broker-Dealer acted by one or more Potential Owners on whose behalf each of such other Buyer's Broker-Dealers acted; and

                      (vi) if the principal  amount of ARC Notes to be purchased by all Potential Owners on whose behalf such Broker-Dealer submitted a Bid exceeds the amount of ARC Notes to be sold by all Existing Owners on whose behalf such Broker-Dealer submitted a Bid or a Sell Order, the name or names of one or more Seller's Broker-Dealers (and the name of the agent member, if any, of each such Seller's Broker-Dealer) acting for one or more sellers of such excess principal amount of ARC Notes and the principal amount of ARC Notes to be sold to one or more Potential Owners on whose behalf such Broker-Dealer acted by one or more Existing Owners on whose behalf each of such Seller's Broker-Dealers acted;

                     (vii) unless previously  provided, a list of all Applicable
               ARC Notes Rates and related Interest Periods (or portions thereof) since the last Interest Payment Date; and

                    (viii) the Auction Date for the next succeeding Auction.

               (b) On each Auction Date, each Broker-Dealer that submitted an Order on behalf of any Existing Owner or Potential Owner shall:

                       (i) advise each  Existing  Owner and  Potential  Owner on
               whose behalf such Broker-Dealer submitted a Bid or Sell Order in the Auction on such Auction Date whether such Bid or Sell Order was accepted or rejected, in whole or in part;

                      (ii) instruct each Potential Owner on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Bidder's Participant to pay to such
               Broker-Dealer (or its Participant) through the Securities Depository the amount necessary to purchase the principal amount of ARC Notes to be purchased pursuant to such Bid against receipt of such principal amount of ARC Notes;

                     (iii) in the  case of a  Broker-Dealer  that is a  Seller's
               Broker-Dealer, instruct each Existing Owner on whose behalf such Broker-Dealer submitted a Sell Order that was accepted, in whole or in part, or a Bid that was accepted, in whole or in part, to instruct such Existing Owner's Participant to deliver to such Broker-Dealer (or its Participant) through the Securities Depository the principal amount of ARC Notes to be sold pursuant to such Bid or Sell Order against payment therefor;

                      (iv) advise each Existing Owner on whose behalf such Broker-Dealer submitted an Order and each Potential Owner on whose behalf such Broker-Dealer submitted a Bid of the Auction Rate for the next Interest Period;

                       (v) advise each Existing Owner on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, of the next Auction Date; and

                      (vi) advise each Potential Owner on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, of the next Auction Date.

               (c) On the basis of the information provided to it pursuant to paragraph (a) above, each Broker-Dealer that submitted a Bid or Sell Order in an Auction is required to allocate any funds received by it pursuant to paragraph (b)(ii) above, and any ARC Notes received by it pursuant to paragraph (b)(iii) above, among the Potential Owners, if any, on whose behalf such Broker-Dealer submitted Bids, the Existing Owners, if any, on whose behalf such Broker-Dealer submitted Bids or Sell Orders in such Auction, and any Broker-Dealers identified to it by the Auction Agent following such Auction pursuant to paragraph (a)(v) or
        (a)(vi) above.

               (d)    On each Auction Date:

                       (i) each Potential Owner and Existing Owner with an Order
               in the Auction on such Auction Date shall instruct its Participant as provided in (b)(ii) or (b)(iii) above, as the case may be;

                      (ii) each Seller's Broker-Dealer that is not a Participant in the Securities  Depository  shall instruct its  Participant to
               (A) pay through the Securities Depository to the Participant of the Existing Owner delivering ARC Notes to such Broker-Dealer following such Auction pursuant to (b)(iii) above the amount necessary, including accrued interest, if any, to purchase such ARC Notes against receipt of such ARC Notes, and (B) deliver such ARC Notes through the Securities Depository to a Buyer's Broker-Dealer (or its Participant) identified to such Seller's Broker-Dealer pursuant to (a)(v) above against payment therefor; and

                     (iii) each Buyer's  Broker-Dealer that is not a Participant in the Securities  Depository  shall instruct its  Participant to
               (A)  pay  through  the   Securities   Depository  to  a  Seller's
               Broker-Dealer (or its Participant) identified following such Auction pursuant to (a)(vi) above the amount necessary, including accrued interest, if any, to purchase the ARC Notes to be purchased pursuant to (b)(ii) above against receipt of such ARC Notes, and (B) deliver such ARC Notes through the Securities Depository to the Participant of the purchaser thereof against payment therefor.

               (e) On the first Business Day of the Interest Period next succeeding each Auction Date:

                       (i) each  Participant for a Bidder in the Auction on such
               Auction Date referred to in (d)(i) above shall instruct the Securities Depository to execute the transactions described under
               (b)(ii) or (b)(iii) above for such Auction, and the Securities Depository shall execute such transactions;

                      (ii) each Seller's  Broker-Dealer or its Participant shall instruct the Securities Depository to execute the transactions described in (d)(ii) above for such Auction, and the Securities Depository shall execute such transactions; and

                     (iii) each Buyer's  Broker-Dealer or its Participant  shall instruct the Securities Depository to execute the transactions described in (d)(iii) above for such Auction, and the Securities Depository shall execute such transactions.

               (f) If an Existing Owner selling ARC Notes in an Auction fails to deliver such ARC Notes (by authorized book-entry), a Broker-Dealer may deliver to the Potential Owner on behalf of which it submitted a Bid that was accepted a principal amount of ARC Notes that is less than the principal amount of ARC Notes that otherwise was to be purchased by such Potential Owner. In such event, the principal amount of ARC Notes to be so delivered shall be determined solely by such Broker-Dealer. Delivery of such lesser principal amount of ARC Notes shall constitute good delivery. Notwithstanding the foregoing terms of this paragraph (f), any delivery or nondelivery of ARC Notes which shall represent any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or nondelivery in accordance with the provisions of the Auction Agent and the Broker-Dealer Agreement.

                           DEFINITIONS AND PROVISIONS
                           RELATED TO LIBOR RATE NOTES

        The definitions and provisions relating to LIBOR Rate Notes are, unless otherwise specified with respect to a Series in the related Prospectus Supplement, set forth below.

LIBOR-Related Definitions

        "Applicable Rate" shall mean, with respect to the LIBOR Rate Notes of any class for the first Interest Period, the rate per annum specified in the related Prospectus Supplement and, with respect to the LIBOR Rate Notes of any class for each subsequent Interest Period, the LIBOR-Based Rate as determined by the Calculation Agent on the LIBOR Determination Date; provided, however, that the Applicable Rate cannot exceed the Maximum Interest Rate.

        "Authorized Denominations" shall mean $1,000 and any multiple thereof, or any other amount as may be specified with respect to a Series in the related Prospectus Supplement.

        "Bond-Equivalent Yield" shall mean, in respect of any security with a maturity of six months or less the rate for which is quoted in The Wall Street Journal on a bank discount basis, a yield (expressed as a percentage) calculated in accordance with the following formula and rounded up to the nearest one one-hundredth of one percent:

        Bond Equivalent Yield =         Q X N        x 100
                                --------------------
                                    360 - (T X Q)


where "Q" refers to the per annum rate for the security quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366 (days), as the case may be, and "T" refers to the number of days to maturity.

        "Business Day" shall mean any day other than a Saturday, Sunday, holiday or day on which banks in New York, New York, or the New York Stock Exchange, the Trustee or the Calculation Agent, are authorized or permitted by law or executive order to close.

        "Calculation Agent" shall mean any person appointed as such to make calculations of interest and other matters pursuant to the Indenture.

        "Depository" or "Securities Depository" shall mean The Depository Trust Company or any successor securities depository selected or approved by the Company.

        "Holder" as used in this Section shall mean the beneficial owner of any LIBOR Rate Note.

        "Initial Interest Payment Date" shall mean the date specified in the related Prospectus Supplement.

        "Initial Interest Period" shall mean the period from and including the date of delivery of the LIBOR Rate Notes of any class and ending on the date specified in the related Prospectus Supplement.

        "Initial Period Interest" shall mean, with respect to any class, the interest rate per annum on the LIBOR Rate Notes of such class specified in the related Prospectus Supplement.

        "Interest Amount" shall mean the amount of interest distributable in respect of each $100,000 in principal amount or any other amount as may be specified with respect to a Series in the related Prospectus Supplement (taken, without rounding, to .0001 of one cent) of LIBOR Rate Notes for any Interest Period or part thereof, as calculated in accordance with the Indenture.

        "Interest  Payment  Date"  means  the  date  specified  in  the  related
Prospectus Supplement and the first day of each month thereafter, and the maturity date for any LIBOR Note, or if any such date is not a Business Day, the next succeeding Business Day (but only for interest accrued through the last day of the calendar month next preceding such Interest Payment Date).

        "Interest Period" means the Initial Interest Period for the LIBOR Rate Notes of any class and the period beginning on the first day of each month and ending on the last day of each month.

        "LIBOR Determination Date" shall mean the Business Day immediately preceding the first day of each Interest Period.

        "LIBOR-Based Rate" shall mean One-Month LIBOR , Three Month LIBOR, Six Month LIBOR or One Year LIBOR plus an amount specified in the related Prospectus Supplement.

        "Maximum  Interest  Rate"  shall mean the lesser of (a) 18% per annum or
(b) the maximum rate of interest permitted under State law for student loan revenue bonds of the Company.

        "One-Month LIBOR," "Three-Month LIBOR," "Six-Month LIBOR" or "One-Year LIBOR," means the rate of interest per annum equal to the rate per annum at which United States dollar deposits having a maturity of one month, three months, six months or one year, respectively, are offered to prime banks in the London interbank market which appear on the Reuters Screen LIBOR Page as of approximately 11:00 a.m., London time, on the Interest Rate Determination Date. If at least two such quotations appear, One-Month LIBOR, Three-Month LIBOR, Six-Month LIBOR or One-Year LIBOR, respectively, will be the arithmetic mean (rounded upwards, if necessary, to the nearest one-hundredth of one percent) of such offered rates. If fewer than two such quotes appear, One-Month LIBOR, Three-Month LIBOR, Six-Month LIBOR or One-Year LIBOR, respectively, with respect to such Interest Period will be determined at approximately 11:00 a.m., London time, on such Interest Rate Determination Date on the basis of the rate at which deposits in United States dollars having a maturity of one month, three months, six months or one year, respectively, are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by
(a) the Auction Agent or (b) the Trustee, as applicable, and in a principal amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time. The Auction Agent or the Trustee, as applicable, will request the principal London office of each of such banks to provide a quotation of its rate. If at least two quotations are provided, One-Month LIBOR, Three-Month LIBOR, Six-Month LIBOR or One-Year LIBOR, respectively, will be the arithmetic mean (rounded upwards, if necessary, to the nearest one-hundredth of one percent) of such offered rates. If fewer than two quotations are provided, One-Month LIBOR, Three-Month LIBOR, Six-Month LIBOR or One-Year LIBOR, respectively, with respect to such Interest Period will be the arithmetic mean (rounded upwards, if necessary, to the nearest one-hundredth of one percent) of the rates quoted at approximately 11:00 a.m., New York City time on such Interest Rate Determination Date by three major banks in New York, New York selected by (i) the Auction Agent or (ii) the Trustee, as applicable, for loans in United States dollars to leading European banks having a maturity of one month, three months, six months or one year, respectively, and in a principal amount equal to an amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, One-Month LIBOR, Three-Month LIBOR, Six-Month LIBOR or One-Year LIBOR, respectively, in effect for the applicable Interest Period will be One-Month LIBOR, Three-Month LIBOR, Six-Month LIBOR or One-Year LIBOR, respectively, in effect for the immediately preceding Interest Period.

        "Participant" shall mean a member of or participant in, the Depository.

        "Payment Default" shall mean failure to make payment of interest on, premium, if any, and principal of the LIBOR Rate Notes when due, by the Company.

        "Person" means and includes, unless otherwise specified, an individual, corporation, company, trust, estate partnership or association.

        "Record Date" shall mean the Business Day immediately preceding the Interest Payment Date.

        "Redemption Date," when used with respect to any LIBOR Rate Notes to be redeemed, shall mean the date fixed for such redemption.

        "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

Interest on LIBOR Rate Notes

               (a) Interest on the LIBOR Rate Notes shall accrue for each Interest Period and shall be payable in arrears, on each Interest Payment Date.

               (b) The rate of interest on the LIBOR Rate Notes of any class for the first Interest Period shall be Initial Period Interest specified in the related Prospectus Supplement. The rate of interest on the LIBOR Rate Notes for each subsequent Interest Period shall be determined by the Calculation Agent on the LIBOR Determination Date and shall be the LIBOR-Based Rate.

Payments

        So long as the LIBOR Rate Notes of any class are registered in the name of the Depository or the nominee thereof, payment of interest (other than at maturity) and premium, if any, on, and of principal at redemption of, such LIBOR Rate Notes shall be made to the Depository by wire transfer provided proper wire instructions are received. Each Holder of LIBOR Rate Notes, by such Holder's purchase of LIBOR Rate Notes, appoints the Trustee as its agent in connection with the payment by such Holder of its share, if any, of the amounts payable to the Calculation Agent.

Notice of Payment Defaults and Cures

        By 12:30 p.m. on the Business Day immediately succeeding each Interest Payment Date, the Trustee will determine if a Payment Default has occurred. If a Payment Default has occurred, the Trustee shall, if the Calculation Agent is other than the Trustee, notify the Calculation Agent by 1:00 p.m. of such Payment Default. If a Payment Default has been cured, the Trustee shall, if the Calculation Agent is other than the Trustee, so notify the Calculation Agent by 5:00 p.m. on the day such Payment Default is cured.



Calculation of Rates;
Termination of Book-Entry System

        The Calculation Agent shall calculate the LIBOR-Based Rate on the Business Day immediately preceding the first day of each Interest Period. The determination by the Calculation Agent of the Applicable Rate will (in the absence of manifest error) be final and binding upon the Owners of the LIBOR Rate Notes and all other parties.

        If the ownership of the LIBOR Rate Notes of any class is no longer maintained in book-entry form such LIBOR Rate Notes may be exchanged for other LIBOR Rate Notes, in Authorized Denominations, and of a like aggregate principal amount, upon surrender of such LIBOR Rate Notes to be exchanged at the principal office of the Trustee. LIBOR Rate Notes, upon surrender thereof at the principal office of the Trustee, duly endorsed for transfer or accompanied by an assignment duly executed by the Holder of its attorney duly authorized in writing, will be transferred to a transferee or transferees, in the form of one or more new fully registered LIBOR Rate Notes of such class, in Authorized Denomination, and of a like aggregate principal amount having the same interest rate and bearing numbers not previously assigned.

        In all cases in which the privilege of exchanging or transferring LIBOR Rate Notes is exercised, the Company will cause to be executed and delivered LIBOR Rate Notes in accordance with the provisions of the Indenture. For every such exchange or transfer of LIBOR Rate Notes, the Trustee will require payment by the Holder of any tax or other governmental charge required to be paid with respect to such exchange or transfer. All expenses, other than any tax or other government charge, incurred by the Trustee or the Company with respect to each such transfer or exchange will be paid by the Company.

        The Trustee will not be required to transfer any LIBOR Rate Note during the period of five Business Days next preceding the mailing of notice of redemption as described herein. After giving of such notice of redemption, the Trustee will not be required to transfer or exchange any LIBOR Rate Note, which LIBOR Rate Note or portion thereof has been called for redemption.

Computation of Interest

        Except as otherwise specified in the related Prospectus Supplement, the amount of interest distributable to Holders of LIBOR Rate Notes of any class in respect of each $100,000 in principal amount thereof for any Interest Period or part thereof shall be calculated by applying the Applicable Rate for such Interest Period or part thereof to the principal amount of $100,000, multiplying such product by the actual number of days in the Interest Period or part thereof concerned divided by 360, and truncating the resultant figure to the nearest one cent. Interest on the LIBOR Rate Notes shall be computed by the Trustee on the basis of a 360-day year for the number of days actually elapsed. In the event an Interest Payment Date occurs in any Interest Period on a date other than the first day of such Interest Period, the Trustee, after confirming the calculation required above, shall calculate the portion of the Interest Amount payable on such Interest Payment Date and the portion payable on the next succeeding Interest Payment Date.

Notification of Rates, Amounts and Payment Dates

               (a) The Trustee shall determine the aggregate amount of interest distributable on the next succeeding Interest Payment Date to the Holders of the LIBOR Rate Notes. So long as the ownership of the LIBOR Rate Notes of any class is maintained in book-entry form by the Depository, the Trustee shall advise the Depository of each Record Date for the LIBOR Rate Notes at least two Business Days prior thereto.

               (b) Promptly after the Date of Issue and each Interest Payment Date, and in any event at least 10 days prior to each Interest Payment Date following the Initial Interest Payment Date, the Trustee shall:

                      (i) so long as no  Payment  Default  has  occurred  and is continuing and the ownership of the LIBOR Rate Notes of any class is maintained in book-entry form by the Depository, confirm the Calculation Agent's determination of (1) the date of such next Interest Payment Date and (2) the amount payable to the Calculation Agent and notify the Calculation Agent of any discrepancy therein; and

                      (ii) advise the  Depository,  so long as the  ownership of the LIBOR Rate Notes of any class is maintained in book-entry form by the Depository, of the Applicable Rate and the Interest Amount in respect of the next succeeding Interest Period.

Calculation Agent

               (a) PaineWebber Incorporated shall serve as the initial Calculation Agent for the LIBOR Rate Notes. The Calculation Agent shall be (i) a bank or trust company duly organized under the laws of the United States of America or any state or territory thereof, and having a combined capital stock, surplus and undivided profits of at least $15,000,000 or (ii) a member of the National Association of Securities Dealers, Inc., having a capitalization of at least $15,000,000 and, in either case, authorized by law to perform all the duties imposed upon it hereunder. The Calculation Agent may resign and be discharged of the duties and obligations created hereunder by giving at least 90 days' written notice to the Company and the Trustee (30 days' written notice if the Calculation Agent has not been paid its fee for more than 30 days). The Calculation Agent may be removed at any time by the Trustee if the Calculation Agent is an entity other than the Trustee, acting at the direction of the Company or the holders of 51% of the aggregate principal amount of the LIBOR Rate Notes, by an instrument signed by the Trustee and filed with the Calculation Agent and the Company upon at least 90 days' notice. If the Calculation Agent and the Trustee are the same entity, the Calculation Agent may be removed as described above, with the Company acting in lieu of the Trustee.

               (b) In the event that the Calculation Agent shall resign or be removed or dissolved, or if the property or affairs of the Calculation Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, the Company shall use its best efforts to appoint a successor as Calculation Agent, and the Trustee shall thereupon enter into an agreement with such successor to perform the duties of the Calculation Agent as described herein.

               (c) The Calculation Agent (if other than the Trustee) shall be acting as agent for the Trustee, as trustee, registrar and paying agent for the LIBOR Rate Notes, in connection with its duties hereunder. In the absence of bad faith or negligence on its part, the Calculation Agent shall not be liable for any action taken, suffered or omitted or for any error of judgment made by it in the performance of its duties hereunder and shall not be liable for any error of judgment made in good faith unless the Calculation Agent shall have been negligent in ascertaining (or failing to ascertain) the pertinent facts necessary to make such judgment.

Credit Ratings

        The Company shall take all reasonable action necessary to enable at least one nationally recognized statistical rating organization (as that term is used in the rules and regulations of the Commission under the Securities Exchange Act) to provide credit ratings for the LIBOR Rate Notes of any Class.

Notice

        The Company shall use its best efforts to provide the Trustee and, so long as no Payment Default has occurred and is continuing and the ownership of the LIBOR Rate Notes is maintained in book-entry form by the Depository, the Calculation Agent with notice of any change in the maximum rate permitted by law on the LIBOR Rate Notes.

Notice of Payment Default

               (a) If the Company determines that a Payment Default has occurred the Company shall promptly notify the Trustee thereof.

               (b) So long as the ownership of the LIBOR Rate Notes of any class is maintained in book-entry form by the Depository, upon the occurrence of a Payment Default the Trustee shall immediately send a notice thereof to the Calculation Agent by telecopy or similar means.

               (c) So long as the ownership of the LIBOR Rate Notes of any class is maintained in book-entry form by the Depository, the Trustee shall immediately send notice to the Calculation Agent by telecopy or similar means if a Payment Default is cured.

                             BOOK-ENTRY REGISTRATION

        DTC, located in New York, New York, is to act as Securities Depository for the book entry Notes of any Series. Unless otherwise specified with respect to a Series, the Notes of each Series are to be issued as fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One fully registered bond certificate is to be issued for each Class of the Notes or any Series, as set forth in the cover page hereof, each in the aggregate principal amount of such Class, and is to be deposited with DTC.

        DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges in deposited securities, through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities
Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

        Purchases of the Notes under the DTC system must be made by or through Direct Participants, which are to receive a credit for the Notes on DTC's records. The ownership interest of each actual purchaser of each Series of Notes ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners shall not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners shall not receive certificates representing their ownership interests in the Notes, except in the event that use of the book-entry system for the Series of any Notes is discontinued.

        To facilitate subsequent transfers, all Notes deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of such Notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of Notes; DTC's records reflect only the identity of the Direct Participants to whose accounts such Notes are credited, which may or may not be the Beneficial Owners. The Participants remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Redemption notices shall be sent to Cede & Co. If less than all of a Class of the Notes of any Series are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such Class to be redeemed.

        Neither DTC nor Cede & Co. will consent or vote with respect to the Notes of any Series. Under its usual procedures, DTC mails an omnibus proxy to the Company or Trustee, as appropriate, as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Notes are credited on the record date (identified in a listing attached to the omnibus proxy).

        Principal and interest payments on the Notes are to be made to DTC. DTC's practice is to credit Direct Participant's accounts on the due date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the due date. Payments by Participants to Beneficial Owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and shall be the responsibility of such Participant and not of DTC, the Trustee or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Company or the Trustee, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

        DTC may discontinue providing its services as Securities Depository with respect to the Notes of any Series at any time by giving reasonable notice to the Company or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, note certificates are required to be printed and delivered.

        Cedelbank, societe anonyme ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are
recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

        The Euroclear System ("Euroclear") was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 27 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator", under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

        The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear, withdrawals of securities and cash from the Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

        Distributions with respect to Notes held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary (as defined below). Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a CEDEL Participant or Euroclear Participant only in accordance with the relevant rules and procedures and subject to the relevant Depositary's ability to effect such actions on its behalf through DTC.

        Noteholders may hold their Notes through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

        The Notes will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. ("Citibank") will act as depositary for CEDEL and Morgan Guaranty Trust Company of New York ("Morgan") will act as depositary for Euroclear (in such capacities, individually, the "Depositary" and, collectively, the "Depositaries").

        Transfers between Participants will occur in accordance with DTC Rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

        Because of time-zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures for the Notes, see "Certain Federal Income Tax Consequences--Trusts for Which a Partnership Election Is Made--Tax Consequences to Holders of the Notes--Foreign Holders" in the Prospectus.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions to the Depositaries.

        DTC has advised the Administrator that it will take any action permitted to be taken by a Noteholder under the Indenture, only at the direction of one or more Participants to whose accounts with DTC the Notes are credited.

        Although  DTC,   CEDEL  and  Euroclear  have  agreed  to  the  foregoing
procedures in order to facilitate transfers of interests in the Notes among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

        DTC management is aware that some computer applications, systems, and the like for processing dates ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

        However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors on whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

        According to DTC, the information set forth in the preceding two paragraphs about DTC has been provided to the Industry by DTC for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

        None of the trust, the seller, the servicer, the administrator, the eligible lender trustee, the indenture trustee or the underwriters will have any responsibility or obligation to any participants, Cedel participants or Euroclear participants or the persons for whom they act as nominees with respect to (1) the accuracy of any records maintained by DTC, Cedel or Euroclear or any participant, (2) the payment by DTC, Cedel or Euroclear or any participant of any amount due to any beneficial owner in respect of the principal amount or interest on the senior notes, (3) the delivery by any participant, Cedel participant or Euroclear participant of any notice to any beneficial owner which is required or permitted under the terms of the indenture or the trust agreement to be given to senior noteholders or (4) any other action taken by DTC as the senior noteholder.

        The Company may decide to discontinue use of the system of book entry transfers through DTC (or a successor securities depository). In that event, note certificates are to be printed and delivered.

                                ADDITIONAL NOTES

        The Company may, upon complying with the provisions of the Indenture, authenticate and deliver from time to time additional Notes secured by the trust estate on a parity with or subordinate to either the Senior Notes, the Subordinate Notes or the Junior-Subordinate Notes, if any. In addition the Company may enter into any Derivative Product it deems necessary or desirable with respect to any or all of the Notes. These actions may be taken by the Company without the approval of the holders of any outstanding Notes.

        No Additional Notes shall be authenticated and delivered pursuant to the Indenture until the following conditions have been satisfied:

               o      The  Company  and  the  Trustee   have   entered   into  a
                      Supplemental Indenture providing the terms and forms of the additional Notes.

               o The Trustee shall have received a rating confirmation from each Rating Agency which has assigned a rating to any outstanding Notes that such rating will not be reduced or withdrawn as a result of the issuance of the proposed additional Notes.

               o The Trustee shall have received an opinion of counsel to the effect that all of the foregoing conditions to the issuance of the proposed additional Notes have been satisfied.

               The Trustee is authorized pursuant to the provisions of the Indenture to establish any additional Funds under the Indenture which it deems necessary or convenient in connection with the issuance and delivery of any additional Notes.

                 SUMMARY OF CERTAIN PROVISIONS OF THE INDENTURE

        The following is a summary of certain provisions of the Indenture. This summary does not purport to be comprehensive and reference should be made to the Indenture for a full and complete statement of the provisions thereof.

Parity and Priority of Lien

        The provisions, covenants and agreements set forth in the Indenture are generally for the equal benefit, protection and security of the Registered Owners of any and all of the Notes, all of which, regardless of the time or times of their issuance or maturity, shall be of equal rank without preference, priority or distinction of any of the Notes over any other. However, the Supplemental Indenture for a series of the Notes will give the Senior Notes priority over the Subordinate Notes with respect to payments of principal and interest and the Subordinate Notes priority over the Junior-Subordinate Notes with respect to payments of principal and interest.

Other Obligations of the Company

        The Company agrees not to commingle the Funds established by the Indenture with funds, proceeds or investment of funds relating to other issues or series of notes issued by the Company, except to the extent such commingling is required by the Trustee for ease in administration of its duties and responsibilities. Should the Trustee require such permitted commingling, it shall keep complete records in order that the funds, proceeds, or investments under the Indenture may at all times be identified by source and application, and if necessary, separated.

        The revenues and other moneys, financed student loans, securities, evidences of indebtedness, interests, rights and properties pledged under the Indenture are and will be owned by the Company free and clear of any pledge, lien, charge or encumbrance thereon or with respect thereto prior to, of equal rank with or subordinate to the respective pledges created by the Indenture, except as otherwise expressly provided therein. Except as otherwise provided in the Indenture, the Company shall not create or voluntarily permit to be created any debt, lien, or charge on the financed student loans which would be on a parity with, subordinate to, or prior to the lien of the Indenture; shall not do or omit to do or suffer to be done or omitted to be done any matter or things whatsoever whereby the lien of the Indenture or the priority of such lien for the Obligations thereby secured might or could be lost or impaired; and will pay or cause to be paid or will make adequate provisions for the satisfaction and discharge of all lawful claims and demands which if unpaid might by law be given precedence to or any equality with the Indenture as a lien or charge upon the financed student loans. The Company will not be required to pay, discharge, or make provision for any such lien, charge, claim, or demand so long as the validity thereof shall be contested in good faith, unless in the opinion of the Trustee, the same will endanger the security for the Notes.

Derivative Products; Reciprocal Payments; Issues Derivative Payments

        The Company is authorized under the Indenture to enter into a Derivative Product, defined to mean a written contract under which the Company is obligated to pay to a counterparty (a "Reciprocal Payor") on specified payments dates certain amounts in exchange for the Reciprocal Payor's obligation to make payments to the Company on specified payment dates in specified amounts. The Company's obligation to make payments in connection with a Derivative Product may be secured by a pledge of and lien on the trust estate. No Derivative Product may be entered into unless the Trustee shall have received a confirmation from each Rating Agency that such Derivative Product will not adversely affect the rating on any of the Notes. All payments in connection with a Derivative Product must be made on the third business day immediately preceding a Note payment date.

        If any payment to a Reciprocal Payor under a Derivative Product would result in a deficiency in the amounts required to make payments to the Registered Owners of the Notes on a Note Payment Date, then the Trustee will delay the making of such payment to the Reciprocal Payor until the first date on which no deficiency would result from such payment or until such next Note Payment Date and as described in the paragraph above, whichever is earlier.

Payment of Principal, Interest and Premium

        The Company will promptly pay, but solely from the trust estate, the principal of and interest, if any, on each and every Note issued under the provisions of the Indenture at the places, on the dates and in the manner specified therein and any premium required for the retirement of the Notes by purchase or redemption according to the true intent and meaning thereof. The Notes are payable from and equally secured by an irrevocable first lien on and pledge of the properties constituting the trust estate, subject to the application thereof as permitted by the Indenture, but in no event shall the Registered Owners or any Reciprocal Payor have any right to possession of any financed student loans, which shall be held only by the Trustee or its agent or bailee.

Representations and Warranties of the Company

        The Company represents and warrants in the Indenture that:

        o it is duly authorized under the laws of Nevada to create and issue the Notes and to execute and deliver the Indenture and any Derivative Product and to make the pledge to the payment of Notes and any Company Derivative Payments thereunder,

        o all necessary action on the part of the Company for the creation and issuance of the Notes and the execution and delivery of the Indenture and any Derivative Product has been duly and effectively taken,

        o the Notes in the hands of the Registered Owners thereof and the Company Derivative Payments are and will be valid and enforceable special limited obligations of the Company secured by and payable solely from the trust estate.

Further Covenants of the Company

        The Company will cause financing statements and continuation statements with respect thereto to be filed in the office of the Secretary of State of any jurisdiction necessary to perfect and maintain the security interest granted by the Company under the Indenture.

        The Company will duly and punctually keep, observe and perform each and every term, covenant, and condition on its part to be kept, observed and performed, contained in the Indenture and the other agreements, to which the Company is a party pursuant to the transactions contemplated by the Indenture, and will punctually perform all duties required by the Bylaws of the Company and laws of the State.

        The Company shall cause to be kept full and proper books of records and accounts, in which full, true, and proper entries will be made of all dealings, business, and affairs of the Company which relate to the Notes.

        The Company, upon written request of the Trustee, will permit at all reasonable times the Trustee or its agents, accountants, and attorneys, to examine and inspect the property, books of account, records, reports, and other data relating to the financed student loans, and will furnish the Trustee such other information as it may reasonably request. The Trustee shall be under no duty to make any such examination unless requested in writing to do so by the Registered Owners of 51% in collective aggregate principal amount of the Notes at the time Outstanding, and unless such Registered Owners shall have offered the Trustee security and indemnity satisfactory to it against any costs, expenses and liabilities which might be incurred thereby.

        The Company shall cause an annual audit to be made by an independent auditing firm of national reputation and file one copy thereof with the Trustee and each Rating Agency within 150 days of the close of each Fiscal Year. The Trustee shall be under no obligation to review or otherwise analyze such audit.

Enforcement of Servicing Agreement

        The Company will:

        o cause to be diligently enforced all terms, covenants and conditions of all Servicing Agreements, including the prompt payment of all amounts due the Company thereunder;

        o not permit the release of the obligations of any servicer under any Servicing Agreement except in conjunction with a permitted amendments or modifications;

        o at all times, to the extent permitted by law, cause to be defended, enforced, preserved and protected the rights and privileges of the Company and of the Registered Owners under or with respect to each Servicing Agreement;

        o at its own expense, duly and punctually perform and observe each of its obligations to the servicer under the Servicing Agreement in accordance with the terms thereof;

        o give the Trustee prompt written notice of each default on the part of the servicer of its obligations under the Servicing Agreement coming to the Company's attention;

        o not waive any default by the servicer under the Servicing Agreement without the written consent of the Trustee; and

        o not consent or agree to or permit any amendment or modification of any Servicing Agreement which will in any manner materially adversely affect the rights or security of the Registered Owners. The Company shall be entitled to receive and rely upon an opinion of its counsel that any such amendment or modification will not materially adversely affect the rights or security of the Registered Owners.

Additional Covenants with
Respect to the Higher Education Act

        The Company it will cause the Trustee to be, or replace the Trustee with, an eligible lender under the Higher Education Act, will acquire or cause to be acquired student loans only from an eligible lender; will not dispose of or deliver any financed student loans or any security interest in any such financed student loans to any party who is not an eligible lender so long as the Higher Education Act or regulations adopted thereunder require an eligible lender to be the owner or holder of guaranteed student loans.

        The Company, or its designated agent, will be responsible for each of the following actions with respect to the Higher Education Act:

        o The Company will be responsible for dealing with the Secretary with respect to the rights, benefits and obligations under the certificates of insurance and the contract of insurance, and the Company, or its designated agent, shall be responsible for dealing with the Guarantee Agencies with respect to the rights, benefits and obligations under the Guarantee Agreements with respect to the financed student loans;

        o The Company, or its designated agent, will cause to be diligently enforced, and will cause to be taken all reasonable steps, actions and proceedings necessary or appropriate for the enforcement of all terms, covenants and conditions of all financed student loans and agreements in connection therewith, including the prompt payment of all principal and interest payments and all other amounts due thereunder;

        o The Company, or its designated agent, will cause the financed student loans to be serviced by entering into the Servicing Agreement or other agreement with the servicer for the collection of payments made for, and the administration of the accounts of, the financed student loans;

        o The Company, or its designated agent, will comply, and shall cause all of its officers, directors, employees and agents to comply, with the provisions of the Higher Education Act and any regulations or rulings thereunder, with respect to the financed student loans; and

        o The Company, or its designated agent, will cause the benefits of the Guarantee Agreements, the Interest Subsidy Payments and the Special Allowance Payments to flow to the Trustee.

        The Trustee will have no liability for actions taken at the direction of the Company, except for negligence or willful misconduct in the performance of its express duties under the Indenture. The Trustee will have no obligation to administer, service or collect the loans in the trust estate or to maintain or monitor the administration, servicing or collection of such loans.

Student Loans; Collections
Thereof; Assignment Thereof

        The Company, through the servicer, shall diligently collect all principal and interest payments on all financed student loans, and all Interest Benefit Payments, insurance and default claims and Special Allowance Payments which relate to such financed student loans. The Company shall cause the servicer to file claims to the Guarantee Agency in respect of any defaulted financed student loan prior to the timely-filing deadline for such claims.

Continued Existence; Successor to Company

        The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises as a Nevada corporation. The Company will not sell, transfer or otherwise dispose of all or substantially all, of its assets, consolidate with or merge into another corporation or entity, or permit one or more other corporations or entities to consolidate with or merge into it. The preceding restrictions do not apply to a transfer of financed student loans is made in connection with a discharge of the Indenture or to a transaction if the transferee or the surviving or resulting corporation or entity, if other than the Company, by proper written instrument for the benefit of the Trustee, irrevocably and unconditionally assumes the obligation to perform and observe the agreements and obligations of the Company under the Indenture.

Events of Default

        For purposes of the Indenture, each of the following events are defined as, and are declared to be, "Events of Default":

        o default in the due and punctual payment of any interest on any of the Senior Notes when due or failure to make any payment due under any other Senior Obligations when due;

        o if no Senior Obligations are outstanding under the Indenture, default in the due and punctual payment of the principal of or interest on any of the Subordinate Notes when due or failure to make any payment due under any other Subordinate Obligations when due;

        o if no Senior Obligations or Subordinate Obligations are Outstanding under the Indenture, default in the due and punctual payment of the principal of or interest on any Junior-Subordinate Notes when due or failure to make any payment due under any other Junior-Subordinate Obligations when due;

        o default in the performance or observance of any other of the covenants, agreements, or conditions on the part of the Company to be kept, observed, and performed contained in the Indenture or in the Notes, and continuation of such default for a period of 90 days after written notice thereof by the Trustee to Company; and

        o       the occurrence of an Event of Bankruptcy.

Remedies on Default

        Possession of Trust Estate. Subject to the rights of the Trustee as described under "-Right to Enforce in Trustee" below, upon the happening and continuance of any Event of Default, the Trustee personally or by its attorneys or agents may enter into and upon and take possession of such portion of the trust estate as shall be in the custody of others, and all property comprising the trust estate, and exclude the Company and its agents, servants and employees wholly therefrom, and have, hold, use, operate, manage, and control the same. The Trustee may also, in the name of the Company or otherwise, conduct the business of the Company and exercise the privileges pertaining thereto and all the rights and powers of the Company and use all of the trust estate for that purpose, and collect and receive all charges, income and Revenues of the same and of every part thereof, and after deducting therefrom all expenses incurred thereunder and all other proper outlays in the Indenture authorized, and all payments which may be made as just and reasonable compensation for its own services, and for the services of its attorneys, agents, and assistants, the Trustee shall apply the rest and residue of the money received by the Trustee as follows:

               (a) if the principal of none of the Obligations shall have become due, first, to the payment of the interest in default on the Senior Notes and to the payment of all Company Derivative Payments secured on a parity with the Senior Notes then due, in order of the maturity of the installments thereof, with interest on the overdue installments thereof at the same rates, respectively, as were borne by the Senior Notes on which such interest shall be in default and any such Company Derivative Payments as provided in the ISDA Master Agreement then due, such payments to be made ratably to the parties entitled thereto without discrimination or preference, second, to the payment of the interest in default on the Subordinate Notes and to the payment of all Company Derivative Payments secured on a parity with the Subordinate Notes then due, in order of the maturity of the installments of such interest and any such Company Derivative Payments, with interest on the overdue installments thereof at the same rates, respectively, as were borne by the Subordinate Notes on which such interest shall be in default and any such Company Derivative payments then due, such payments to be made ratably to the parties entitled thereto without discrimination or preference and, third, to the payment of the interest in default on the Junior-Subordinate Notes and to the payment of all Company Derivative payments secured on a parity with such Junior-Subordinate Notes, if any, then due, in order of the maturity of the installments of such interest and any such Company Derivative Payments, with interest on the overdue installments thereof at the same rates, respectively, as were borne by the Junior-Subordinate Notes on which such interest shall be in default and any such Company Derivative payments then due, such payments to be made ratably to the parties entitled thereto without discrimination or preference, except as may be provided in a Supplemental Indenture; and

               (b) if the principal of any of the Obligations shall have become due by declaration of acceleration or otherwise, first to the payment of the interest in default on the Senior Notes and all Company Derivative payments secured on a parity with the Senior Notes then due, in the order of the maturity of the installments thereof, with interest on overdue installments thereof at the same rates, respectively, as were borne by the Senior Notes on which such interest shall be in default and such Company Derivative Payments as provided in the ISDA Master Agreement then due, as the case may be, second, to the payment of the principal of all Senior Notes then due and any amount owed to a
        Reciprocal Payor secured on a parity with Senior Obligations under the ISDA master Agreement, such payments to be made ratably to the parties entitled thereto without discrimination or preference, third, to the payment of the interest in default on the Subordinate Notes and all Company Derivative Payments secured on a parity with the Subordinate Notes then due, in the order of the maturity of the installments thereof with interest on overdue installments thereof at the same rates, respectively, as were borne by the Subordinate Notes on which such interest shall be in default and such Company Derivative payments as provided in the ISDA Master Agreement then due, as the case may be, fourth, to the payment of the principal of all Subordinate notes then due and any amount owed to a Reciprocal Payor secured on a parity with Subordinate Obligations under the ISDA Master Agreement, such payments to be made ratably to the parties entitled thereto without discrimination or preference, fifth, to the payment of the interest in default on the Junior-Subordinate Notes and all Company Derivative Payments secured on a parity with such Junior-Subordinate Notes then due, in the order of the maturity of the installments thereof, with interest on overdue installments thereof at the same rates, respectively, as were borne by the Junior-Subordinate Notes on which such interest shall be in default and such Company Derivative Payments as provided in the ISDA Master Agreement then due, as the case may be, and sixth, to the payment of the principal of all Junior-Subordinate Notes then due and any amount owed to a Reciprocal Payor secured on a parity with Junior-Subordinate Obligations under the ISDA Master Agreement, such payments to be made ratably to the parties entitled thereto without discrimination or preference, except as may be provided in a Supplemental Indenture.


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


        Advice of Counsel. Upon the happening of any event of default, the Trustee may proceed to protect and enforce the rights of the Trustee and the Registered Owners in such manner as counsel for the Trustee may advise, whether for the specific performance of any covenant, condition, agreement or undertaking in the Indenture contained, or in aid of the execution of any power therein granted, or for the enforcement of such other appropriate legal or equitable remedies as, in the opinion of such counsel, may be more effectual to protect and enforce the rights aforesaid.

        Sale of Trust Estate. Upon the happening of any event of default and if the principal of all of the Outstanding Notes shall have been declared due and payable, then and in every such case, and irrespective of whether other remedies authorized by the Indenture shall have been pursued in whole or in part, the Trustee may sell, with or without entry, to the highest bidder the trust estate, and all right, title, interest, claim and demand thereto and the right of redemption thereof, at any such place or places, and at such time or times and upon such notice and terms as may be required by law. Upon such sale the Trustee may make and deliver to the purchaser or purchasers a good and sufficient assignment or conveyance for the same, which sale shall be a perpetual bar both at law and in equity against the Company and all Persons claiming such properties. No purchaser at any sale shall be bound to see to the application of the purchase money or to inquire as to the authorization, necessity, expediency or regularity of any such sale. The Trustee is irrevocably appointed the true and lawful attorney-in-fact of the Company, in its name and stead, to make and execute all bills of sale, instruments of assignment and transfer and such other documents of transfer as may be necessary or advisable in connection with a sale of all or part of the trust estate, but the Company, if so requested by the Trustee, shall ratify and confirm any sale or sales by executing and delivering to the Trustee or to such purchaser or purchasers all such instruments as may be necessary, or in the judgment of the Trustee, proper for the purpose which may be designated in such request. In addition, the Trustee may proceed to protect and enforce the rights of the Trustee, the Registered Owners of Obligations in such manner as counsel for the Trustee may advise, whether for the specific performance of any covenant, condition, agreement or undertaking contained in the Indenture, or in aid of the execution of any power therein granted, or for the enforcement of such other appropriate legal or equitable remedies as may in the opinion of such counsel, be more effectual to protect and enforce the rights aforesaid. The Trustee shall take any such action or actions if requested to do so in writing by the Registered Owners of at least 51% of the collective aggregate principal amount of the Highest Priority Obligations at the time outstanding.

        Appointment of Receiver. In case an event of default occurs, and if all of the outstanding Obligations shall have been declared due and payable and in case any judicial proceedings are commenced to enforce any right of the Trustee or of the Registered Owners under the Indenture or otherwise, then as a matter of right, the Trustee shall be entitled to the appointment of a receiver of the trust estate and of the earnings, income or Revenue, rents, issues and profits thereof with such powers as the court making such appointments may confer.

        Restoration of Position. In case the Trustee shall have proceeded to enforce any rights under the Indenture by sale or otherwise, and such proceedings shall have been discontinued, or shall have been determined adversely to the Trustee, then and in every such case to the extent not inconsistent with such adverse decree, the Company, the Trustee and the Registered Owners shall be restored to their former respective positions and the rights under the Indenture in respect to the trust estate, and all rights, remedies, and powers of the Trustee and of the Registered Owners shall continue as though no such proceeding had been taken.

        Accelerated Maturity. If an event of default shall have occurred and be continuing, the Trustee may declare, or upon the written direction by the Registered Owners of at least 51% of the collective aggregate principal amount of the Highest Priority Obligations then Outstanding shall declare, the principal of all Obligations issued under the Indenture, or any supplement thereto, and then outstanding, and the interest thereon, if not previously due, immediately due and payable, anything in the Obligations or in the Indenture to the contrary notwithstanding; provided, however, that a declaration of acceleration upon a default pursuant to clause (d) under "-Events of Default" above, shall require the consent of 100% of the Registered Owners of the collective aggregate principal amount of the Highest Priority Obligations then Outstanding.

        Direction of Trustee. Upon the happening of any event of default, the Registered Owners of at least 51% of the collective aggregate principal amount of the Highest Priority Obligations then Outstanding, shall have the right by an instrument or instruments in writing delivered to the Trustee to direct and control the Trustee as to the method of taking any and all proceedings for any sale of any or all of the trust estate, or for the appointment of a receiver, if permitted by law, and may at any time cause any proceedings authorized by the terms of the Indenture to be so taken or to be discontinued or delayed; provided, however, that such Registered Owners, shall not be entitled to cause the Trustee to take any proceedings which in the Trustee's opinion would be unjustly prejudicial to non-assenting Registered Owners of Obligations, but the Trustee shall be entitled to assume that the action requested by the Registered Owners of 51% of the collective aggregate principal amount of the Highest Priority Obligations then Outstanding will not be prejudicial to any non-assenting Registered Owners unless the Registered Owners of more than 50% of the collective aggregate principal amount of the non-assenting Registered Owners of such Highest Priority Obligations in writing, show the Trustee how they will be prejudiced provided, however, that anything in the Indenture to the contrary notwithstanding the Registered Owners of a majority of the collective aggregate principal amount of the Highest Priority Obligations then Outstanding together with the Registered Owners of a majority of the collective aggregate principal amount of all other Obligations then outstanding shall have the right, at any time, by an instrument or instruments in writing executed and delivered to the Trustee, to direct the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of the Indenture, or for the appointment of a receiver or any other proceedings thereunder, provided that such direction shall not be otherwise than in accordance with the provisions of law and of the Indenture.

        Right to Enforce in Trustee. No Registered Owner of any Obligation shall have any right as such Registered Owner to institute any suit, action, or proceedings for the enforcement of the provisions of the Indenture or for the execution of any trust thereunder or for the appointment of a receiver or for any other remedy under the Indenture, all rights of action under the Indenture being vested exclusively in the Trustee, unless and until such Registered Owner shall have previously given to the Trustee written notice of a default under the Indenture, and of the continuance thereof, and also unless the Registered Owners of the requisite principal amount of the Obligations then outstanding shall have made written request upon the Trustee and the Trustee shall have been afforded reasonable opportunity to institute such action, suit or proceeding in its own name, and unless the Trustee shall have been offered reasonable indemnity and security satisfactory to it against the costs, expenses, and liabilities to be incurred therein or thereby and the Trustee for 30 days after receipt of such notification, request, or offer of indemnity, shall have failed to institute any such action, suit or proceeding. It is understood and intended that no one or more Registered Owners of the Obligations shall have the right in any manner whatever by his or their action to affect, disturb, or prejudice the lien of the Indenture or to enforce any right thereunder except in the manner herein provided and for the equal benefit of the Registered Owners of not less than 60% of the collective aggregate principal amount of the Obligations then Outstanding.

        Waivers of Events of Default. The Trustee may in its discretion waive any event of default under the Indenture and its consequences and rescind any declaration of acceleration of Obligations, and shall do so upon the written request of the Registered Owners of at least a majority of the collective aggregate principal amount of the Highest Priority Obligations then Outstanding; provided, however, that there shall not be waived any event of default in the payment of the principal of or premium on any Outstanding Obligations at the date of maturity or redemption thereof, or any default in the payment when due of the interest on any such Obligations, unless prior to such waiver or rescission, all arrears of interest or all arrears of payments of principal and premium, if any, and all expenses of the Trustee, in connection with such default shall have been paid or provided for or any default in the payment of amounts set forth in the Indenture. In case of any such waiver or rescission, or in case any proceedings taken by the Trustee on account of any such default shall have been discontinued or abandoned or determined adversely to the Trustee on account of any such default shall have been discontinued or abandoned or determined adversely to the Trustee, then and in every such case the Company, the Trustee and the Registered Owners of Obligations shall be restored to their former positions and rights under the Indenture respectively, but no such waiver or rescission shall extend to or affect any subsequent or other default, or impair any rights or remedies consequent thereon.

The Trustee

        Acceptance of Trust. The Trustee will accept the trusts imposed upon it by the Indenture, and will agree to perform said trusts, but only upon and subject to the following terms and conditions:

        o The Trustee undertakes to perform such duties and only such duties as are specifically set forth in the Indenture, and no implied covenants or obligations shall be read into the Indenture against the Trustee; and

        o In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of the Indenture; but in the case of any such certificates or opinions which by any provisions of the Indenture are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform as to form with the requirements of the Indenture and whether or not they contain the statements required under the Indenture.

        o In case an event of default has occurred and is continuing, the Trustee, in exercising the rights and powers vested in it by the Indenture, shall use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

        o Before taking any action under the Indenture requested by Registered Owners, the Trustee may require that it be furnished an indemnity bond or other indemnity and security satisfactory to it by the Registered Owners, as applicable, for the reimbursement of all expenses to which it may be put and to protect it against all liability, except liability which results from the negligence or willful misconduct of the Trustee and negligence with respect to moneys deposited and applied pursuant to the Indenture, by reason of any action so taken by the Trustee.

        Trustee May Act Through Agents. The Trustee may execute any of the trusts or powers under the Indenture and perform any duty thereunder, either itself or by or through its attorneys, agents, or employees, and it shall not be answerable or accountable for any default, neglect or misconduct of any such attorneys, agents or employees, if reasonable care has been exercised in the appointment, supervision, and monitoring of the work performed. All reasonable costs incurred by the Trustee and all reasonable compensation to all such persons as may reasonably be employed in connection with the trusts shall be paid by the Company.

        Trustee's Right to Reliance. The Trustee shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, servicer's report, appraisal, opinion, Company Order or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Trustee may consult with experts and with counsel (who may be counsel for the Company, the Trustee, or for a Registered Owner), and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered, and in respect of any determination made by it under the Indenture in good faith and in accordance with the opinion of such counsel.

        Whenever in the administration of the Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering, or omitting any action thereunder, the Trustee (unless other evidence be in the Indenture specifically prescribed) may, in the absence of bad faith on its part, rely upon a certificate signed an Authorized Representative of the Company or an authorized officer of the servicer.

        The Trustee shall not be liable for any action taken, suffered, or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the provisions of the Indenture; provided, however, that the Trustee shall be liable for any negligence or willful misconduct on its part in taking such action.

        Indemnification of Trustee. Other than with respect to its duties to make payment on the Obligations when due, and its duty to pursue the remedy of acceleration as provided in the Indenture, for each of which no additional security or indemnity may be required, the Trustee shall be under no obligation or duty to perform any act at the request of Registered Owners or to institute or defend any suit in respect thereof unless properly indemnified and provided with security to its satisfaction as provided in the Indenture. The Trustee shall not be required to take notice, or be deemed to have knowledge, of any default or event of default of the Company under the Indenture and may conclusively assume that there has been no such default or event of default unless and until it shall have been specifically notified in writing of such default or event of default by the Registered Owners of the required percentages in principal amount of the Obligations then outstanding hereinabove specified or an authorized representative of the Company. However, the Trustee may begin suit, or appear in and defend suit, execute any of the trusts, enforce any of its rights or powers, or do anything else in its judgment proper to be done by it as Trustee, without assurance of reimbursement or indemnity, and in such case the Trustee shall be reimbursed or indemnified by the Registered Owners requesting such action, if any, or the Company in all other cases, for all fees, costs and expenses, liabilities, outlays and counsel fees and other reasonable disbursements properly incurred in connection therewith, unless such costs and expenses, liabilities, outlays and attorneys' fees and other reasonable disbursements properly incurred in connection therewith are adjudicated to have resulted from the negligence or willful misconduct of the Trustee. If the Company or the Registered Owners, as appropriate, shall fail to make such reimbursement or indemnification, the Trustee may reimburse itself from any money in its possession under the provisions of the Indenture, subject only to the prior lien of the Notes for the payment of the principal thereof, premium, if any, and interest thereon from the Revenue Fund. None of the provisions contained in the Indenture or any other Agreement to which it is a party shall require the Trustee to act or to expend or risk its own funds or otherwise incur individual financial liability in the performance of any of its duties or in the exercise of any of its rights or powers if the Registered Owners shall not have offered security and indemnity acceptable to it or if it shall have reasonable grounds for believing that prompt repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

        The Company agrees to indemnify and hold harmless the Trustee against any and all claims, demands, suits, actions or other proceedings and all liabilities, costs and expenses whatsoever caused by any untrue statement or misleading statement or alleged untrue statement or alleged misleading statement of a material fact contained n any offering document distributed in connection with the issuance of the Notes or caused by any omission or alleged omission from such offering document of any material fact required to be stated therein or necessary in order to make the statements made therein in the light of the circumstances under which they were made, not misleading.

        Compensation of Trustee. The Company shall pay to the Trustee from time to time reasonable compensation for all services rendered by it under the Indenture, and also all of its reasonable expenses, charges, and other disbursements and those of its attorneys, agents, and employees incurred in and about the administration and execution of the trusts thereby created. The Trustee may not change the amount of its annual compensation without giving the Company at least 90 days' written notice prior to the beginning of a Fiscal Year. In the event of a default in such payments by the Company, and as security for such payment, the Trustee shall have a lien therefor on the trust estate, the Operating Fund and the General Fund prior to any rights of the Registered Owners of the Notes.

        Trustee May Own Notes. The Trustee, or any successor Trustee, in its individual or other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, with the same rights it would have if it were not the Trustee. The Trustee may act as depository for, and permit any of its officers or directors to act as a member of, or act in any other capacity in respect to, any committee formed to protect the rights of the Registered Owners of Notes or to effect or aid in any reorganization growing out of the enforcement of the Notes or of the Indenture, whether or not any such committee shall represent the Registered Owners of more than 60% of the collective aggregate principal amount of the Outstanding Obligations.

        Resignation of Trustee. The Trustee and any successor to the Trustee may resign and be discharged from the trust created by the Indenture by giving to the Company notice in writing which notice shall specify the date on which such resignation is to take effect. Such resignation shall only take effect on the day specified in such notice if a successor Trustee shall have been appointed pursuant to the provisions of the Indenture and is qualified to be the Trustee under the requirements of the provisions of the Indenture. If no successor Trustee has been appointed by the date specified or within a period of 90 days from the receipt of the notice by the Company, whichever period is longer, the Trustee may (a) appoint a temporary successor Trustee having the qualifications provided in the Indenture or (b) request a court of competent jurisdiction to
(i) require the Company to appoint a successor, as provided in the Indenture, within three days of the receipt of citation or notice by the court, or (ii) appoint a Trustee having the qualifications provided in the Indenture. In no event may the resignation of the Trustee be effective until a qualified successor Trustee shall have been selected and appointed. In the event a temporary successor Trustee is appointed pursuant to (a) above, the Board may remove such temporary successor Trustee and appoint a successor thereto pursuant to the provisions of the Indenture.

        Removal of Trustee.  The Trustee or any successor Trustee may be removed
(a) at any time by the Registered Owners of a majority of the collective aggregate principal amount of the Highest Priority Obligations then Outstanding,
(b) by the Company for cause or upon the sale or other disposition of the Trustee or its trust functions or (c) by the Company without cause so long as no Event of Default exists or has existed within the last 30 days, upon payment to the Trustee so removed of all money then due to it under the Indenture and appointment of a successor thereto by the Company and acceptance thereof by said successor. One copy of any such instrument shall be filed with the President of the Company and the other with the Trustee so removed.

        In the event a Trustee (or successor Trustee) is removed, by any person or for any reason permitted under the provisions of the Indenture, such removal shall not become effective until (a) in the case of removal by the Registered Owners, such Registered Owners of Notes by instrument or concurrent instruments in writing (signed and acknowledged by such Registered Owners or their attorneys-in-fact) filed with the Trustee removed have appointed a successor Trustee or otherwise the Company shall have appointed a successor, and (b) the successor Trustee has accepted appointment as such.

        Successor Trustee. In case at any time the Trustee or any successor Trustee shall resign, be dissolved, or otherwise shall be disqualified to act or be incapable of acting, or in case control of the Trustee or of any successor Trustee or of its officers shall be taken over by any public officer or officers, a successor Trustee may be appointed by the Board by an instrument in writing duly authorized by resolution. In the case of any such appointment by the Board of a successor to the Trustee, the Board will cause notice thereof to be mailed to the Registered Owners at the address of each Registered Owner appearing on the note registration books maintained by the Registrar.

        Every successor Trustee appointed by the Registered Owners, by a court of competent jurisdiction, or by the Board shall be a bank or trust company in good standing, organized and doing business under the laws of the United States or of a state therein, which has a reported capital and surplus of not less than $50,000,000, be authorized under the law to exercise corporate trust powers, be subject to supervision or examination by a federal or state authority, and be an eligible lender under the Higher Education Act so long as such designation is necessary to maintain guarantees and federal benefits under the Act with respect to the financed student loans originated under the Act.

        Manner of Vesting Title in Trustee. Any successor Trustee appointed under the Indenture shall execute, acknowledge, and deliver to its predecessor Trustee, and also to the Company, an instrument accepting such appointment thereunder, and thereupon such successor Trustee, without any further act, deed, or conveyance shall become fully vested with all the estate, properties, rights, powers, trusts, duties, and obligations of its predecessors in trust under the Indenture (except that the predecessor Trustee shall continue to have the benefits to indemnification thereunder together with the successor Trustee), with like effect as if originally named as Trustee therein; but the Trustee ceasing to act shall nevertheless, on the written request of an authorized representative of the Company, or an authorized officer of the successor Trustee, execute, acknowledge, and deliver such instruments of conveyance and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor Trustee all the right, title, and interest of the Trustee which it succeeds, in and to pledged Revenue and Funds and such rights, powers, trusts, duties, and obligations, and the Trustee ceasing to act also, upon like request, shall pay over, assign, and deliver to the successor Trustee any money or other property or rights subject to the lien of the Indenture, including any pledged securities which may then be in its possession. Should any deed or instrument in writing from the Company be required by the successor Trustee for more fully and certainly vesting in and confirming to such new Trustee such estate, properties, rights, powers, and duties, any and all such deeds and instruments in writing shall on request be executed, acknowledged and delivered by the Company.

        Additional Covenants by the Trustee to Conform to the Act. The Trustee will at all times be an eligible lender under the Higher Education Act so long as such designation is necessary, as determined by the Company, to maintain the guarantees and federal benefits under the Act with respect to the financed student loans, will acquire student loans originated under the Act and will not dispose of or deliver any financed student loans originated under the Act or any security interest in any such financed student loans to any party who is not an eligible lender so long as the Act or regulations adopted thereunder require an eligible lender to be the owner or holder of such financed student loans. Nothing shall prevent the Trustee from delivering the Eligible Loans to the servicer or the Guaranty Agency.

        Right of Inspection. A Registered Owner shall be permitted at reasonable times during regular business hours and in accordance with reasonable regulations prescribed by the Trustee to examine at the principal office of the Trustee a copy of any report or instrument theretofore filed with the Trustee relating to the condition of the trust estate.

        Limitation with Respect to Examination of Reports. Except as provided in the Indenture, the Trustee shall be under no duty to examine any report or statement or other document required or permitted to be filed with it by the Company.

        Merger of the Trustee. Any corporation into which the Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee under the Indenture, provided such corporation shall be otherwise qualified and eligible under the Indenture, without the execution or filing of any paper of any further act on the part of any other parties thereto.

        Corporate Trustee Required; Eligibility; Conflicting Interests. There shall at all times be a Trustee under the Indenture which shall be eligible to act as Trustee under TIA Section 310(a)(I) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this paragraph, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible, it shall resign immediately in the manner and with the effect specified in the Indenture. Neither the Company nor any Person directly or indirectly controlling or controlled by, or under common control with, the Company shall serve as Trustee.

        Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes of any series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

               (a) to file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Notes, of principal (and premium, if any) and interest, if any, owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel) and of the Registered Owners allowed in such judicial proceeding; and

               (b) to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Registered Owner of Notes to make such payments to the Trustee, and if the Trustee shall consent to the making of such payments directly to the Registered Owners, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and any predecessor Trustee, their agents and counsel, and any other amounts due the Trustee or any predecessor Trustee.

        Nothing contained in the Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Registered Owner of a Note any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Registered Owner thereof, or to authorize the Trustee to vote in respect of the claim of any Registered Owner of a Note in any such proceeding.

        In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of the Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Registered Owners of the Notes, and it shall not be necessary to make any Registered Owners of the Notes parties to any such proceedings.

Supplemental Indentures

        Supplemental Indentures Not Requiring Consent of Registered Owners. The Company and the Trustee may, without the consent of or notice to any of the Registered Owners of any Obligations enter into any indenture or indentures supplemental to the Indenture for any one or more of the following purposes:

               (a) to cure any ambiguity or formal defect or omission in the Indenture;

               (b) to grant to or confer upon the Trustee for the benefit of the Registered Owners any additional benefits, rights, remedies, powers or authorities that may lawfully be granted to or conferred upon the Registered Owners or the Trustee;

               (c) to subject to the Indenture additional revenues, properties or collateral;

               (d) to modify, amend or supplement the Indenture or any indenture supplemental thereto in such manner as to permit the qualification thereof under the Trust Indenture Act of 1939 or any similar federal statute hereafter in effect or to permit the qualification of the Notes for sale under the securities laws of the United States of America or of any of the states of the United States of America, and, if they so determine, to add to the Indenture or any indenture supplemental thereto such other terms, conditions and provisions as may be permitted by said Trust Indenture Act of 1939 or similar federal statute;

               (e) to evidence the appointment of a separate or co-Trustee or a co-registrar or transfer agent or the succession of a new Trustee hereunder, or any additional or substitute Guaranty Agency or servicer;

               (f) to add such provisions to or to amend such provisions of the Indenture as may, in Note Counsel's opinion, be necessary or desirable to assure implementation of the Program in conformance with the Act if along with such Supplemental Indenture there is filed a Note Counsel's opinion to the effect that the addition or amendment of such provisions will in no way impair the existing security of the Registered Owners of any outstanding Obligations;

               (g) to make any change as shall be necessary in order to obtain and maintain for any of the Notes an investment grade Rating from a nationally recognized rating service, which changes, in the opinion of the Trustee are not to the prejudice of the Registered Owner of any of the Obligations;

               (h) to make any changes necessary to comply with the Act and the regulations thereunder or the Code and the regulations promulgated thereunder;

               (i) to provide for the issuance of Notes pursuant to the provisions of the Indenture, including the creation of appropriate Funds and accounts, with respect to such Notes;

               (j) to make the terms and provisions of the Indenture, including the lien and security interest granted therein, applicable to a Derivative Product;

               (k) to create any additional Funds or accounts under the Indenture deemed by the Trustee to be necessary or desirable;

               (l) to amend the Indenture to allow for any Notes to be supported by a letter of credit or insurance policy or a liquidity agreement, including amendment with respect to repayment to such a provider on a parity with any Notes or Derivative Product and providing rights to such provider under the Indenture, including with respect to defaults and remedies;

               (m) to amend the Indenture to provide for use of a surety bond or other financial guaranty instrument in lieu of cash and/or Investment Securities in all or any portion of the Reserve Fund, so long as such action shall not adversely affect the Ratings on any of the Notes;

               (n) to make any other change with a confirmation by the Rating Agencies of their ratings of the Notes; or

               (o) to make any other change which, in the judgment of the Trustee is not to the material prejudice of the Registered Owners of any Obligations.

        Supplemental Indentures Requiring Consent of Registered Owners. Exclusive of Supplemental Indentures not requiring the consent of Registered Owners, and subject to the terms and provisions set forth below, and not otherwise, the Registered Owners of not less than a majority of the collective aggregate principal amount of the Obligations then outstanding shall have the right, from time to time, anything contained in the Indenture to the contrary notwithstanding, to consent to and approve the execution by the Company and the Trustee of such other indenture or indentures supplemental thereto as shall be deemed necessary and desirable by the Trustee for the purpose of modifying, altering, amending, adding to or rescinding, in any particular, any of the terms or provisions contained in the Indenture or in any Supplemental Indenture; provided, however, that nothing in this paragraph shall permit, or be construed as permitting (a) without the consent of the Registered Owners of all then Outstanding Obligations, (i) an extension of the maturity date of the principal of or the interest on any Obligation, or (ii) a reduction in the principal amount of any Obligations or the rate of interest thereon, or (iii) a privilege or priority of any Obligation or Obligations over any other Obligation or Obligations, or (iv) a reduction in the aggregate principal amount of the Obligations required for consent to such Supplemental Indenture, or (v) the creation of any lien other than a lien ratably securing all of the Obligations at any time Outstanding under the Indenture or (b) any modification of the trusts, powers, rights, obligations, duties, remedies, immunities and privileges of the Trustee without the prior written approval of the Trustee.

        If at any time the Company shall request the Trustee to enter into any such Supplemental Indenture for any of the purposes of this section, the Trustee shall, upon being satisfactorily indemnified with respect to expenses, cause notice of the proposed execution of such Supplemental Indenture to be mailed by registered or certified mail to each Registered Owner of an Obligation at the address shown on the registration books or listed in any Derivative Product. Such notice (which shall be prepared by the Company) shall briefly set forth the nature of the proposed Supplemental Indenture and shall state that copies thereof are on file at the principal corporate trust office of the Trustee for inspection by all Registered Owners. If, within 60 days, or such longer period as shall be prescribed by the Company, following the mailing of such notice, the Registered Owners of not less than a majority of the collective aggregate principal amount of the Obligations outstanding at the time of the execution of any such Supplemental Indenture shall have consented in writing to and approved the substance of the amendments made by the Supplemental Indenture and the execution thereof as in the Indenture provided, no Registered Owner of any Obligation shall have any right to object to any of the terms and provisions contained therein, or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee or the Company from executing the same or from taking any action pursuant to the provisions thereof. Upon the execution of any such Supplemental Indenture as in the Indenture permitted and provided, the Indenture shall be and be deemed to be modified and amended in accordance therewith.

        Notice of Defaults. Within 90 days after the occurrence of any default under the provisions of the Indenture with respect to the Obligations, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such default known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest with respect to any Obligation, or in the payment of any sinking fund installment with respect to the Obligations, the Trustee shall be protected in withholding such notice if and so long as an authorized officer of the Trustee in good faith determine that the withholding of such notice is in the interest of the Registered Owners of the Obligations.

Trust Irrevocable


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


        The trust created by the terms and provisions of the Indenture is irrevocable until the indebtedness secured thereby (the Notes and interest thereon) and all Company Derivative Payments are fully paid or provision made for its payment as provided in the Indenture.

Satisfaction of Indenture

        If the Company shall pay, or cause to be paid, or there shall otherwise be paid (i) to the Registered Owners of the Notes, the principal of and interest on the Notes, at the times and in the manner stipulated in the Indenture and
(ii) to each Reciprocal Payor, all Company Derivative Payments then due, then the pledge of the trust estate which is not pledged under the Indenture, and all covenants, agreements, and other obligations of the Company to the Registered
Owners of Notes shall thereupon cease, terminate, and become void and be discharged and satisfied. In such event, the Trustee shall execute and deliver to the Company all such instruments as may be desirable to evidence such discharge and satisfaction, and the Trustee shall pay over or deliver all money held by it under the Indenture to the party entitled to receive the same under the Indenture. If the Company shall pay or cause to be paid, or there shall otherwise be paid, to the Registered Owners of any Outstanding Notes the principal of and interest on such Notes and to each Reciprocal Payor all Reciprocal Payments then due, at the times and in the manner stipulated in the Indenture and in the Derivative Product, such Notes and each Reciprocal Payor shall cease to be entitled to any lien, benefit, or security under the Indenture, and all covenants, agreements, and obligations of the Company to the Registered Owners thereof and each Reciprocal Payor shall thereupon cease, terminate, and become void and be discharged and satisfied.

        Notes or interest installments shall be deemed to have been paid within the meaning of the foregoing paragraph if money for the payment or redemption thereof has been set aside and is being held in trust by the Trustee at the stated maturity or earlier redemption date thereof. Any outstanding Note shall, prior to the stated maturity or earlier redemption thereof, be deemed to have been paid within the meaning and with the effect expressed in subsection (a) above if (i) such Note is to be redeemed on any date prior to its stated maturity and (ii) the Company shall have given notice of redemption as provided in the Indenture on said date, there shall have been deposited with the Trustee either money (fully insured by the Federal Deposit Insurance Company or fully collateralized by Governmental Obligations) in an amount which shall be sufficient, or Governmental Obligations (including any Governmental Obligations issued or held in book-entry form on the books of the Department of Treasury of the United States of America) the principal of and the interest on which when due will provide money which, together with the money, if any, deposited with the Trustee at the same time, shall be sufficient, to pay when due the principal of and interest to become due on such Note on and prior to the redemption date or stated maturity thereof, as the case may be. No such deposit shall have the effect specified herein if made during the existence of an Event of Default, unless made with respect to all of the Notes then outstanding.

        Any Company Derivative Payments are deemed to have been paid and the applicable Derivative Product terminated when payment of all Company Derivative Payments due and payable to each Reciprocal Payor under its respective Derivative Product have been made or duly provided for to the satisfaction of each Reciprocal Payor and the respective Derivative Product has been terminated.

                        DESCRIPTION OF CREDIT ENHANCEMENT

General

        Credit enhancement may be provided with respect to one or more classes of the Notes of any series. The amounts and types of credit enhancement arrangements and the provider thereof, if applicable, with respect to each class of securities of a given series, if any, will be set forth in the related Prospectus Supplement. Credit enhancement may be in the form of a letter of credit, the subordination of one or more classes of Notes, the use of an insurance policy or surety bonds, the establishment of one or more reserve funds (as described under "Security and Sources of Payment for the Notes-Reserve Fund" herein) interest rate swaps, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of credit enhancement may provide credit enhancement for more than one series of Notes or more than one class of Notes to the extent described therein.

        The presence of a Reserve Fund and other forms of credit enhancement for the benefits of any class or series of Notes is intended to enhance the likelihood of receipt by the Noteholders of such class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Noteholders will experience losses. Unless otherwise specified in the related Prospectus Supplement with respect to a series, the credit enhancement will not provide protection against all risks of loss and will not guarantee payment to such Noteholders of all amounts to which they are entitled under the related Indenture. If losses or shortfalls occur that exceed the amount covered by the credit enhancement or that are not covered by the credit enhancement, Noteholders will bear their allocable share of deficiencies. Moreover, if a form of credit enhancement covers more than one series of Notes, holders of Notes of one series will be subject to the risk that such credit enhancement will be exhausted by the claims of the holders of Notes of one or more other series.

Subordinate Notes

        If so specified in the related Prospectus Supplement, one or more classes of Notes of a series may be Subordinate Notes or Junior-Subordinate Notes. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Notes to receive distributions on any Note Payment Date will be subordinated to the corresponding rights of the holders of Senior Notes, and the rights of the holders of Junior-Subordinate Notes to receive distributions on any Distribution Date will be subordinated to the corresponding rights of the holders of the Subordinate Notes. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of, or may be limited to, certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination provided by a class or classes of Subordinate Notes or Junior-Subordinate Notes in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

Letter of Credit

        If so specified in the Prospectus Supplement with respect to a series, deficiencies in amounts otherwise payable on such Notes or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the financed student loans on the related Cut-off Date or of the initial aggregate principal balance of the Notes of one or more classes of Notes. If so specified in the related Prospectus Supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each Series of Notes will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the trust estate. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Notes of the related Series.

Note Insurance and Surety Bonds

        If so specified in the Prospectus Supplement with respect to a series of the Notes, deficiencies in amounts otherwise payable on such Notes or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Notes of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Notes of the related series.

Reserve Fund

        In addition to the Reserve Fund described herein, one or more reserve funds may be established with respect to a series, in which cash, a letter of credit, eligible investments, a demand note or a combination thereof, in the amounts, if any, so specified in the related Prospectus Supplement will be deposited. The reserve fund for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related receivables as specified in the related Prospectus Supplement.

        Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely payments of principal of and interest on the Notes, if required as a condition to the rating of such series by each Rating Agency rating such series or any classes relating thereto. If so specified in the related Prospectus Supplement, a reserve fund may be established to provide limited protection, in an amount satisfactory to each Rating Agency which assigns rating to the Notes, against certain types of losses not covered by insurance policies or other credit support. Following each Interest Payment Date, amounts in such reserve fund in excess of any specified reserve fund requirement may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application by the Trustee.

        Additional information concerning any reserve fund is to be set forth in the related Prospectus Supplement, including the initial balance of such reserve fund, the reserve fund balance to be maintained, the purposes for which funds in the reserve fund may be applied to make distributions to Noteholders and use of investment earnings from the reserve fund, if any.

                                   THE COMPANY

        The Company is a bankruptcy remote, limited purpose corporation organized under the laws of the State of Nevada on February 28, 1996 to acquire student loans and pledge such student loans and certain related collateral to a trustee to secure the Notes.

        The Company is a wholly-owned subsidiary of Union Financial Services, Inc., a Nevada corporation ("UFS"), organized on January 26, 1996 for the purpose of facilitating the financing of student loans and other financial assets, and to engage in activities in connection therewith.

        The Company has taken steps in structuring the transactions contemplated hereby that are intended to make it unlikely that the voluntary or involuntary application for relief by UFS or Union Bank under the United States Bankruptcy Code or similar applicable federal or state laws, respectively ("Insolvency Laws"), will result in consolidation of the assets and liabilities of the Company with those of UFS or an affiliate including Union Bank. These steps include the creation of the Company as a separate, limited purpose entity pursuant to Articles of Incorporation that impose limitations on the nature of the Company's business and a restriction on the Company's ability to commence a voluntary case or proceeding under any Insolvency Laws without the prior unanimous affirmative vote of all of its directors. The Company's Articles of Incorporation also require the Company to have a director who qualifies as an "independent director."

               The Company is governed by a Board of Directors, which is required by the Company's Articles of Incorporation to include at least three directors. Directors must be elected at each annual meeting of the shareholders. The present directors and their addresses and principal occupations or affiliations are as follows:


                                                                Principal       Officers and
    Name of            Other                                      Occupation     Directors Term
    Director        Offices Held   Age          Address         or Affiliation      From To*
     --------       ------------   ---          -------         --------------      -------
Michael S.          Chairman      35   4732 Calvert Street    Executive       February  Present
Dunlap                                 Lincoln, Nebraska      Vice            1996
                                       68506                  President of
                                                              Union Bank
                                                              and Trust
                                                              Company;
                                                              President,
                                                              Farmers &
                                                              Merchants
                                                              Investment,
                                                              Inc.

Stephen F.         President      46   6991 East Camelback    President of    February  Present
Butterfield                            Road, Suite B290       Union           1996
                                       Scottsdale, Arizona    Financial
                                       85251                  Services, Inc.

Ronald W. Page        Vice        50   1801 California        Senior Vice     February  Present
                   President,          Street                 President of    1996
                 Treasurer and         Suite 3920             Union
                   Secretary           Denver, CO 80202       Financial
                                                              Services,
                                                              Inc.;
                                                              Investment
                                                              Banker, A.G.
                                                              Edwards &
                                                              Sons, Inc.
                                                              1990-1995

Ross Wilcox            --         56   4732 Calvert Street    Chief           February  Present
                                       Lincoln, Nebraska      Executive       1996
                                       68506                  Officer of
                                                              Union Bank
                                                              and Trust
                                                              Company

Dr. Paul R.            -          64   Hernia Hill, Rural     Retired         February  Present
Hoff                                   Route 1                Physician       1996
                                       Seward, Nebraska
                                       68434
-------------
(*)     Each director holds office until the next annual meeting of shareholders following his or her election  until such  director's  successors  shall have been elected and  qualified.  The Company's  next annual meeting is scheduled for March, 2000.

Executive Management

        The Board of Directors and executive officers described below are responsible for overall management of the Company. The Company's officers and directors are shareholders, officers and directors of business entities that have engaged in the business of purchasing, holding and selling student loans.

        Michael S. Dunlap, Chairman of the Board. As the Chairman of the Board of Directors, Mr. Dunlap is responsible for the executive direction of the Company. Mr. Dunlap is also Executive Vice President of Union Bank and Trust Company, and President of Farmers & Merchants Investment Inc. He has been an employee of Union Bank and Trust Company for approximately 15 years. Mr. Dunlap is also a director of Stratus Fund, Inc., NHELP-II, Inc., Union Bank and Trust Company and other affiliated banks, Union Financial Services, Inc., UNIPAC, InTuition Holdings, Inc. and Farmers and Merchants Investment, Inc. Mr. Dunlap received a Bachelor of Science degree in finance and accounting and a Juris Doctor degree from the University of Nebraska.

        Stephen F. Butterfield, President and Director. As President, Mr. Butterfield is responsible for the overall management and direction of the Company. Included in his responsibilities are loan purchasing, marketing of corporate services and coordination of the Company's capital market activities. Mr. Butterfield has been a member of the student loan industry since January 1989, first as President of a for-profit student loan secondary marketing facility located in Scottsdale, Arizona and currently as President of a non-profit student loan secondary marketing facility in Scottsdale, Arizona. Prior to his work in the student loan industry, Mr. Butterfield spent 15 years as an investment banker specializing in municipal finance. Mr. Butterfield is a director of Outdoor Systems, Inc. and NHELP-II, Inc. Mr. Butterfield received a Bachelor of Science degree in Business from Arizona State University.

        Ronald W. Page, Vice President, Treasurer, Secretary and Director. As Vice President, Treasurer and Secretary, Mr. Page is responsible for the financial operations and record keeping of the Company. Included in his responsibilities are financial planning and capital market operations. Mr. Page spent 20 years as an investment banker specializing in tax-exempt and taxable asset-backed finance, with a specialty in the securitization of student loans. Mr. Page is a director of Union Financial Services, Inc., NHELP-II, Inc. and Ref-Chem Corporation. Mr. Page received a Bachelor of Science degree in Business Administration from the University of Colorado, Boulder, Colorado, and a Masters of Public Administration in Public Policy Analysis from the American University, Washington, DC.

        Ross Wilcox, Director. Mr. Wilcox is the Chief Executive Officer and a Director of Union Bank and Trust Company and has been employed or affiliated with Union Bank and Trust Company for over 30 years. Mr. Wilcox is the Chairman of the Board for Mills County State Bank and is on the Board of Directors for UNIPAC, Union Financial Services, Inc. and Union Insurance Agency.

        Dr. R. Paul Hoff, Director. Dr. Hoff is a medical doctor who practiced as a family physician in Seward, Nebraska for approximately 30 years, until his retirement three years ago. Dr. Hoff also serves as member of the Board of Directors of Packers Service Group, Inc. Dr. Hoff has been involved in a number of business enterprises over the years and currently owns and operates a retail antique store in Ennis, Montana.

        The Company's executive officers are elected annually by the Board of Directors and serve at the discretion of the Board. The Company's directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified.

        UFS provides certain administrative services to the Company in connection with the operation of the Company's student loan program. UFS receives compensation for those services, but the amount of such payments is subject to approval by each Rating Agency and payments are made only when funds are available in the Operating Fund. The approved compensation currently is 0.18% of the Company's outstanding assets per annum, or such other amount as may be specified in the related Prospectus Supplement. UFS also receives compensation from the Company for services provided in connection with structuring, negotiating and implementing the Company's financing programs. The amount of such fees paid to UFS, if any, in connection with issuance of a series of the Notes will be described in the applicable Prospectus Supplement.

                       THE COMPANY'S STUDENT LOAN PROGRAM

        The Company established its student loan program in order to effectuate its general corporate purposes.

        In order to participate in the student loan program, each lender must be an "eligible lender" under the Higher Education Act and be otherwise approved by the Company. An "eligible lender" under the Higher Education Act includes commercial banks, mutual savings banks, savings and loan associations, credit unions, insurance companies, pension funds, certain trust companies and educational institutions. Each eligible lender must also have entered into an agreement with an eligible Guarantee Agency for the guarantee of loans originated or acquired by such lender. In addition, each eligible lender must enter into a student loan purchase agreement with the Company, providing for the manner and terms of sale of student loans in the standard form prescribed by the Company from time to time for all lenders. The student loan purchase agreement contains representations and warranties as to the student loans to be sold and provides for the repurchase of student loans by the eligible lender from the Company upon the failure of any of the representations or warranties made by the eligible lender. The student loan purchase agreement may be terminated by the Company on the terms and conditions stated therein.

Servicing of Financed Student Loans

        The Company is required under the Act, the rules and regulations of the Guarantee Agency and the Indenture to use due diligence in the servicing and collection of financed student loans and to use collection practices no less extensive and forceful than those generally in use among financial institutions with respect to other consumer debt.

        The Trustee is acting as "eligible lender" with respect to the financed student loans as an accommodation to the Company and not for the benefit of any other party. Notwithstanding any responsibility that the Trustee may have to the Secretary of Education or any Guarantee Agency under the Higher Education Act, the Trustee shall not have any responsibility for any action or inaction of the Trustee, the Company or any other party in connection with the financed student loans and the documents, agreements, understandings and arrangements relating thereto.

The Servicing Agreements

        The Company has entered into a servicing agreement with Union Bank dated as of _____________ which continues until the earlier of (i) termination of the Indenture, (ii) early termination after material default by the servicer as provided for in the servicing agreement, or (iii) the financed student loans serviced under the servicing agreement are paid in full. Union Bank has entered into an amendment to its servicing agreement with UNIPAC Service Corporation, a Nebraska corporation ("UNIPAC"), under which UNIPAC, as subservicer, assumed all of the duties of the servicer under the servicing agreement for the term of the servicing agreement. UNIPAC will provide data processing and other assistance necessary in connection with the servicing of the Company's portfolio of financed student loans acquired in connection with its student loan program as required by the Higher Education Act and the Guarantee Agencies. The Company will cause the Trustee to pay, from the trust estate and only to the extent moneys are available in the Revenue Fund established under the Indenture, to Union Bank servicing fees, and Union Bank, pursuant to the subservicing agreements, pays UNIPAC subservicing fees and certain expenses for the services which UNIPAC provides. In the event Union Bank no longer acts as the primary servicer of the financed student loan portfolio, UNIPAC has agreed to service the financed student loans under the terms of and pursuant to the servicing agreement.

        Under the terms of the servicing agreement, the servicer may be obligated to pay the Company an amount equal to the outstanding principal balance plus all accrued interest and other fees due to the date of purchase of a financed student loan if the servicer causes the loan to be denied the benefit of any applicable guarantee and is unable to cause the reinstatement of such guarantee within twelve (12) months of denial by the applicable Guarantee Agency. Upon such payment, the loan shall be subrogated to the servicer. In the event the servicer cures any financed student loan which has been subrogated to the servicer, the servicing agreement provides that the Company shall pay an amount equal to the then outstanding principal balance plus all accrued interest due on such financed student loan, less the amount subject to certain risk sharing provisions in the Higher Education Act, whereupon the subrogation rights of the servicer shall terminate.

        Another servicer may be designated by the Company with respect to certain financed student loans financed from the proceeds of any such Series. If so designated, the other servicer and the servicing agreement with respect thereto will be described in such Prospectus Supplement. Any servicer, other than Union Bank, shall be confirmed in writing by each Rating Agency. In addition, any servicing agreement with Union Bank other than the servicing agreement will be described in the related Prospectus Supplement.

UNIPAC

        UNIPAC began its education loan servicing operations on January 1, 1978, and provides education loan servicing, time sharing, administration and other services to lenders, secondary market purchasers and guarantee agencies throughout the United States. UNIPAC is a privately held corporation, owned primarily by Union Bank and Trust Company, Lincoln, Nebraska, with a minority ownership held by Packers Service Group, Inc., Lincoln, Nebraska. UNIPAC offers student loan servicing to lending institutions and secondary markets. UNIPAC's corporate headquarters is located in Aurora, Colorado. In December 1989, UNIPAC opened a second servicing center in Lincoln, Nebraska and in November, 1997, UNIPAC opened a third servicing center in St. Paul, Minnesota.

        UNIPAC's due diligence schedule is conducted through automated letter generation. Telephone calls are made by an auto-dialer system. All functions are monitored by an internal quality control system to ensure their performance. Compliance training is provided on both centralized and unit level basis. In addition, UNIPAC has distinct compliance and internal auditing departments whose functions are to advise and coordinate compliance issues. In order to provide these services, UNIPAC has developed and maintains a computer mainframe and software system. See "Certain Relationships Among Financing Participants."


                     SELLERS REPRESENTATIONS AND WARRANTIES

Representations and Warranties-
Portfolio Characteristics

        A description of the outstanding portfolio of financed student loans and the portfolio expected to be acquired by the Company with the proceeds of the Notes of any series and pledged to the Trustee will be described in the Prospectus Supplement of such series.

Representations and Warranties-Eligible Loans

        Each seller will make representations, warranties and covenants in substantially the following form with respect to the student loans sold pursuant to its respective student loan purchase agreement:

               (a) Accuracy of Information. Any information furnished by such seller to the Company or its agents with respect to any loan is true, complete and correct.

               (b) Validity of Loans. Each loan has been duly executed and delivered and constitutes the legal, valid and binding obligation of the maker (and the endorser, if any) thereof, enforceable in accordance with its terms.

               (c) No Defenses Against Repayment of Loans. The amount of the unpaid principal balance of each loan is true and owing, and no counterclaim, offset, defense or right to rescission exists with respect to any loan which can be asserted and maintained or which, with notice, lapse of time, or the occurrence or failure to occur of any act or event, could be asserted and maintained by the borrower against the Trustee as assignee thereof. No such loan carries a rate of interest in excess of that permitted by the provisions of the Act.

               (d) Ownership and Location of Loans: Existence of Liens. Such seller is the sole owner and holder of each loan and has full right and authority to sell and assign the same free and clear of all liens, pledges or encumbrances, and upon the endorsement and delivery of promissory notes evidencing such loan to the Company pursuant to the respective student loan purchase agreement, the Company will acquire full right, title and interest in the loan free and clear of all liens, pledges or encumbrances whatsoever. All documentation relating to the loans, including the original promissory note for each loan, is in the possession of UNIPAC or other designated custodian.

               (e) Guarantee and Insurance on Loans. Each loan to be sold under the student loan purchase agreement is either Insured or Guaranteed. With respect to all Insured Loans being acquired, a Contract of Insurance is in full force and effect with respect thereto, the applicable Certificates of Insurance are valid and binding upon the parties thereto in all respects, such seller is not in default in the performance of any of its covenants and agreements made in respect thereof, and such Insurance is freely transferable as an incident to the sale of each Eligible Loan to be sold. With respect to all Guaranteed Loans being acquired, a Guarantee Agreement is in full force and effect with respect thereto and is valid and binding upon the parties thereto in all material respects, such seller is not in default in the performance of any of its covenants and agreements made in such Guarantee Agreement, and such Guarantee is freely transferable as an incident to the sale of each loan to be sold. All amounts due and payable to the Secretary or the Guarantee Agency, as the case may be, have been paid in full by such seller, and none of the loans to be sold to the Company has at any time been tendered to either the Secretary or the Guarantee Agency for payment.

               (f) Compliance with Higher Education Act. Each loan complies in all respects with the requirements of the Higher Education Act and is an Eligible Loan as those terms are defined in the Student Loan Purchase Agreement.

               (g) Compliance with Federal Laws. Each loan was made in compliance with all applicable local, state and federal laws, rules and regulations, including without limitation all applicable nondiscrimination, truth-in-lending, consumer credit and usury laws.

               (h) No Discrimination. In making each loan to be purchased by the Company pursuant to its respective student loan purchase agreement, such seller has not discriminated based upon the educational institutions attended by, or the age, sex, race, national origin, color, religion, handicapped status, income, attendance at a particular eligible institution, length of the student borrower's educational program, or the student borrower's academic year in school.

               (i) Serial Loans. The loans to be purchased pursuant to the respective Student Loan Purchase Agreement include all loans of any one borrower held by such seller.

               (j) Due Diligence in Servicing Loans. Such seller and any independent servicer have each exercised and shall continue until the scheduled sale date to exercise due diligence and reasonable care in making, administering, servicing and collecting the loans and such seller has conducted a reasonable investigation of sufficient scope and content to enable it duly to make the representations and warranties contained in the respective student loan purchase agreement. Such seller has paid the costs and expenses incident to origination of the loans, and has no right of reimbursement therefor from the Company.

               (k) Origination Fees. Such seller, or the lender that originated a loan, has reported the amount of origination fees (if any) authorized to be collected with respect to such loan pursuant to Section 438(c) of the Act to the Secretary for the period in which such fee was authorized to be collected; and such seller or originating lender has made any refund of an origination fee collected in connection with any loan which may be required pursuant to the Higher Education Act.

               (l) Insurance Premium. For each such seller has reported the amount of the insurance premium authorized to be collected, and has paid said premium to the Guarantee Agency or the Secretary with all rights therein inuring to the Company.

               (m) Schedule of Student Loans. The information set forth in each schedule of student loans is true and correct in all material respects as of the opening of business on the respective scheduled sale date, and no selection procedures believed to be adverse to the Company have been utilized in selecting the loans for inclusion therein.

               (n) Title. It is the intention of such seller that the transfers and assignments from such seller to the Company contemplated in the respective student loan purchase agreement constitute a true sale of the loans to the Company and that neither the interest in nor title to the loans shall become or be deemed property of such seller's estate in the event of the filing of a bankruptcy or insolvency petition by or against such seller under any bankruptcy or insolvency law.

               (o)   Documents.   Such  seller  shall   furnish  and  file,   if
        appropriate, any document reasonably requested by the Company to perfect the Company's ownership interest in the loans.

               (p) No Fraudulent Conveyance. The transactions contemplated by the respective student loan purchase agreement are and will be in the ordinary course of such seller's business and such seller has valid business reasons for transferring the loans rather than obtaining a secured loan with the loans as collateral. Both before and immediately after giving effect to any transfer: (i) such seller transferred or will transfer the Eligible Loans to the Company without any intent to hinder, delay or defraud any current or future creditor of such seller; (ii) such seller was not or will not be insolvent or did not or will not become insolvent as a result of any transfer; (iii) such seller was not engaged and was not about to engage, and will not engage, in any business or transaction for which any property remaining with such seller was or will constitute unreasonably small capital in relation to the business of such seller or the transaction; and (iv) such seller did not intend or will not intend to incur, and did not believe or reasonably should not have believed, or will not believe or reasonably shall not have believed, that it would incur, debts beyond its ability to pay as they become due.

               (q) Sales Not Subject to Bulk Transfer. Each sale, transfer, assignment and conveyance of the loans by such seller pursuant to its respective student loan purchase agreement is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

               (r) No Transfer Taxes Due. Each sale, transfer, assignment and conveyance of the loans (including all payments due or to become due thereunder) by such seller pursuant to its respective student loan purchase agreement is not subject to and will not result in any tax, fee or governmental charge payable by the Company or such seller to any federal, state or local government ("Transfer Taxes") except such Transfer Taxes as are paid by such seller at the time of transfer, assignment and conveyance and except UCC filing fees. In the event that the Company receives actual notice of any unpaid Transfer Taxes arising out of the transfer, assignment and conveyance of the Eligible Loans, on written demand by the Company, or upon such seller otherwise being given notice thereof, it shall pay, and otherwise indemnify and hold the Company and the Trustee harmless therefor. Such seller shall not be responsible for the Company's or the Trustee's income taxes.

Repurchase Obligation of Seller

        At the request of the Company or the Trustee, each seller shall repurchase any loan purchased by the Company from such seller pursuant to its respective student loan purchase agreement if:

               (a) any representation or warranty made or furnished by such seller in or pursuant to its respective student loan purchase agreement shall prove to have been materially incorrect as to such loan;

               (b) the Secretary or a Guarantee Agency, as the case may be, refuses to honor all or part of a claim filed with respect to a loan, including any claim for interest subsidy, Special Allowance Payments, insurance, reinsurance or Guarantee payments on account of any circumstance or event that occurred prior to the sale of such loan to the Company; or

               (c) on account of any wrongful or negligent act or omission of such seller or its servicing agent that occurred prior to the sale of a loan to the Company, a defense that makes the loan unenforceable is asserted by a maker (or endorser, if any) of the loan with respect to his or her obligation to pay all or any part of the loan.

        Upon the occurrence of any of the conditions set forth above and upon the request of the Company or the Trustee, the respective seller shall pay to the Trustee, for deposit into the Acquisition Fund, an amount equal to the then-outstanding principal balance of such loan, plus the percentage of premium paid by the Company in connection with the purchase of the loan and interest and Special Allowance Payments accrued and unpaid with respect to such loan from the scheduled sale date to and including the date of repurchase, plus any attorneys' fees, legal expenses, court costs, servicing fees or other expenses incurred by the Company, the Trustee or the appropriate successors or assigns in connection with such loans and arising out of the reasons for the repurchase.


            DESCRIPTION OF THE FEDERAL FAMILY EDUCATION LOAN PROGRAM

The Federal Family Education Loan Program

        The Higher Education Act provides for a program of direct federal insurance for student loans as well as reinsurance of student loans guaranteed or insured by state agencies or private non-profit corporations (collectively, "Federal Family Education Loans" and the "Federal Family Education Loan Program").

        The Higher Education Act currently authorizes certain student loans to be covered under the Federal Family Education Loan Program (the "FFELP"). The Higher Education Act Amendments of 1998 (the "1998 Amendments") extended the principal provisions of the FFELP through September 30, 2004. Congress has extended similar authorization dates in prior versions of the Higher Education Act. However, the current authorization dates may not again be extended and the other provisions of the Higher Education Act may not be continued in their present form.

        Generally, a student is eligible for loans made under the FFELP only if he or she:

        o has been accepted for enrollment or is enrolled in good standing at an eligible institution of higher education;

        o is carrying or planning to carry at least one-half the normal full-time workload for the course of study the student is pursuing as determined by the institution;

        o has agreed to notify promptly the holder of the loan of any address change; and

        o       meets the applicable "needs" requirements.

        Eligible  institutions  include  higher  educational   institutions  and
vocational schools that comply with certain federal regulations. Each Loan is to be evidenced by an unsecured note.

        The Higher Education Act also establishes maximum interest rates for each of the various types of loans. These rates vary not only among loan types, but also within loan types depending upon when the loan was made or when the borrower first obtained a loan under the FFELP. The Higher Education Act allows lesser rates of interest to be charged.

Types of Loans

        Four types of loans are currently available under the Federal Family Education Loan Program: Stafford Loans, Unsubsidized Stafford Loans, PLUS Loans and Consolidation Loans. These loan types vary as to eligibility requirements, interest rates, repayment periods, loan limits and eligibility for interest subsidies and Special Allowance Payments. Some of these loan types have had other names in the past. References herein to the various loan types include, where appropriate, predecessors to such loan types.

        The primary loan under the FFELP is the Subsidized Federal Stafford Loan. Students who are not eligible for Subsidized Stafford Loans based on their economic circumstances may be able to obtain Unsubsidized Federal Stafford Loans. Parents of students may be able to obtain Federal PLUS Loans. Consolidation Loans are available to borrowers with existing loans made under the FFELP and certain other federal programs to consolidate repayment of such existing loans. Prior to July 1, 1994, the FFELP also offered Federal Supplemental Loans for Students ("Federal SLS Loans") to graduate and professional students and independent undergraduate students and, under certain circumstances, dependent undergraduate students, to supplement their Stafford Loans.

Subsidized Federal Stafford Loans


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        General.  Subsidized  Stafford Loans are eligible for reinsurance  under the Higher Education Act if the eligible student to whom the loan is made has been accepted or is enrolled in good standing at an eligible institution of higher education or vocational school and is carrying at least one-half the normal full-time workload at that institution. In connection with Subsidized Stafford Loans there are limits as to the maximum amount which may be borrowed
for  an  academic  year  and  in  the  aggregate  for  both   undergraduate  and
graduate/professional study. Both aggregate limitations exclude loans made under the Federal SLS and Federal PLUS Programs. The Secretary of Education has discretion to raise these limits to accommodate students undertaking specialized training requiring exceptionally high costs of education.

        Subsidized Stafford Loans are generally made only to student borrowers who meet certain needs tests as provided in the Higher Education Act. Provisions addressing the implementation of needs analysis and the relationship between unmet need for financing and the availability of Subsidized Federal Stafford Loan Program funding have been the subject of frequent and extensive amendment in recent years. Further amendment to such provisions may materially affect the availability of Subsidized Stafford Loan funding to borrowers or the availability of Subsidized Stafford Loans for secondary market acquisition.

        Interest Rates for Subsidized Federal Stafford Loans. For a Stafford Loan made prior to July 1, 1994, the applicable interest rate for a borrower who, on the date the promissory note was signed, did not have an outstanding balance on a previous loan which was made, insured or guaranteed under the FFELP (a "New Borrower"):

               (a) is 7% per annum for a loan covering a period of instruction beginning before January 1,1981;

               (b) is 9% per annum for a loan covering a period of instruction beginning on or before January 1, 1981, but before September 13, 1983;

               (c) is 8% per annum for a loan covering a period of instruction beginning on or after September 13, 1983, but before July 1, 1988;

               (d) is 8% per annum for the period from the disbursement of the loan to the date which is four years after the loan enters repayment, for a loan made prior to October 1, 1992, covering a period of instruction beginning on or after July 1, 1988, and thereafter shall be adjusted annually, and for any 12-month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.25% per annum (but not to exceed 10% per annum); or

               (e) for a loan made on or after October 1, 1992 shall be adjusted annually, and for any 12-month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum (but not to exceed 9% per annum).

        For a Stafford Loan made prior to July 1, 1994, the applicable interest rate for a borrower who, on the date the promissory note evidencing the loan was signed, had an outstanding balance on a previous loan made insured or guaranteed under the FFELP (a "Repeat Borrower"):

               (a) for a loan made prior to July 23, 1992 is the applicable interest rate on the previous loan or, if such previous loan is not a Stafford Loan 8% per annum or


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


               (b) for a loan made on or before July 23, 1992 shall be adjusted annually, and for any twelve month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum but not to exceed:

                      (i) 7% per annum in the case of a Stafford Loan made to a borrower who has a loan described in clause (a) above;

                      (ii) 8% per annum in the case of (A) a Stafford Loan made to a borrower who has a loan described in clause (c) above, (B) a Stafford Loan which has not been in repayment for four years and which was made to a borrower who has a loan described in clause
                             (d) above (C) a Stafford Loan for which the first disbursement was made prior to December 20, 1993 to a borrower whose previous loans do not include a Stafford Loan or an Unsubsidized Stafford Loan;

                      (iii) 9% per annum in the case of (A) a Stafford Loan made to a borrower who has a loan described in clauses (b) or (e) above or (B) a Stafford Loan for which the first disbursement was made on or after December 20, 1993 to a borrower whose previous loans do not include a Stafford Loan or an Unsubsidized Stafford Loan; and

                      (iv) 10% per annum in the case of a Stafford Loan which has been in repayment for four years or more and which was made to a borrower who has a loan described in clause (d) above.

        The interest rate on all Stafford Loans made on or after July 1, 1994 but prior to July 1, 1998, regardless of whether the borrower is a New Borrower or a Repeat Borrower, is the rate described in clause (b) above, except that such rate shall not exceed 8.25% per annum. For any Stafford Loan made on or after July 1, 1995, the interest rate is further reduced prior to the time the loan enters repayment and during any Deferment Periods. During such periods, the formula described in clause (b) above is applied, except that 2.5% is substituted for 3.1%, and the rate shall not exceed 8.25% per annum.

        For Stafford Loans made on or after July 1, 1998 but before October 1, 1998, the applicable interest rate shall be adjusted annually, and for any twelve month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the proceeding June 1, plus 1.7% per annum prior to the time the loan enters repayment and during any Deferment Periods, and 2.3% per annum during repayment, but not to exceed 8.25% per annum.

        For loans made on or after October 1, 1998, the applicable rate will continue to be adjusted annually, but for any 12-month period commencing on a July 1 will be equal to the bond equivalent rate of securities with a comparable maturity (as established by the Secretary of Education), plus 1% per annum, but not to exceed 8.25% per annum. There can be no assurance that the interest rate provisions for such loans will not be further amended, either before or after the rate described herein becomes effective.

Unsubsidized Federal Stafford Loans



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


        General. The Unsubsidized Federal Stafford Loan Program was created by Congress in 1992 for students who do not qualify for Subsidized Stafford Loans due to parental and/or student income and assets in excess of permitted amounts. Such students are entitled to borrow the difference between the Stafford Loan maximum and their Subsidized Stafford eligibility through the Unsubsidized Stafford program. In other respects, the general requirements for Unsubsidized Stafford Loans are essentially the same as those for Subsidized Stafford Loans. The interest rate, the annual loan limits and the special allowance payment provisions of the Unsubsidized Stafford Loans are the same as the Subsidized Stafford Loans. However, the terms of the Unsubsidized Stafford Loans differ materially from Subsidized Stafford Loans in that the federal government will not make interest subsidy payments and the loan limitations are determined without respect to the expected family contribution. The borrower will be required to pay interest from the time such loan is disbursed or capitalize the interest until repayment begins. Unsubsidized Stafford Loans were not available before October 1, 1992. A student meeting the general eligibility requirements for a loan under the FFELP is eligible for an Unsubsidized Stafford Loan without regard to need.

        Interest Rates for Unsubsidized Federal Stafford Loans. Unsubsidized Stafford Loans are subject to the same interest rate provisions as Subsidized Stafford Loans.

Federal PLUS Loans

        General. PLUS Loans are made only to borrowers who are parents and, under certain circumstances, spouses of remarried parents, of dependent undergraduate students. For PLUS Loans made on or after July 1, 1993, the parent borrower must not have an adverse credit history as determined pursuant to criteria established by the Department of Education. The basic provisions applicable to PLUS Loans are similar to those of Subsidized Stafford Loans with respect to the involvement of guarantee agencies and the Secretary of Education in providing federal reinsurance on the loans. However, PLUS Loans differ significantly from Subsidized Stafford Loans, particularly because federal interest subsidy payments are not available under the PLUS Loan program and special allowance payments are more restricted. Prior to the Higher Education Amendments of 1986, the Higher Education Act did not distinguish between PLUS Loans and SLS Loans. Student borrowers were eligible for PLUS Loans; however, parents of graduate and professional students were ineligible.

        Interest Rates for Federal PLUS Loans. The applicable interest rate depends upon the date of issuance of the loan and the period of enrollment for which the loan is to apply. The applicable interest rate on a PLUS Loan:

        (a) made on or after January 1, 1981, but before October 1, 1981, is 9% per annum;

        (b) made on or after October 1, 1981, but before November 1, 1982, is 14% per annum;

        (c) made on or after November 1, 1982, but before July 1, 1987, is 12% per annum;

        (d) made on or after July 1, 1987, but before October 1, 1992 shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the bond equivalent rate of 52-week U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.25% per annum (but not to exceed 12% per annum);


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


        (e) made on or after October 1, 1992, but before July 1, 1994, shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the bond equivalent rate of 52-week U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum (but not to exceed 10% per annum).

        (f) made on or after July 1, 1994, but before July 1, 1998, is the same as that described in clause (e) above, except that such rate shall not exceed 9% per annum; or

        (g) made on or after July 1, 1998, but before October 1, 1998, shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the proceeding June 1, plus 3.1% per annum (but not to exceed 9% per annum).

        For PLUS Loans made on or after October 1, 1998, the applicable rate will continue to be adjusted annually, but for any 12-month period commencing on a July 1 will be equal to the bond equivalent rate of securities with a comparable maturity (as established by the Secretary of Education), plus 2.1% per annum, but not to exceed 9% per annum.

        If requested by the borrower, an eligible lender may consolidate SLS or PLUS Loans of the same borrower held by the lender under a single repayment schedule. The repayment period for each included loan shall be based on the commencement of repayment of the most recent loan. The consolidated loan shall bear interest at a rate equal to the weighted average of the rates of the included loans. Such a consolidation shall not be treated as the making of a new loan. In addition, at the request of the borrower, a lender may refinance an existing fixed rate SLS or PLUS Loan, including an SLS or PLUS Loan held by a different lender who has refused to refinance such loan, at a variable interest rate. In such a case, proceeds of the new loan are used to discharge the original loan.

Federal SLS Loans

        General. Eligible Borrowers for SLS Loans were limited to graduate or professional students, independent undergraduate students, and under certain circumstances, dependent undergraduate students, if such students' parents were unable to obtain a PLUS Loan and were also unable to provide such students' expected family contribution. Except for dependent undergraduate students, eligibility for SLS Loans was determined without regard to need. The basic provisions applicable to SLS Loans are similar to those of Subsidized Stafford Loans with respect to the involvement of guarantee agencies and the Secretary of Education in providing federal reinsurance on the loans. However, SLS Loans differ significantly from Subsidized Stafford Loans, particularly because federal interest subsidy payments are not available under the SLS Loan program and special allowance payments are more restricted.

        Interest Rates for Federal SLS Loans. The applicable interest rates on SLS Loans made prior to October 1, 1992 are identical to the applicable interest rates on PLUS Loans made at the same time. For SLS Loans made on or after October 1, 1992, the applicable interest rate is the same as the applicable interest rate on PLUS Loans, except that the ceiling is 11% per annum instead of 10% per annum.

Federal Consolidation Loans


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

        General. The Higher Education Act authorizes a program under which certain borrowers may consolidate their various student loans into a single loan insured and reinsured on a basis similar to Subsidized Stafford Loans. Federal Consolidation Loans may be made in an amount sufficient to pay outstanding principal, unpaid interest and late charges on certain federally insured or reinsured student loans incurred under and pursuant to the FFELP, other than Federal PLUS Loans made to "parent borrowers", selected by the borrower, as well as loans made pursuant to the Perkins (formally "National Direct Student Loan") and Health Professional Student Loan Programs. To be eligible for a Consolidation Loan, a borrower must have outstanding indebtedness on student loans made under the FFELP and/or certain other federal student loan programs, and be in repayment status or in a Grace Period, or be a defaulted borrower who has made arrangements to repay any defaulted loan satisfactory to the holder of the defaulted loan.

        A married couple who agree to be jointly liable on a Consolidation Loan, for which the application is received on or after January 1, 1993, may be treated as an individual for purposes of obtaining a Consolidation Loan. For Consolidation Loans disbursed prior to July 1, 1994 the borrower was required to have outstanding student loan indebtedness of at least $7,500. Prior to the adoption of the Higher Education Technical amendments Act of 1993, PLUS Loans could not be included in the Consolidation Loan. For Consolidation Loans for which the applications were received prior to January 1, 1993, the minimum student loan indebtedness was $5,000 and the borrower could not be delinquent more than 90 days in the payment of such indebtedness. For applications received on or after January 1, 1993, borrowers may add additional loans to a Federal Consolidation Loan during the 180-day period following the origination of the Federal Consolidation Loan.

        Interest Rates for Federal Consolidation Loans. A Consolidation Loan made prior to July 1, 1994 bears interest at a rate equal to the weighted average of the interest rates on the loans retired, rounded to the nearest whole percent, but not less than 9% per annum. Except as described in the next sentence, a Consolidation Loan made on or after July 1, 1994 bears interest at a rate equal to the weighted average of the interest rates on the loans retired, rounded upward to the nearest whole percent, but with no minimum rate. For a Consolidation Loan for which the application is received by an eligible lender on or after November 13, 1997 and before October 1, 1998, the interest rate shall be adjusted annually, and for any twelve-month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum, but not to exceed 8.25% per annum. Notwithstanding these general interest rates, the portion, if any, of a Consolidation Loan that repaid a loan made under title VII, Sections 700-721 of the Public Health Services Act, as amended, has a different variable interest rate. Such portion is adjusted on July 1 of each year, but is the sum of the average of the T-Bill Rates auctioned for the quarter ending on the preceding June 30, plus 3.0%, without any cap on the interest rate. (For a discussion of required payments that reduce the return on Consolidation Loans, see "Fees - Rebate Fees on Consolidation Loans" below.)

Maximum Loan Amounts

        Each type of loan is subject to limits as to the maximum principal amount, both with respect to a given year and in the aggregate. Consolidation Loans are limited only by the amount of eligible loans to be consolidated. All of the loans are limited to the difference between the cost of attendance and the other aid available to the student. Stafford Loans are also subject to limits based upon the needs analysis as described above under "Eligibility Stafford Loans" above. Additional limits are described below.

        Loan Limits for Stafford and Unsubsidized Stafford Loans. Except as described in the next paragraph, Stafford and Unsubsidized Stafford Loans are generally treated as one loan type for loan limit purposes. A student who has not successfully completed the first year of a program of undergraduate education may borrow up to $2,625 in an academic year. A student who has successfully completed such first year, but who has not successfully completed the second year may borrow up to $3,500 per academic year. An undergraduate student who has successfully completed the first and second year, but who has not successfully completed the remainder of a program of undergraduate education, may borrow up to $5,500 per academic year. For students enrolled in programs of less than an academic year in length, the limits are generally reduced in proportion to the amount by which such programs are less than one year in length. A graduate or professional student may borrow up to $8,500 in an academic year. The maximum aggregate amount of Stafford and Unsubsidized Stafford Loans (including that portion of a Consolidation Loan used to repay such loans) which an undergraduate student may have outstanding is $23,000. The maximum aggregate amount for a graduate and professional student, including loans for undergraduate education, is $65,500. The Secretary is authorized to increase the limits applicable to graduate and professional students who are pursuing programs which the Secretary determines to be exceptionally expensive.

        At the time that SLS Loans were eliminated, the loan limits for Unsubsidized Stafford Loans were increased by amounts equal to the prior SLS Loan limits (as described below under "SLS Loans"). Prior to the enactment of the Higher Education Amendments of 1992, an undergraduate student who had not successfully completed the first and second year of a program of undergraduate education could borrow Stafford Loans in amounts up to $2,625 in an academic year. An undergraduate student who had successfully completed such first and second year, but who had not successfully completed the remainder of a program of undergraduate education could borrow up to $4,000 per academic year. The maximum for graduate and professional students was $7,500 per academic year. The maximum aggregate amount of Stafford Loans which a borrower could have outstanding (including that portion of a Consolidation Loan used to repay such loans) was $17,250. The maximum aggregate amount for a graduate or professional student, including loans for undergraduate education, was $54,750.
Prior to the 1986 changes, the annual limits were generally lower.

        Loan Limits for Plus Loans. For Plus Loans made on or after July 1, 1993, the amounts of Plus Loans are limited only by the student's unmet need. Prior to that time Plus Loans were subject to limits similar to those to which SLS Loans were then subject (see "SLS Loans" below), applied with respect to each student on behalf of whom the parent borrowed.

        Loan Limits for SLS Loans. A student who had not successfully completed the first and second year of a program of undergraduate education could borrow an SLS Loan in an amount of up to $4,000. A student who had successfully completed such first and second year, but who had not successfully completed the remainder of a program of undergraduate education could borrow up to $5,000 per year. Graduate and professional students could borrow up to $10,000 per year. SLS Loans were subject to an aggregate maximum of $23,000 ($73,000 for graduate and professional students). Prior to the 1992 changes, SLS Loans were available in amounts of $4,000 per academic year, up to a $20,000 aggregate maximum. Prior to the 1986 changes, a graduate or professional student could borrow $3,000 of SLS Loans per academic year, up to a $15,000 maximum, and an independent undergraduate student could borrow $2,500 of SLS Loans per academic year minus the amount of all other FFEL Program loans to such student for such academic year, up to the maximum amount of all FFEL Program loans to that student of $12,500. In 1989, the amount of SLS Loans for students enrolled in programs of less than an academic year in length were limited in a manner similar to the limits described above under "Stafford Loans".

Disbursement Requirements

        The Higher Education Act now requires that virtually all Stafford Loans and PLUS Loans be disbursed by eligible lenders in at least two separate installments. The proceeds of a loan made to any undergraduate first-year student borrowing for the first time under the program must be delivered to the student no earlier than thirty days after the enrollment period begins.

Repayment

        Grace Periods. Loans made under the FFELP, other than Consolidation Loans, must provide for repayment of principal in periodic installments over a period of not less than five nor more than ten years. Lenders are required to offer extended repayment schedules to new borrowers after the enactment of the 1998 Amendments who accumulate outstanding loans of more than $30,000, in which case the repayment period may extend up to 25 years subject to certain minimum repayment amounts. A Consolidation Loan must be repaid during a period agreed to by the borrower and lender, subject to maximum repayment periods which vary depending upon the principal amount of the borrower's outstanding student loans, but no longer than 30 years. For Consolidation Loans for which the application was received prior to January 1, 1993, the repayment period could not exceed 25 years. Repayment of principal on a Stafford Loan does not commence while a student remains a qualified student, but generally begins upon expiration of the applicable Grace Period as described below. Such Grace Periods may be waived by borrowers. For Stafford Loans for which the applicable rate of interest is 7% per annum, the repayment period commences not more than twelve months after the borrower ceases to pursue at least a half-time course of study. For other Stafford Loans and Unsubsidized Stafford Loans, the repayment period commences not more than six months after the borrower ceases to pursue at least a half-time course of study. The six month or twelve month periods are the "Grace Periods".

        In the case of SLS, PLUS and Consolidated Loans, the repayment period commences on the date of final disbursement of the loan, except that the borrower of an SLS Loan who also has a Stafford Loan may defer repayment of the SLS Loan to coincide with the commencement of repayment of the Stafford or Unsubsidized Stafford Loan. During periods in which repayment of principal is required, payments of principal and interest must in general be made at a rate of not less than the greater of $600 per year or the interest that accrues during the year, except that a borrower and lender may agree at any time before or during the repayment period that repayment may be at a lesser rate. A borrower may agree, with concurrence of the lender, to repay the loan in less than five years with the right subsequently to extend his minimum repayment period to five years. Borrowers may accelerate, without penalty, the repayment of all or any part of the loan.

        Income   Sensitive   Repayment   Schedules.   Since  1992,   lenders  of
Consolidation Loans have been required to establish graduated or income-sensitive repayment schedules and lenders of Stafford and SLS Loans have been required to offer borrowers the option of repaying in accordance with graduated or income-sensitive repayment schedules. The Company may implement graduated repayment schedules and income-sensitive repayment schedules. Use of income-sensitive repayment schedules may extend the ten-year maximum term for up to five years. In addition, if the repayment schedule on a loan that has been converted to a variable interest rate does not provide for adjustments to the amount of the monthly installment payments, the ten-year maximum term may be extended for up to three years.

        Deferment Periods. No principal repayments need be made during certain periods of deferment prescribed by the Higher Education Act ("Deferment Periods"). For loans to a borrower who first obtained a loan which was disbursed before July 1, 1993, deferments are available:

               (i) during a period not exceeding three years while the borrower is a member of the Armed Forces, an officer in the Commissioned Corps of the Public Health Service or, with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, an active duty member of the National Oceanic and Atmospheric Administration Corps;

               (ii) during a period not in excess of three years while the borrower is a volunteer under the Peace Corps Act;

               (iii) during a period not in excess of three years while the borrower is a full-time volunteer under the Domestic Volunteer Act of 1973;

               (iv) during a period not exceeding three years while the borrower is in service, comparable to the service referred to in clauses (ii) and (iii), as a full-time volunteer for an organization which is exempt from taxation under
Section 501(c)(3) of the Code;

               (v) during a period not exceeding two years while the borrower is serving an internship, the successful completion of which is required to receive professional recognition required to begin professional practice or service, or a qualified internship or residency program;

               (vi) during a period not exceeding three years while the borrower is temporarily totally disabled, as established by sworn affidavit of a qualified physician, or while the borrower is unable to secure employment by reason of the care required by a dependent who is so disabled;

               (vii) during a period not to exceed twenty-four months while the borrower is seeking and unable to find full-time employment;

               (viii) during any period that the borrower is pursuing a full-time course of study at an eligible institution (or, with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, is pursuing at least a half-time course of study for which the borrower has obtained a loan under the FFELP), or is pursuing a course of study pursuant to a graduate fellowship program or a rehabilitation training program for disabled individuals approved by the Secretary of Education;

               (ix) during a period, not in excess of 6 months, while the borrower is on parental leave; and

               (x) only with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, (A) during a period not in excess of three years while the borrower is a full-time teacher in a public or nonprofit private elementary or secondary school in a "teacher shortage area" (as prescribed by the Secretary of Education), and (B) during a period not in excess of 12 months for mothers, with preschool age children, who are entering or re-entering the work force and who are compensated at a rate not exceeding $1 per hour in excess of the federal minimum wage.

        For loans to a borrower who first obtains a loan on or after July 1, 1993, deferments are available:

               (a) during any period that the borrower is pursuing at least a half-time course of study at an eligible institution or a course of study pursuant to a graduate fellowship program or rehabilitation training program approved by the Secretary;

               (b) during a period not exceeding three years while the borrower is seeking and unable to find full-time employment; and

               (c) during a period not in excess of three years for any reason which the lender determines, in accordance with regulations under the Higher Education Act, has caused or will cause the borrower economic hardship. Economic hardship includes working full time and earning an amount not in excess of the greater of the minimum wage or the poverty line for a family of two. Additional categories of economic hardship are based on the relationship between a borrower's educational debt burden and his or her income.

        Prior to the 1992 changes, only the Deferment Periods described above in clauses (vi) and (vii) (with respect to the parent borrower) and the Deferment Period described in clause (viii) (with respect to the parent borrower or a student on whose behalf the parent borrowed) were available to PLUS Loan borrowers, and only the Deferment Periods described above in clauses (vi), (vii) and (viii) were available to Consolidation Loan borrowers. Prior to the 1986 changes, PLUS Loan borrowers were not entitled to Deferment Periods.
Deferment Periods extend the ten-year maximum term.

        Forbearance Period. The Higher Education Act also provides for periods of forbearance during which the borrower, in case of temporary financial hardship, may defer any payments (a "Forbearance Period"). A borrower is entitled to forbearance for a period not to exceed three years while the borrower's debt burden under Title IV of the Higher Education Act (which includes the FFELP) equals or exceeds 20% of the borrower's gross income, and also is entitled to forbearance while he or she is serving in a qualifying medical or dental internship program or in a "national service position" under the National and Community Service Trust Act of 1993. In addition, mandatory administrative forbearances are provided when exceptional circumstances such as a local or national emergency or military mobilization exist, or when the geographical area in which the borrower or endorser resides has been designated a disaster area by the President of the United States or Mexico, the Prime Minister of Canada, or by the governor of a state. In other circumstances, forbearance is at the lender's option. Such forbearance also extends the ten year maximum term.

        Interest Payments During Grace, Deferment and Forbearance Periods. As described under "Interest Subsidy Payments" below, the Secretary of Education makes interest payments on behalf of the borrower of certain eligible loans while the borrower is in school and during Grace and Deferment Periods. Interest that accrues during Forbearance Periods and, if the loan is not eligible for interest Subsidy Payments, while the borrower is in school and during the Grace and Deferment Periods, may be paid monthly or quarterly or capitalized (added to the principal balance) not more frequently than quarterly.

Fees

        Guarantee Fee. A Guarantee Agency is authorized to charge a premium, or guarantee fee, of up to 1% of the principal amount of the loan, which must be deducted proportionately from each installment payment of the proceeds of the loan to the borrower. Guarantee fees may not currently be charged to borrowers of Consolidation Loans. However, lenders may be charged an insurance fee to cover the costs of increased or extended liability with respect to Consolidation Loans. For loans made prior to July 1, 1994, the maximum guarantee fee was 3% of the principal amount of the loan, but no such guarantee fee was authorized to be charged with respect to Unsubsidized Stafford Loans.

        Origination Fee. An eligible lender is authorized to charge the borrower of a Stafford or PLUS Loan an origination fee in an amount not to exceed 3% of the principal amount of the loan, and is required to charge the borrower of an Unsubsidized Stafford Loan an origination fee in the amount of 3% of the principal amount of the loan. These fees must be deducted proportionately from each installment payment of the loan proceeds prior to payment to the borrower and are not retained by the lender, but must be passed on to the Secretary of Education. For loans made prior to July 1, 1994, the maximum authorized fee for Stafford, PLUS and SLS Loans was 5%, and the required fee for Unsubsidized Stafford Loans was 6.5% of the principal amount of the loan.

        Lender Origination Fee. The lender of any loan under the FFELP made on or after October 1, 1993 is required to pay to the Secretary of Education a fee equal to 0.5% of the principal amount of such loan.

        Rebate Fee on Consolidation Loans. The holder of any Consolidation Loan made on or after October 1, 1993 is required to pay to the Secretary of Education a monthly fee equal to .0875% (1.05% per annum) of the principal amount of, and accrued interest on, such Consolidation Loan. For loans made pursuant to applications received on or after October 1, 1998, and on or before January 31, 1999 the fee on consolidation loans of 1.0% is reduced to .62%.

Interest Subsidy Payments

        "Interest Subsidy Payments" are interest payments paid with respect to an eligible loan during the period prior to the time that the loan enters repayment and during Grace and Deferment Periods. The Secretary of Education and the Guarantee Agencies entered into Interest Subsidy Agreements (as described in "Description of the Guarantee Agencies -- Federal Agreements") whereby the Secretary of Education agrees to pay Interest Subsidy Payments to the holders of eligible guaranteed loans for the benefit of students meeting certain requirements, subject to the holders' compliance with all requirements of the Higher Education Act. Only Stafford Loans and Consolidation Loans for which the application was received on or after January 1, 1993, are eligible for Interest Subsidy Payments. Consolidation Loans made after August 10, 1993 are eligible for Interest Subsidy Payments only if all loans consolidated thereby are Stafford Loans, except that Consolidation Loans for which the application is received by an eligible lender on or after November 13, 1997 and before October 1, 1998, are eligible for Interest Subsidy Payments on that portion of the Consolidation Loan that repays Stafford Loans or similar subsidized loans made under the direct loan program. In addition, to be eligible for Interest Subsidy Payments, guaranteed loans must be made by an eligible lender under the applicable Guarantee Agency's guarantee program, and must meet requirements prescribed by the rules and regulations promulgated under the Higher Education Act.

        The Secretary of Education makes Interest Subsidy Payments quarterly on behalf of the borrower to the holder of a guaranteed loan in a total amount equal to the interest which accrues on the unpaid principal amount prior to the commencement of the repayment period of the loan or during any Deferment Period. A borrower may elect to forego Interest Subsidy Payments, in which case the borrower is required to make interest payments.

Special Allowance Payments

        The Higher Education Act provides for special allowance payments to be made by the Secretary of Education to eligible lenders. The rates for special allowance payments are based on formulas that differ according to the type of loan, the date the loan was originally made or insured and the type of funds used to finance such loan (taxable or tax-exempt). The amount of the Special Allowance Payments, which are made on a quarterly basis, is computed by reference to the average of the bond equivalent rates of the 91-day Treasury bills auctioned during the preceding quarter (the "T-Bill Rate").

        Federal Subsidized and Unsubsidized Stafford Loans. The effective formulas for special allowance payment rates for Stafford and Unsubsidized Stafford Loans are summarized in the following chart:


             Date of Loans                        Annualized SAP Rate

On or after October 1, 1981   T-Bill Rate less Applicable Interest Rate + 3.5%

On or after November 16, 1986 T-Bill Rate less Applicable Interest Rate + 3.25%

On or after October 1, 1992   T-Bill Rate less Applicable Interest Rate + 3.1%

On or after July 1, 1995     T-Bill Rate less Applicable Interest Rate + 2.5%(1)

On or after July 1, 1998     T-Bill Rate less Applicable Interest Rate + 2.1%(2)


(1) Applies to Stafford and Unsubsidized Stafford Loans prior to the time such loans enter repayment and during any Deferment Periods.

(2)     Substitute 2.8% in this formula while such loans are in repayment.

        For Loans made on or after October 1, 1998, the special allowance formula is revised similarly to the manner in which the applicable interest rate formula is revised (as defined above under "Interest Rates for Stafford Loans").

        The effective formulas for special allowance payment rates for Subsidized Federal Stafford Loans differ depending on whether loans to borrowers whose first loans were disbursed prior to July 23, 1992 were acquired or originated with the proceeds of tax-exempt obligations. There are minimum special allowance payment rates for Subsidized Federal Stafford Loans acquired with proceeds of tax-exempt obligations made on and after October 1, 1980, except for 427A Loans (while bearing interest at 10%), which rates effectively ensure an overall minimum return of 9.5% on such Subsidized Federal Stafford Loans. However, loans acquired with the proceeds of tax-exempt obligations originally issued after September 30, 1993 will no longer be assured of a minimum special allowance payment. In addition, the formula will be the same as for loans acquired with taxable proceeds (i.e., the full, rather than half, special allowance payment rate).

        Federal PLUS and SLS Loans. For PLUS and SLS Loans which bear interest at rates adjusted annually, Special Allowance Payments are made only in years during which the interest rate ceiling on such loans operates to reduce the rate that would otherwise apply based upon the applicable formula. See "Interest Rates for PLUS Loans" and "Interest Rates for SLS Loans" above. Special Allowance Payments are paid with respect to PLUS Loans made on or after July 1, 1994 only if the rate that would otherwise apply exceeds 10% per annum, notwithstanding that the interest rate ceiling on such loans is 9% per annum. The portion, if any, of a Consolidation Loan that repaid a loan made under Title VII, Sections 700-721 of the Public Health Services Act, as amended, is ineligible for Special Allowance Payments.

        The Balanced Budget and Deficit Control Act of 1985, as amended (known as the "Gramm-Rudman Law") requires the President to issue a sequester order for any federal fiscal year in which the projected budget exceeds the target for that year. A sequester order for any fiscal year would apply to loans made on or after October 1 of that fiscal year. The sequester order would change the formula for calculating Special Allowance Payments for the first four Special Allowance Payment periods relating to loans originally disbursed during that fiscal year. The special allowance formula would be reduced to the T-Bill Rate plus 3.0% (for loans with a special allowance formula of the T-Bill Rate plus 3.1%).

        The Higher Education Act provides that if Special Allowance Payments or Interest Subsidy Payments have not been made within 30 days after the Secretary of Education receives an accurate, timely and complete request therefor, the special allowance payable to such holder shall be increased by an amount equal to the daily interest accruing on the Special Allowance and Interest Subsidy Payments due the holder.

        Special Allowance Payments and Interest Subsidy Payments are reduced by the amount which the lender is authorized or required to charge as an origination fee, as described above under "Fees -- Origination Fee". In addition, the amount of the lender origination fee described above under "Fees -- Lender Origination Fees" is collected by offset to Special Allowance Payments and Interest Subsidy Payments.

                      DESCRIPTION OF THE GUARANTEE AGENCIES

        The financed student loans in the trust estate will be guaranteed by any one or more Guarantee Agencies identified in the related Prospectus Supplement. The following discussion relates to Guarantee Agencies under the FFELP.

        A Guarantee Agency guarantees loans made to students or parents of students by lending institutions such as banks, credit unions, savings and loan associations, certain schools, pension funds and insurance companies. A Guarantee Agency generally purchases defaulted student loans which it has guaranteed from its cash and reserves (generally referred to herein as its "Reserve Fund") A lender may submit a default claim to the Guarantee Agency after the student loan has been delinquent for at least 240 days. The default claim package must include all information and documentation required under the FFELP regulations and the Guarantee Agency's policies and procedures.

        In general, a Guarantee Agency's Reserve Fund has been funded principally by administrative cost allowances paid by the Secretary of Education, guarantee fees paid by lenders, investment income on moneys in the Reserve Fund, and a portion of the moneys collected from borrowers on Guaranteed Loans that have been reimbursed by the Secretary of Education to cover the Guarantee Agency's administrative expenses.

        Various changes to the Higher Education Act have adversely affected the receipt of revenues by the Guarantee Agencies and their ability to maintain their Reserve Funds at previous levels, and may adversely affect their ability to meet their guarantee obligations. These changes include the reduction in reinsurance payments from the Secretary of Education because of reduced reimbursement percentages; the reduction in maximum permitted guarantee fees from 3% to 1% for loans made on or after July 1, 1994; the replacement of the administrative cost allowance with a student loan processing and issuance fee equal to 65 basis points (40 basis points for loans made one or after October 1, 1993) paid at the time a loan is guaranteed, and an account maintenance fee of 12 basis points (10 basis points for fiscal years 2001-2003) paid annually on outstanding guaranteed student loans; the reduction in supplemental preclaims assistance payments from the Secretary of Education; and the reduction in retention by a Guarantee Agency of collections on defaulted loans from 27% to 24% (23% beginning on October 1, 2003). Additionally, the adequacy of a Guarantee Agency's Reserve Fund to meet its guarantee obligations with respect to existing student loans depends, in significant part, on its ability to collect revenues generated by new loan guarantees. The Federal Direct Student Loan Program discussed below may adversely affect the volume of new loan guarantees. Future legislation may make additional changes to the Higher Education Act that would significantly affect the revenues received by Guarantee Agencies and the structure of the guarantee agency program.

        The Higher Education Act gives the Secretary of Education various oversight powers over Guarantee Agencies. These include requiring a Guarantee Agency to maintain its Reserve Fund at a certain required level and taking various actions relating to a Guarantee Agency if its administrative and financial condition jeopardizes its ability to meet its obligations. These actions include, among others, providing advances to the Guarantee Agency, terminating the Guarantee Agency's Federal Reimbursement Contracts, assuming responsibility for all functions of the Guarantee Agency, and transferring the Guarantee Agency's guarantees to another Guarantee Agency or assuming such guarantees. The Higher Education Act provides that a Guarantee Agency's Reserve Fund shall be considered to be the property of the United States to be used in the operation of the FFELP or the Federal Direct Student Loan Program, and, under certain circumstances, the Secretary of Education may demand payment of amounts in the Reserve Fund. The 1998 Amendments mandate the recall of Guarantee Agency reserve funds by the Secretary of Education amounting to $85 million in fiscal year 2002, $82.5 million in fiscal year 2006, and $82.5 million in fiscal year 2007. However, certain minimum reserve levels are protected from recall and under the 1998 Amendments, Guarantee Agency reserve funds were restructured to provide Guarantee Agencies with additional flexibility in choosing how to spend certain funds they receive. The new recall of reserves for Federal Guarantee Agencies increases the risk that resources available to Guarantee Agencies to meet their guarantee obligation will be significantly reduced. Relevant federal laws, including the Higher Education Act, be further changed in a manner that may adversely affect the ability of a Guarantee Agency to meet its guarantee obligations. See "Description of the Federal Family Education Loan Program" herein.

        Under the Higher Education Act, if the Department of Education has determined that a Guarantee Agency is unable to meet its insurance obligations, the holders of loans guaranteed by such Guarantee Agency must submit claims directly to the Department of Education, and the Department of Education is required to pay the full Guarantee Payment due with respect thereto in accordance with guarantee claims processing standards no more stringent than those applied by the Guarantee Agency.

        There are no assurances as to the Secretary of Education's actions if a Guarantee Agency encounters administrative or financial difficulties or that the Secretary of Education will not demand that a Guarantee Agency transfer additional portions or all of its Reserve Fund to the Secretary of Education.

        Information relating to the particular Guarantee Agencies guaranteeing the Financed Student Loans will be set forth in the Prospectus Supplement. Such information will be provided by the respective Guarantee Agencies, and neither such information nor information included in the reports referred to therein has been verified by, or is guaranteed as to accuracy or completeness by, the Issuer or the underwriters. No representation is made by the Company or the underwriters as to the accuracy or adequacy of such information or the absence of material adverse changes in such information subsequent to the dates thereof.

Federal Agreements

        General. A Guaranty Agency's right to receive federal reimbursements for various guarantee claims paid by such Guarantee Agency is governed by the Higher Education Act and various contracts entered into between Guarantees Agencies and the Secretary of Education. Each Guarantee Agency and the Secretary of Education have entered into Federal Reimbursement Contracts pursuant to the Higher Education Act, which provide for the Guarantee Agency to receive reimbursement of a percentage of insurance payments that the Guarantee Agency makes to eligible lenders with respect to loans guaranteed by the Guarantee Agency prior to the termination of the Federal Reimbursement Contracts or the expiration of the authority of the Higher Education Act. The Federal Reimbursement Contracts provide for termination under certain circumstances and also provide for certain actions short of termination by the Secretary of Education to protect the federal interest.

        In addition to guarantee benefits, qualified Student Loans acquired under the FFELP benefit from certain federal subsidies. Each Guarantee Agency and the Secretary of Education have entered into an Interest Subsidy Agreement under the Higher Education Act; which entitles the holders of eligible loans guaranteed by the Guarantee Agency to receive Interest Subsidy Payments from the Secretary of Education on behalf of certain students while the student is in school, during a six to twelve month Grace Period after the student leaves school, and during certain Deferment Periods, subject to the holders' compliance with all requirements of the Higher Education Act. See "Description of the FFELP -- Federal Interest Subsidy Payments" for a more detailed description of the Interest Subsidy Payments.

        United States Courts of Appeals have held that the federal government, through subsequent legislation, has the right unilaterally to amend the contracts between the Secretary of Education and the Guarantee Agencies described herein. Amendments to the Higher Education Act in 1986, 1987, 1992, 1993, and 1998, respectively (i) abrogated certain rights of guarantee agencies under contracts with the Secretary of Education relating to the repayment of certain advances from the Secretary of Education, (ii) authorized the Secretary of Education to withhold reimbursement payments otherwise due to certain guarantee agencies until specified amounts of such guarantee agencies' reserves had been eliminated, (iii) added new reserve level requirements for guarantee agencies and authorized the Secretary of Education to terminate the Federal Reimbursement Contracts under circumstances that did not previously warrant such termination, (iv) expanded the Secretary of Education's authority to terminate such contracts and to seize guarantee agencies' reserves, and (v) mandated the additional recall of Guarantee Agency reserve funds.

Federal Insurance and Reimbursement of Guarantee Agencies

        Effect of Annual Claims Rate. With respect to loans made prior to October 1, 1993, the Secretary of Education currently agrees to reimburse the Guarantee Agency for up to 100% of the amounts so expended, as discussed in the formula described below, so long as the eligible lender has properly serviced such loan. The amount of reimbursement is lower for loans originated after October 1, 1993, as described below. Depending on the claims rate experience of a Guarantee Agency, such reimbursement may be reduced as discussed in the formula described below. The Secretary of Education also agrees to repay 100% of the unpaid principal plus applicable accrued interest expended by a Guarantee Agency in discharging its guarantee obligation as a result of the bankruptcy, death, or total and permanent disability of a borrower, or in the case of a PLUS Loan, the death of the student on behalf of whom the loan was borrowed, or in certain circumstances, as a result of school closures, which reimbursements are not to be included in the calculations of the Guarantee Agency's Claims Rate experience for the purpose of federal reimbursement under the Federal Reimbursement Contracts.

         The formula used for loans initially disbursed prior to October 1, 1993 is summarized below:

Claims Rate                                  Federal Payment
---------------------------------- ---------------------------------------------
0% up to 5%                        100%
5% up to 9%                        100% of claims up to 5%;
                                   90% of claims 5% and over
9% and over                        100% of claims up to 5%;
                                   90% of claims 5% and over, up to 9%;
                                   80% of claims 9% and over

        The claims experience is not accumulated from year to year, but is determined solely on the basis of claims in any one federal fiscal year compared with the original principal amount of loans in repayment at the beginning of that year.

        The 1993 Amendments reduce the reimbursement amounts described above, effective for loans initially disbursed on or after October 1, 1993 as follows:
100% reimbursement is reduced to 98%, 90% reimbursement is reduced to 88%, and 80% reimbursement is reduced to 78%, subject to certain limited exceptions. The 1998 Amendments further reduce the federal reimbursement amounts from 98% to 95% , 88% to 85%, and 78% to 75% respectively, for student loans first disbursed on or after October 1, 1998.

        The reduced reinsurance for federal guaranty agencies increases the risk
that  resources   available  to  Guarantee  Agencies  to  meet  their  guarantee obligation will be significantly reduced.

        Reimbursement. The original principal amount of loans guaranteed by a Guarantee Agency which are in repayment for purposes of computing reimbursement payments to a Guarantee Agency means the original principal amount of all loans guaranteed by a Guarantee Agency less: (a) guarantee payments on such loans, (b) the original principal amount of such loans that have been fully repaid, and (c) the original amount of such loans for which the first principal installment payment has not become due. Guarantee Agencies with default rates below 5% are required to pay the Secretary of Education annual fees equivalent to 0.51% of new loans guaranteed, while all other such agencies must pay a 0.5% fee. The Secretary of Education may withhold reimbursement payments if a Guarantee Agency makes a material misrepresentation or fails to comply with the terms of its agreements with the Secretary of Education or applicable federal law.

        Under the guarantee agreements, if a payment on a Federal Family Education Loan guaranteed by a Guarantee Agency is received after reimbursement by the Secretary of Education, the Guarantee Agency is entitled to receive an equitable share of the payment.

        Any originator of any student loan guaranteed by a Guarantee Agency is required to discount from the proceeds of the loan at the time of disbursement, and pay to the guarantee agency, an insurance premium which may not exceed that permitted under the Higher Education Act.

        Under present practice, after the Secretary of Education reimburses a Guarantee Agency for a default claim paid on a guaranteed loan, the Guarantee Agency continues to seek repayment from the borrower. The Guarantee Agency returns to the Secretary of Education payments that it receives from a borrower after deducting and retaining: a percentage amount equal to the complement of the reimbursement percentage in effect at the time the loan was reimbursed, and an amount equal to 27% (or 18-1/2% in the case of a payment from the proceeds of a Consolidation Loan) of such payments for certain administrative costs. The Secretary of Education may, however, require the assignment to the Secretary of defaulted guaranteed loans, in which event no further collections activity need be undertaken by the Guarantee Agency, and no amount of any recoveries shall be paid to the Guarantee Agency. Prior to the 1993 changes, the percentage of collections which Guarantee Agencies could retain was 30%.

        A Guarantee Agency may enter into an addendum to its Interest Subsidy Agreement that allows the Guarantee Agency to refer to the Secretary of Education certain defaulted guaranteed loans. Such loans are then reported to the IRS to "offset" any tax refunds which may be due any defaulted borrower. To the extent that the Guarantee Agency has originally received less than 100% reimbursement from the Secretary of Education with respect to such a referred loan, the Guarantee Agency will not recover any amounts subsequently collected by the federal government which are attributable to that portion of the defaulted loan for which the Guarantee Agency has not been reimbursed.

        Rehabilitation of Defaulted Loans. Under of the Higher Education Act, the Secretary of Education is authorized to enter into an agreement with a Guarantee Agency pursuant to which the Guarantee Agency shall sell defaulted loans that are eligible for rehabilitation to an eligible lender. The Guarantee Agency shall repay the Secretary of Education an amount equal to 81.5% of the then current principal balance of such loan, multiplied by the reimbursement percentage in effect at the time the loan was reimbursed. The amount of such repayment shall be deducted from the amount of federal reimbursement payments for the fiscal year in which such repayment occurs, for purposes of determining the reimbursement rate for that fiscal year.

        For a loan to be eligible for rehabilitation, the Guarantee Agency must have received consecutive payments for 12 months of amounts owed on such loan. Upon rehabilitation, a loan is eligible for all the benefits under the Higher Education Act for which it would have been eligible had no default occurred (except that a borrower's loan may only be rehabilitated once).

        Eligibility for Federal Reimbursement. To be eligible for federal reimbursement payments, guaranteed loans must be made by an eligible lender under the applicable Guarantee Agency's Guarantee Program, which must meet requirements prescribed by the rules and regulations promulgated under the Higher Education Act, including the borrower eligibility, loan amount, disbursement, interest rate, repayment period and guarantee fee provisions described herein and the other requirements set forth in the Higher Education Act.

        Prior to the 1998 Amendments, a Federal Family Loan was considered in to be in default for purposes of the Higher Education Act when the borrower failed to make an installment payment when due, or to comply with the other terms of the loan, and if the failure persists for 180 days in the case of a loan repayable in monthly installments or for 240 days in the case of a loan repayable in less frequent installments. Under the 1998 Amendments, the delinquency period required for a student loan to be declared in default is increased from 180 days to 240 days for loans on which the first day of delinquency occurs on or after the date of enactment of the 1998 Amendments.

        The Guarantee Agency must pay the lender for the defaulted loan prior to submitting a claim to the Secretary of Education for reimbursement. The Guarantee Agency must submit a reimbursement claim to the Secretary of Education within 45 days after it has paid the lender's default claim. As a prerequisite to entitlement to payment on the guarantee by the Guarantee Agency, and in turn payment of reimbursement by the Secretary of Education, the lender must have exercised reasonable care and diligence in making, servicing and collecting the guaranteed loan. Generally, these procedures require that completed loan applications be processed, a determination of whether an applicant is an eligible borrower attending an eligible institution under the Higher Education Act be made, the borrower's responsibilities under the loan be explained to him or her, the promissory note evidencing the loan be executed by the borrower and that the loan proceeds be disbursed by the lender in a specified manner. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferments and forbearances and credit the borrower for payments made. If a borrower becomes delinquent in repaying a loan, a lender must perform certain collection procedures, primarily telephone calls, demand letters, skiptracing procedures and requesting assistance from the applicable Guarantee Agency, that vary depending upon the length of time a loan is delinquent.

Direct Loans

        The 1993 Amendments authorized a program of "direct loans," to be originated by schools with funds provided by the Secretary of Education. Under the direct loan program, the Secretary of Education is directed to enter into agreements with schools, or origination agents in lieu of schools, to disburse loans with funds provided by the Secretary. Participation in the program by schools is voluntary. The goals set forth in the 1993 Amendments call for the direct loan program to constitute 5% of the total volume of loans made under the FFELP and the direct loan program for academic year 1994-1995, 40% for academic year 1995-1996, 50% for academic years 1996-1997 and 1997-1998 and 60% for academic year 1998-1999. No provision is made for the size of the direct loan program thereafter. Based upon information released by the General Accounting Office, participation by schools in the direct loan program has not been sufficient to meet the goals for the 1995-1996 or 1996-1997 academic years. The 1998 Amendments removed references to the "phase-in" of the Direct Loan Program, including restrictions on annual limits for Direct Loan Program volume and the Secretary's authority to select additional institutions to achieve balanced school representation.

        The loan terms are generally the same under the direct loan program as under the FFELP, though more flexible repayment provisions are available under the direct loan program. At the discretion of the Secretary of Education, students attending schools that participate in the direct loan program (and their parents) may still be eligible for participation in the FFELP, though no borrower could obtain loans under both programs for the same period of enrollment.

        It is difficult to predict the impact of the direct lending program. There is no way to accurately predict the number of schools that will participate in future years, or, if the Secretary authorizes students attending participating schools to continue to be eligible for FFELP loans, how many students will seek loans under the direct loan program instead of the FFELP. In addition, it is impossible to predict whether future legislation will eliminate, limit or expand the direct loan program or the FFELP.

Other Guarantee Agencies

        Although the Company expects that most of the student loans it acquires under the Indenture will be guaranteed by the Guarantee Agencies described in the related Prospectus Supplement, the Company may acquire student loans under the Indenture which are guaranteed by other Guarantee Agencies with the approval of the Rating Agencies.

                       WEIGHTED AVERAGE LIFE OF THE NOTES

        The weighted average life of the Notes of any series will generally be influenced by the rate at which the principal balances of the related financed student loans are paid, which payment may be in the form of scheduled amortization or prepayments. For this purpose, the term "prepayments" includes prepayments in full or in part, including payments received from the proceeds of Consolidation Loans or as a result of (i) borrower default, death, disability or bankruptcy, (ii) a closing of or a false certification by the borrower's school,
(iii) collection of guarantee payments with respect thereto, and (iv) financed student loans being repurchased by the respective seller as a result of a breach of a representation and warranty. All of the financed student loans are prepayable at any time without penalty to the borrower. The rate of prepayment of student loans is influenced by a variety of economic, social and other factors. In general, the rate of prepayments may tend to increase to the extent that alternative financing becomes available at prevailing interest rates which fall significantly below the interest rates applicable to the student loans. However, because many of the financed student loans bear interest that either actually or effectively is floating, it is impossible to predict whether changes in prevailing interest rates will be similar to or will vary from changes in the interest rates on the financed student loans. The addition of financed student loans to the trust estate during the recycling period could affect the weighted average life of the Notes of the related series.

        On the other hand, scheduled payments with respect to, and maturities of, the financed student loans may be extended, including pursuant to applicable grace, deferral and forbearance periods. The rate of payment of principal of the Notes and the yield on the Notes may also be affected by the rate of defaults resulting in losses on financed student loans, by the severity of those losses and by the timing of those losses, which may affect the ability of the Guarantee Agencies to make guarantee payments with respect thereto.

        In light of the above consideration, there can be no assurance as to the timing or amount of principal payments to be made on the Notes of a given series, since those payments will depend, in part, on the amount of principal collected on the pool of financed student loans. Any reinvestment risks resulting from a faster or slower incidence of prepayment of financed student loans will be borne entirely by the holders of a given series of the Notes. The related Prospectus Supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the financed student loans and the related series of Notes.

                         FEDERAL INCOME TAX CONSEQUENCES

        The  following  is  a  summary  of  all  material   federal  income  tax
consequences of the purchase, ownership and disposition of Notes for the investors described below and is based on the advice of Kutak Rock, as tax counsel to the Company. This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change. The discussion does not deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, including but not limited to, foreign investors. In addition, this summary is generally limited to investors who will hold the Notes as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Investors should consult their own tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the Notes of any Series. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "Service") with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the Service will not take contrary positions.

Characterization of the Trust Estate

        Based upon certain assumptions and certain representations of the Company, Kutak Rock has rendered, with respect to the Prior Notes, and will render, with respect to the Additional Notes, its opinion to the Company to the effect that the Notes, issued or to be issued, as the case may be, should be treated as debt of the Company, rather than as an interest in the financed student loans for federal income tax purposes. In addition, Kutak Rock has rendered its opinion to the effect that this discussion is a summary of all material federal income tax consequences as to the purchase, ownership and disposition of the Notes with respect to the investors described herein. Such opinion is not binding on the courts or the Service. It is possible that the Service could assert that, for purposes of the Code, the transaction contemplated by this Memorandum constitutes a sale of the financed student loans (or an interest therein) to the Registered Owners or that the relationship which will result from this transaction is that of a partnership, or an association taxable as a corporation.

        If, instead of treating the transaction as creating secured debt in the form of the Series issued by the Company as a corporate entity, the transaction were treated as creating a partnership among the Registered Owners, the servicer and the Company which has purchased the underlying financed student loans, the resulting partnership would not be subject to federal income tax. Rather, the servicer, the Company and each Registered Owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deduction of the Registered Owner could differ if the Notes were held to constitute partnership interests, rather than indebtedness.

     If, alternatively, it were determined that this transaction created an entity other than the Company which was classified as a corporation or a publicly traded partnership taxable as a corporation and treated as having purchased the financed student loans, the Trust would be subject to federal income tax at corporate income tax rates on the income it derives from the financed student loans, which would reduce the amounts available for payment to the Registered Owners. Cash payments to the Registered Owners generally would be treated as dividends for tax purposes to the extent of such corporation's accumulated and current earnings and profits. A similar result would apply if the Registered Owners were deemed to have acquired stock or other equity interests in the Company. However, as noted above, the Company has been advised that the Notes should be treated as debt of the Company for federal income tax purposes.

Characterization of the Notes as Indebtedness

        The Company and the Registered Owners express in the Indenture their intent that, for federal income tax purposes, the Notes will be indebtedness of the Company secured by the financed student loans. The Company and the Registered Owners, by accepting the Notes, have agreed to treat the Notes as indebtedness of the Company for federal income tax purposes. The Company intends to treat this transaction as a financing reflecting the Notes as its indebtedness for tax and financial accounting purposes.

        In general, the characterization of a transaction as a sale of property or a secured loan, for federal income tax purposes, is a question of fact, the resolution of which is based upon the economic substance of the transaction, rather than its form or the manner in which it is characterized. While the Service and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Notwithstanding the foregoing, in some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form.

        The Company believes that it has retained the preponderance of the primary benefits and burdens associated with ownership of the financed student loans and should, thus, be treated as the owner of the financed student loans for federal income tax purposes. If, however, the Service were successfully to assert that this transaction should be treated as a sale of the financed student loans, the Service could further assert that the entity created pursuant to the Indenture, as the owner of the financed student loans for federal income tax purposes, should be deemed engaged in a business and, therefore, characterized as a publicly traded partnership taxable as a corporation.

Taxation of Interest
Income of Registered Owners

        Payments of interest with regard to the Notes will be includible as ordinary income when received or accrued by the Registered Owners in accordance with their respective methods of tax accounting and applicable provisions of the Code. In particular, Section 1272 of the Code requires the current ratable inclusion in income of original issue discount using a constant yield method of accounting. In general, original issue discount is calculated, with regard to any accrual period, by applying the instrument's yield to its adjusted issue price at the beginning of the accrual period, reduced by any qualified stated interest allocable to the period. The aggregate original issue discount allocable to an accrual period is allocated to each day included in such period. The holder of a debt instrument must include in income the sum of the daily portions of original issue discount attributable to the number of days he owned the instrument.

     Original issue discount is the stated redemption price at maturity of a debt instrument over its issue price. The stated redemption price at maturity includes all payments with respect to an instrument other than interest unconditionally payable at a fixed rate or a qualified variable rate at fixed intervals of one year or less. The Company expects that interest payable with respect to the Accrual Notes, if any, will not be qualified stated interest and that such Accrual Notes will be issued with original issue discount as described in the related Prospectus Supplement. Further, there can be no assurance that the Service would not assert that the interest payable with respect to the Subordinate Notes may not be qualified stated interest because such payments are not unconditional and that the Subordinate Notes are issued with original issue discount.

        Payments of interest received with respect to the Notes may also constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense. Potential Registered Owners or the Beneficial Owners should consult their own tax advisors concerning the treatment of interest payments with regard to the Notes.

        A purchaser who buys a Note of any Series at a discount from its principal amount (or its adjusted issue price if issued with original issue discount greater than a specified de minimis amount) will be subject to the market discount rules of the Code. In general, the market discount rules of the Code treat principal payments and gain on disposition of a debt instrument as ordinary income to the extent of accrued market discount. Although the accrued market discount on debt instruments such as the Notes which are subject to prepayment based on the prepayment of other debt instruments is to be determined under regulations yet to be issued, the legislative history of these provisions of the Code indicate that the same prepayment assumption used to calculate original issue discount should be utilized. Each potential investor should consult his tax advisor concerning the application of the market discount rules to the Notes.

        The annual statement regularly furnished to Registered Owners for federal income tax purposes will include information regarding the accrual of payments of principal and interest with respect to the Notes. As noted above, the Company believes, based on the advice of counsel, that it will retain ownership of the financed student loans for federal income tax purposes. In the event the Indenture is deemed to create a pass-through entity as the owner of the financed student loans for federal income tax purposes instead of the Company (assuming such entity is not, as a result, taxed as an association), the owners of the Notes could be required to accrue payments of interest more rapidly than otherwise would be required.

Backup Withholding

        Certain purchasers may be subject to backup withholding at the rate of 31% with respect to interest paid with respect to the Notes if the purchasers, upon issuance, fail to supply the Trustee or their brokers with their taxpayer identification numbers, furnish incorrect taxpayer identification numbers, fail to report interest, dividends or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee with a certified statement, under penalty of perjury, that they are not subject to backup withholding. Information returns will be sent annually to the Service and to each purchaser setting forth the amount of interest paid with respect to the Notes and the amount of tax withheld thereon.

        The Company makes no representations regarding the tax consequences of purchase, ownership or disposition of the Notes under the tax laws of any state, locality or foreign jurisdiction. Investors considering an investment in the Notes should consult their own tax advisors regarding such tax consequences.

Limitation on the Deductibility of Certain Expenses

        Under Section 67 of the Code, an individual may deduct certain miscellaneous itemized deductions only to the extent that the sum of such deductions for the taxable year exceed 2% of his or her adjusted gross income. If contrary to expectation, the entity created under the Indenture were treated as the owner of the financed student loans (and not as an association taxable as a corporation), then the Company believes that a substantial portion of the expenses to be generated by the Trust could be subject to the foregoing limitations. As a result, each potential Registered Owner should consult his or her personal tax advisor concerning the application of these limitations to an investment in the Notes.

Tax-Exempt Investors

     In general, an entity which is exempt from federal income tax under the provisions of Section 501 of the Code is subject to tax on its unrelated business taxable income. An unrelated trade or business is any trade or business which is not substantially related to the purpose which forms the basis for such entity's exemption. However, under the provisions of Section 512 of the Code, interest may be excluded from the calculation of unrelated business taxable income unless the obligation which gave rise to such interest is subject to acquisition indebtedness. If, contrary to expectations, one or more of the Notes of any Series were considered equity for tax purposes and if one or more other Notes were considered debt for tax purposes, those Notes treated as equity likely would be subject to acquisition indebtedness and likely would generate unrelated business taxable income. However, as noted above, counsel has advised the Company that the Notes should be characterized as debt for federal income tax purposes. Therefore, except to the extent any Registered Owner incurs acquisition indebtedness with respect to a Note, interest paid or accrued with respect to such Note may be excluded by each tax-exempt Registered Owner from the calculation of unrelated business taxable income. Each potential tax-exempt Registered Owner is urged to consult its own tax advisor regarding the application of these provisions.

Sale or Exchange of Notes

        If a holder sells a Note, such person will recognize gain or loss equal to the difference between the amount realized on such sale and the holder's basis in such Note. If a Note was acquired subsequent to its initial issuance at a discount, a portion of such gain will be recharacterized as interest and therefore ordinary income. In the event any of the Notes are issued with original issue discount, in certain circumstances, a portion of the gain can be recharacterized as ordinary income.

        If the term of a Note was materially modified, in certain circumstances, a new debt obligation would be deemed created and exchanged for the prior obligation in a taxable transaction. Among the modifications which may be treated as material are those which relate to the redemption provisions and, in the case of a nonrecourse obligation, those which involve the substitution of collateral. Each potential holder of a Note should consult its own tax advisor concerning the circumstances in which the Notes would be deemed reissued and the likely effects, if any, of such reissuance.

                              ERISA CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans").
Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code ("Qualified Retirement Plans") and on Individual Retirement Accounts ("IRAs") described in Section 408(b) of the Code (collectively, "Tax-Favored Plans"). Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to Title I of ERISA. Accordingly, assets of such plans may be invested in Notes without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any such governmental plan or church plan which is qualified under Section 401(a) and exempt from taxation under Section 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

        In addition to the imposition of general fiduciary requirements including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of ERISA Plans and Tax-Favored Plans and entities whose underlying assets include plan assets by reason of ERISA Plans or Tax-Favored Plans investing in such entities (collectively hereafter "Plan" or "Plans") and persons ("Parties in Interest" or "Disqualified Persons") who have certain specified relationships to the Plans, unless a statutory or administrative exemption is available. Certain Parties in Interest (or Disqualified Persons) that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed pursuant to Section 502(i) of ERISA or Section 4975 of the Code unless a statutory or administrative exemption is available. Section 502(l) of ERISA requires the Secretary of the U.S. Department of Labor (the "DOL") to assess a civil penalty against a fiduciary who breaks any fiduciary responsibility under or commits any other violation of part 4 of Title I of ERISA or any other person who knowingly participates in such breach or violation.

        The investment in a security by a Plan may, in certain circumstances, be deemed to include an investment in the assets of the Company of such security. The DOL has promulgated regulations set forth at 29 CFR ss. 2510.3-101 (the "Regulations") concerning whether or not an ERISA Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as a Trust
Fund) for purposes of the general fiduciary responsibility provisions of ERISA and for the prohibited transaction provisions of ERISA and the Code, when a Plan acquires an "equity interest" in such entity.

        Under such Regulations the assets of an ERISA Plan will not include an interest in the assets of an entity, the equity interests of which are acquired by the ERISA Plan, if at no time do ERISA Plans in the aggregate own 25% or more of the value of any class of equity interests in such entity. Because the availability of this exemption depends upon the identity of the Registered Owners at any time, there can be no assurance that the Notes will qualify for this exemption.

        The Regulations also provide an exemption from "plan asset" treatment for securities issued by an entity if such securities are debt securities under applicable state law with no "substantial equity features." Except as specified with respect to a Series in the related Prospectus Supplement, the Notes are intended to represent debt of the Company for state law and federal income tax purposes; however, there can be no assurance that the DOL will not challenge such position. Assuming that a Class of Notes will be considered debt with no substantial equity features for purposes of the Regulations, the assets of the Trust will not be characterized as "plan assets" under the Regulations. The related Prospectus Supplement will set forth whether any Class of Notes may be purchased by Plans.

        Without regard to whether the Notes are treated as an "equity interest" for such purposes, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Company or any of their respective affiliates is or becomes a Party in Interest or Disqualified Person with respect to such Plan, or in the event that a Note is purchased in the secondary market by a Plan from a Party in Interest or Disqualified Person with respect to such Plan. There can be no assurance that the Company or any of their respective affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires Notes. However, one or more of the following prohibited transaction class exemptions may apply to the acquisition, holding and transfer of the Notes: Prohibited Transaction Class Exemption ("PTCE") 84-14 (regarding investments by qualified professional asset managers), PTCE 90-1 (relating to investments by insurance company pooled separate accounts), PTCE 91-38 (regarding investments by bank collective investment funds), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding investments by in-house asset managers).

     Any ERISA Plan fiduciary considering whether to purchase Notes of any Series on behalf of an ERISA Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment and the availability of any of the exemptions referred to above. Persons responsible for investing the assets of Tax-Favored Plans that are not ERISA Plans should seek similar counsel with respect to the prohibited transaction provisions of the Code.

               CERTAIN RELATIONSHIPS AMONG FINANCING PARTICIPANTS

        The Company expects to acquire all of the financed student loans to be pledged to the Trustee from Union Bank pursuant to student loan purchase agreements, and the Company may acquire additional student loans from Union Bank in the future. Union Bank will, unless specified with respect to a series of the Notes in the related Prospectus Supplement, also act as servicer for all other financed student loans pursuant to the Servicing Agreement. However, UNIPAC, as subservicer, will discharge the servicer's duties with respect to financed student loans pursuant to a Subservicing Agreement with Union Bank. UNIPAC is a privately held corporation which is 80.5% owned by Union Bank. UNIPAC will also act as custodian for the financed student loans. See "Risk Factors-Reliance upon Sellers," "-Certain Legal Aspects" and "-Perfection of Security Interest in Student loans" herein.

        The Company is a wholly owned subsidiary of Union Financial Services, Inc. ("UFS"). UFS is a privately held corporation whose minority owners include the parent of Union Bank, certain employees of Union Bank and certain relatives of such employees.

                              PLAN OF DISTRIBUTION

        The Company may sell the Notes of each series to or through underwriters by "best efforts" underwriting or a negotiated firm commitment underwriting by the underwriters, and also may sell the Notes directly to other purchasers or through agents. If so indicated in the Prospectus Supplement, the Company may sell such Notes, directly or through agents, through a competitive bidding process described in the applicable Prospectus Supplement. The Company intends that Notes will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of the Notes may be made through a combination of such methods.

        The distribution of the Notes may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices based, among other things, upon existing interest rates, general economic conditions and investors' judgments as to the price of the Notes.

        In connection with the sale of the Notes, underwriters may receive compensation from the Company or from the purchasers of such Notes for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the Notes of a series to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the Notes of a series may be deemed to be underwriters and any discounts or commissions received by them from the Company and any profit on the resale of the Notes by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriters will be identified, and any such compensation received from the Company will be described, in the applicable Prospectus Supplement.

        Under agreements which may be entered into by the Company, the underwriters and agents who participate in the distribution of the Notes may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereto.

        If so indicated in the Prospectus Supplement, the Company will authorize underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase the Notes from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligation of any purchaser under any such contract will be subject to the condition that the purchaser of the Notes shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject from purchasing such Notes. The underwriters and such other agents will not have responsibility in respect of the validity or performance of such contracts.

        The underwriters may, from time to time, buy and sell Notes, but there can be no assurance that an active secondary market will develop and there is no assurance that any market, if established, will continue.

                                  LEGAL MATTERS

        Certain legal matters will be passed upon by Ballard Spahr Andrews & Ingersoll, LLP, Denver, Colorado as Company's Counsel and by Kutak Rock, Denver, Colorado as Note Counsel and as special tax counsel. Other counsel, if any, passing upon legal matters for the Company or any placement agent or underwriter will be identified in the related Prospectus Supplement.

                              FINANCIAL INFORMATION

        The Company has determined that its financial statements are not material to the offering made hereby. The Company will engage in no activities other than as described herein. Accordingly, no financial statements with respect to the Company are included in this Prospectus.

                                     RATINGS

        It is a condition to the issuance of the Notes of any series that the classes of Notes publicly offered be rated by at least one nationally recognized statistical rating organization in one of its generic rating categories which signifies investment grade (typically, in one of the four highest rating categories). Such ratings will be described in the related Prospectus Supplement.

        A securities rating addresses the likelihood of the receipt by owners of the Notes of payments of principal and interest with respect to their Notes from assets in the trust estate. The rating takes into consideration the characteristics of the financed student loans, and the structural, legal and tax aspects associated with the rated Notes.

        A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                     INDEX TO AND GLOSSARY OF CERTAIN TERMS

        There is provided below an index to and a glossary of certain definitions used in this Prospectus. To the extent not contained herein, certain definitions may be set forth in the Indenture included as an exhibit to this Registration Statement of which this Prospectus is a part. In addition, certain definitions related to Auction procedures are set forth herein under
"Definitions and Provisions Related to ARC Notes and Auction Procedures-Auction-Related Definitions" and certain definitions related to LIBOR Rate Notes are set forth herein under "Definitions and Provisions Related to LIBOR Rate Notes-LIBOR-Related Definitions."

Index to Defined Terms

        There follows a reference to the definitions of capitalized terms used in this Prospectus.

91-day Treasury Bills.........................................................9
Account.....................................................................115
Act.........................................................................115
Aggregate Market Value......................................................115
All Hold Rate..............................................................  19
Applicable LIBOR-Based Rate..................................................19
Applicable Number of Business Days...........................................19
Applicable Rate..............................................................46
Auction..................................................................... 19
Auction Agent .............................................................. 19
Auction Agent Agreement......................................................19
Auction Agent Fee............................................................19
Auction Date  ........................................................... 8, 20
Auction Note Interest Rate...................................................20
Auction Period ...........................................................8, 20
Auction Period Adjustment................................................20, 41
Auction Procedures...........................................................20
Auction Rate  ........................................................... 8, 20
Authorized Denominations.................................................20, 46
Authorized Officer..........................................................115
Authorized Representative...................................................115
Available Auction Rate Notes.............................................20, 34
Beneficial Owner.............................................................52
Bid..................................................................... 20, 31
Bid Auction Rate.............................................................20
Bid/Hold Orders..............................................................25
Bidder.................................................................. 20, 31
Board or Board of Directors.................................................115
Bond-Equivalent Yield........................................................46
Book-entry Form..............................................................21
Broker-Dealer .............................................................. 21
Broker-Dealer Agreement......................................................21
Business Day  ......................................................... 46, 115
Buyer's Broker-Dealer........................................................43

Calculation Agent............................................................46
Carry-over Amount............................................................21
Cede...................................................................... xiii
Certificate of Insurance....................................................115
Class A Notes.............................................................. 115
Class B Notes........................................................ viii, 115
Class C Notes.............................................................. 115
Closing Date ................................................................21
Code...................................................................102, 115
Commercial Paper Dealer......................................................21
Commission................................................................. 116
Company Derivative Payment..................................................116
Contract of Insurance.......................................................116
Custodian Agreement.........................................................116
Cutoff Date ................................................................116
Date of Issuance....................................................... ....116
Deferral Phase ..............................................................xi
Department   ..............................................................  xi
Depository  ..............................................................   46
Derivative Payment Date.....................................................116
Derivative Product..........................................................116
Derivative Value............................................................116
Disqualified Persons........................................................106
DOL ........................................................................106
DTC .......................................................................xiii
Dutch Auction..............................................................  25
Eligible Borrower...........................................................116
Eligible Carry-over Make-Up Amount...........................................22
Eligible Lender.............................................................117
Eligible Loan  117
Eligible Loan Acquisition Certificate.......................................117
ERISA  .....................................................................106
ERISA Plans ............................................................... 106
Event of Bankruptcy.........................................................117
Event of Default............................................................117
Events of Default............................................................61
Existing Owner ..............................................................22
Existing Owner Registry......................................................22
Federal Reimbursement Contracts.............................................117
Financed Eligible Loans......................................................xi
Financed or Financing.......................................................117
Fiscal Year ............................................................... 117
Fitch  .................................................................... 117
Funds ..................................................................... 118
Guarantee Agencies............................................................i
Guarantee Agreements........................................................118
Guarantee or Guaranteed.....................................................118
Guaranty Agency.............................................................118

Highest Priority Obligations................................................118
Hold Order ..............................................................22, 31
Holder ......................................................................46
Indenture ................................................................. 118
Index Rates...................................................................7
Indirect Participants........................................................52
Initial Auction Agent........................................................22
Initial Auction Agent Agreement..............................................22
Initial Interest Payment Date................................................47
Initial Interest Period......................................................47
Initial Period.............................................................. 22
Initial Period Interest......................................................47
Initial Rate   ..............................................................22
Initial Rate Adjustment Date.................................................22
Insolvency Laws...........................................................3, 76
Insolvency Proceeding.........................................................3
Insurance or Insured or Insuring............................................118
Interest Amount..............................................................47
Interest Benefit Payment....................................................118
Interest Payment Date.........................................8, 9, 22, 47, 118
Interest Period.......................................................9, 22, 47
Interest Rate Adjustment Date................................................22
Interest Rate Determination Date.............................................23
Investment Agreement........................................................118
Investment Securities.......................................................118
IRAs  ......................................................................106
ISDA Master Agreement.......................................................120
Issuer's Counsel............................................................120
Junior-Subordinate Notes....................................................120
Junior-Subordinate Obligations..............................................121
L/C Bank ................................................................. ..74
LIBOR Determination Date.....................................................47
LIBOR Rate Notes.............................................................ix
LIBOR-Based Rate.............................................................47
Loan Rates ................................................................  7
Market Agent .............................................................. 23
Maturity     .............................................................  121
Maximum Auction Rate..........................................................8
Maximum Interest Rate........................................................47
National Direct Student Loan.................................................88
Ninety-One Day United States Treasury Bill Rate..............................23
Non-Payment Rate.............................................................23
Note Counsel  ..............................................................121
Note Payment Date...........................................................121
Notes         ............................................................. 121
Obligations   ..............................................................121
One-Month LIBOR..........................................................23, 47
One-Year LIBOR.......................................................... 23, 47

Order....................................................................24, 31
Outstanding  .............................................................  121
Participant  .......................................................... 48, 121
Participants  .............................................................. 52
Parties in Interest.........................................................106
Payment Default..........................................................24, 48
Person       .......................................................... 48, 121
Plan       .............................................................    106
Plans      ..............................................................   106
Potential Bid Orders.........................................................26
Potential Owner..............................................................24
Principal Office............................................................121
Program    .............................................................    121
Program Expenses............................................................121
PTCE       ..............................................................   107
Qualified Retirement Plans..................................................106
Rating      ............................................................... 122
Rating Agency.............................................................. 122
Rating Confirmation.........................................................122
Reciprocal Payments.........................................................122
Reciprocal Payor............................................................122
Record Date   ...................................................... 8, 48, 122
Recoveries of Principal.....................................................122
Redemption Date..............................................................48
Registered Owner............................................................122
Registered Owners.............................................................7
Regular Record Date..........................................................24
Regulations  .............................................................. 106
Repayment Phase..............................................................xi
Reserve Fund Requirement....................................................122
Reuters Screen LIBOR Page....................................................24
Revenue or Revenues.........................................................122
S&P  ................................................................   24, 123
Secretary  ..............................................................   123
Securities Depository...................................................46, 123
Securities Exchange Act......................................................48
Sell Order   ..........................................................  24, 31
Sell Orders  ..............................................................  26
Seller        ............................................................. 123
Seller's Broker-Dealer.......................................................43
Senior Notes  .......................................................... 8, 123
Senior Obligations..........................................................123
Service       ............................................................. 102
Servicer      ............................................................. 123
Servicing Agreement.........................................................123
Six-Month LIBOR..........................................................23, 47
Special Allowance Payments..................................................123
Special Record Date.....................................................10, 123

State.......................................................................123
Stated Maturity.............................................................123
Student Loan Purchase Agreement.............................................123
Subaccount  .............................................................   124
Submission Deadline..........................................................25
Submitted Bid  ..........................................................25, 34
Submitted Bids ..............................................................34
Submitted Hold Order.....................................................25, 34
Submitted Hold Orders........................................................34
Submitted Order..............................................................34
Submitted Orders.........................................................25, 34
Submitted Sell Order.....................................................25, 34
Submitted Sell Orders........................................................34
Subordinate Notes........................................................8, 124
Subordinate Obligations.....................................................124
Subservicing Agreement......................................................124
Substitute Auction Agent.....................................................25
Substitute Auction Agent Agreement...........................................25
Sufficient Bids..........................................................25, 34
Supplemental Indenture......................................................124
Tax-Favored Plans...........................................................106
Three-Month LIBOR........................................................23, 47
Transfer Date  .............................................................124
Transfer Taxes ..............................................................82
Treasury Bill Rate..........................................................124
UFS        .........................................................    76, 107
UNIPAC     ...........................................................  ..   79
Value      .............................................................    124
Variable Rate..............................................................  25

Glossary of Terms

        There follows definitions of certain capitalized terms used in this Prospectus. The Indenture contains the definition of certain terms not included herein and reference is made thereto for such definitions. The following definitions shall be applicable with respect to each Series unless otherwise specified in the related Prospectus Supplement.

        "Account" shall mean any account created and established within any Fund by the Indenture.

        "Act" shall mean the Higher Education Act of 1965, as amended or supplemented from time to time, or any successor federal act and all regulations, directives, bulletins, and guidelines promulgated from time to time thereunder.

        "Aggregate Market Value" shall mean on any calculation date the sum of the Values of all assets of the trust estate, less moneys in any Fund or Account which the Company is then entitled to receive for deposit into the Operating Fund or the General Fund but which has not yet been removed from the trust estate.

        "Authorized Officer" shall mean, when used with reference to the Company, its Chairman, President, Vice President or Secretary, or any other officer or board member authorized in writing by the Board to act on behalf of the Company.

        "Authorized Representative" shall mean, when used with reference to the Company, (a) an Authorized Officer or (b) any affiliate organization or other entity authorized by the Board to act on the Company's behalf.

        "Board" or "Board of Directors" shall mean the Board of Directors of the Company.

        "Business Day" shall mean the definition of Business Day found in the Supplemental Indenture authorizing a series of Notes.

        "Certificate of Insurance" shall mean any certificate evidencing a Financed Eligible Loan is Insured pursuant to a Contract of Insurance.

        "Class A Notes" shall mean the Company's Student Loan Asset-Backed Notes issued pursuant to the Indenture and designated as Class A.

        "Class B Notes" shall mean the Company's Student Loan Asset-Backed Notes issued pursuant to the Indenture and designated as Class B.

        "Class C Notes" shall mean the Company's Student Loan Asset-Backed Notes issued pursuant to the Indenture and designated as Class C.

        "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. Each reference to a section of the Code herein shall be deemed to include the United States Treasury Regulations, including temporary and proposed regulations, relating to such section which are applicable to the Notes of the use of the proceeds thereof. A reference to any specific section of the Code shall be deemed also to be a reference to the comparable provisions of any enactment which supersedes or replaces the Code thereunder from time to time.

        "Commission" shall mean the Securities and Exchange Commission.

        "Company Derivative Payment" shall mean a payment required to be made by or on behalf of the Company due to a Reciprocal Payor pursuant to a Derivative Product.

        "Contract of Insurance" shall mean the contract of insurance between the Eligible Lender and the Secretary.

        "Custodian Agreement" shall mean, collectively, the custodian agreements with any Servicer or other custodian or bailee related to Financed Eligible Loans.

        "Cutoff Date" shall mean, with respect to the Date of Issuance with respect to any Series, the date specified in the related Prospectus Supplement and with respect to each Scheduled Sale Date or other date of acquisition thereafter, the close of business on the Business Day preceding such Scheduled Sale Date or date of acquisition, as the case may be.

        "Date of Issuance" shall mean the date of original issuance and delivery of any Notes to an underwriter or placement agent.

        "Derivative Payment Date" shall mean, with respect to a Derivative Product, any date specified in the Derivative Product on which both or either of the Company Derivative Payment and/or a Reciprocal Payment is due and payable under the Derivative Product.

        "Derivative Product" shall mean a written contract or agreement between the Company and a Reciprocal Payor, which provides that the Company's obligations thereunder will be conditioned on the absence of (i) a failure by the Reciprocal Payor to make any payment required thereunder when due and payable, or (ii) a default thereunder with respect to the financial status of the Reciprocal Payor, and:

               (a) under which the Company is obligated to pay (whether on a net payment basis or otherwise) on one or more scheduled and specified Derivative Payment Dates, the Company Derivative Payments in exchange for the Reciprocal Payor' s obligation to pay (whether on a net payment basis or otherwise), or to cause to be paid, to the Company, Reciprocal Payments on one or more scheduled and specified Derivative Payment Dates in the amounts set forth in the Derivative Product;

               (b) for which the Company's obligation to make Company Derivative Payments may be secured by a pledge of and lien on the trust estate on an equal and ratable basis with any class of the Company's Outstanding Notes and which Company Derivative Payments may be equal in priority with any priority classification of the Company's Outstanding Notes; and

               (c) under which Reciprocal Payments are to be made directly to the Trustee for deposit into the Revenue Fund.

        "Derivative Value" shall mean the value of the Derivative Product, if any, to the Reciprocal Payor, provided that such value is defined and calculated in substantially the same manner as amounts are defined and calculated pursuant to the applicable provisions of an ISDA Master Agreement.

        "Eligible Borrower" shall mean a borrower who is eligible under the Higher Education Act to be the obligor of a loan for financing a program of education at an Eligible Institution or for consolidating two or more such loans, including without limitation a borrower who is eligible under the Higher Education Act to be an obligor of a loan made pursuant to Section 428A, 428B or 428C of the Act.

        "Eligible Lender" shall mean any "eligible lender," as defined in the Act, and which has received an eligible lender designation from the Secretary with respect to Eligible Loans made under the Act.

        "Eligible Loan" shall mean any loan made to finance post-secondary education that is (a) made under the Act; (b)insured by the Secretary of Health and Human Services pursuant to the Public Health Services Act; or (c) otherwise permitted to be acquired by the Company pursuant to its Program (provided a Rating Confirmation is received with respect thereto).

        "Eligible Loan Acquisition Certificate" shall mean a certificate signed by an Authorized Representative of the Company.

        "Event of Bankruptcy" shall mean (a) the Company shall have commenced a voluntary case or other proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property, or shall have made a general assignment for the benefit of creditors, or shall have declared a moratorium with respect to its debts or shall have failed generally to pay its debts as they become due, or shall have taken any action to authorize any of the foregoing; or (b) an involuntary case or other proceeding shall have been commenced against the Company seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property provided such action or proceeding is not dismissed within 60 days.

        "Event of Default" shall have the meaning specified in the Indenture.

        "Federal Reimbursement Contracts" shall mean the agreements between the Guarantee Agency and the Secretary providing for the payment by the Secretary of amounts authorized to be paid pursuant to the Act, including (but not necessarily limited to) reimbursement of amounts paid or payable upon defaulted financed student loans and other student loans Guaranteed or Insured by the Guarantee Agency and Interest Benefit Payments and Special Allowance Payments to holders of qualifying Student Loans Guaranteed or Insured by the Guarantee Agency.

        "Financed" or "Financing," when used with respect to Eligible Loans, shall mean or refer to Eligible Loans (a) acquired by the Company with balances in the Acquisition Fund or otherwise deposited in or accounted for in the Acquisition Fund or otherwise constituting a part of the trust estate and (b) Eligible Loans substituted or exchanged for Financed Eligible Loans, but does not include Eligible Loans released from the lien of the Indenture and sold or transferred, to the extent permitted by the Indenture.


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


        "Fiscal Year" shall mean the fiscal year of the Company as established from time to time.

        "Fitch" shall mean Fitch IBCA, Inc., a corporation organized and existing under the laws of the-State of Delaware, its successors and assigns.

        "Funds" shall mean the funds created under Section 5.01 of the Indenture and held by the Trustee, including the Acquisition Fund, the Revenue Fund and the Reserve Fund.

        "Guarantee" or "Guaranteed" shall mean, with respect to an Eligible Loan, the insurance or guarantee by the Guaranty Agency pursuant to such Guaranty Agency's Guarantee Agreement of the maximum percentage of the principal of and accrued interest on such Eligible Loan allowed by the terms of the Act with respect to such Eligible Loan at the time it was originated and the coverage of such Eligible Loan by the federal reimbursement contracts, providing, among other things, for reimbursement to the Guaranty Agency for payments made by it on defaulted Eligible Loans insured or guaranteed by the Guaranty Agency of at least the minimum reimbursement allowed by the Act with respect to a particular Eligible Loan.

        "Guarantee Agreements" shall mean a guaranty or lender agreement between the Trustee and any Guaranty Agency, and any amendments thereto.

        "Guaranty Agency" shall mean any entity authorized to guarantee student loans under the Act and with which the Trustee maintains a Guarantee Agreement.

        "Highest Priority Obligations" shall mean, (a) at any time when Senior Obligations are Outstanding, the Senior Obligations, (b) at any time when no Senior Obligations are Outstanding, the Subordinate Obligations, and (c) at any time when no Senior Obligations or Subordinate Obligations are Outstanding, the Junior-Subordinate Obligations (and any priorities as between Junior-Subordinate Obligations as shall be established by Supplemental Indentures).

        "Indenture" shall mean the Indenture of Trust dated as of ________ _, ____, including all supplements and amendments thereto.

        "Insurance" or "Insured" or "Insuring" means, with respect to an Eligible Loan, the insuring by the Secretary (as evidenced by a Certificate of Insurance or other document or certification issued under the provisions of the
Act) under the Act of 100% of the principal of and accrued interest on such Eligible Loan.

        "Interest Benefit Payment" shall mean an interest payment on Eligible Loans received pursuant to the Act and an agreement with the federal government, or any similar payments.

        "Interest Payment Date" shall mean the Interest Payment Dates specified for Notes in the Supplemental Indenture authorizing the issuance of such Notes.

        "Investment Agreement" shall mean any investment agreement approved by the Rating Agencies.

        "Investment Securities" shall mean:

               (a) direct obligations of, or obligations on which the timely payment of the -principal of and interest on which are unconditionally and fully guaranteed by, the United States of America;

               (b) interest-bearing time or demand deposits, certificates of deposit or other similar banking arrangements with a maturity of 12 months or less with any bank, trust company, national banking association or other depository institution, including those of the Trustee, provided that, at the time of deposit or purchase such depository institution has commercial paper which is rated "A-1+" by S&P and "F-1+" by Fitch;

               (c) interest-bearing time or demand deposits, certificates of deposit or other similar banking arrangements with a maturity of 24 months or less, but more than 12 months, with any bank, trust company, national banking association or other depository institution, including those of the Trustee and any of its affiliates, provided that, at the time of deposit or purchase such depository institution has senior debt rated "A" or higher by S&P and "A" or higher, and, if commercial paper is outstanding, commercial paper which is rated "A-1+" by S&P and "F-1+" by Fitch;

               (d) interest-bearing time or demand deposits, certificates of deposit or other similar banking arrangements with a maturity of more than 24 months with any bank, trust company, national banking association or other depository institution, including those of the Trustee and any of its affiliates, provided that, at the time of deposit or purchase such depository institution has senior debt rated "AA" or higher by S&P and "AA" or higher by Fitch and, if commercial paper is outstanding, commercial paper which is rated "A-1+" by S&P and "F-1+" by Fitch;

               (e) bonds, debentures, notes or other evidences of indebtedness issued or guaranteed by any of the following agencies: Federal Farm Credit Banks, Federal Home Loan Mortgage Corporation; the Export-Import Bank of the United States; the Federal National Mortgage Association; the Student Loan Marketing Association; the Farmers Home Administration; Federal Home Loan Banks provided such obligation is rated "AAA" by S&P and "AAA" by Fitch; or any agency or instrumentality of the United States of America which shall be established for the purposes of acquiring the obligations of any of the foregoing or otherwise providing financing therefor;

               (f)  repurchase  agreements  and reverse  repurchase  agreements, other than overnight repurchase agreements and overnight reverse repurchase agreements, with banks, including the Trustee and any of its affiliates, which are members of the Federal Deposit Insurance Corporation or firms which are members of the Securities Investors Protection Corporation, in each case whose outstanding, unsecured debt securities are rated no lower than two subcategories below the highest rating on any series of Outstanding Notes by S&P and Fitch and, if commercial paper is outstanding, commercial paper which is rated "A-1+" by S&P and "F-1+" by Fitch;

               (g) overnight repurchase agreements and overnight reverse repurchase agreements at least 101% collateralized by securities described in subparagraph (a) of this definition and with a counterparty, including the Trustee and any of its affiliates, that has senior debt rated "A" or higher by S&P and "A" or higher by Fitch and, if commercial paper is outstanding, commercial paper which is rated "A-1+" by S&P and "F-1+" by Fitch or a counterparty approved in writing by S&P and Fitch, respectively;

               (h) investment agreements or guaranteed investment contracts, which may be entered into by and among the Company and/or the Trustee and any bank, bank holding company, corporation or any other financial institution, including the Trustee and any of its affiliates, whose outstanding (i) commercial paper is rated "A-1+" by S&P and "F-1+" by Fitch for agreements or contracts with a maturity of 12 months or less;
        (ii) unsecured long-term debt is rated no lower than two subcategories below the highest rating on any series of Outstanding Notes by S&P and Fitch and, if commercial paper is outstanding, commercial paper which is rated "A-1+" by S&P and "F-1+" by Fitch for agreements or contracts with a maturity of 24 months or less, but more than 12 months, or (iii) unsecured long-term debt which is rated no lower than two subcategories below the highest rating on any series of Outstanding Notes by S&P and Fitch and, if commercial paper is outstanding, commercial paper which is rated "A-1+" by S&P and "F-1+" by Fitch for agreements or contracts with a maturity of more than 24 months, or, in each case, by an insurance company whose claims-paying ability is so rated;

               (i) collateralized investment agreements or collateralized guaranteed investment agreements, which may be entered into by and among the Company, the Trustee and any bank, bank holding company, corporation or any other financial institution, including the Trustee and any of its affiliates, so long as (i) the collateral consists of securities of the types specified in (a) or (e) above, at the levels shown below under (v) below; (ii) the Trustee has possession of the collateral; (iii) the Trustee has a perfected first priority security interest in the collateral; (iv) the collateral is free and clear of third party liens and, in the case of a SIPC broker, was not acquired pursuant to a repurchase agreement or reverse repurchase agreement; and (v) the collateral shall be valued (based upon current market price plus accrued interest) weekly and shall be equal to not less than 103% of the amount of the deposit (or 105% in the case where the collateral consists of obligations of the Federal National Mortgage Association or the Federal Home Loan Mortgage Issuer);

               (j) "tax exempt bonds" as defined in Section 1 50(a)(6) of the Code, other than "specified private activity bonds" as defined in
        Section 57(a)(5)(C) of the Code, that are rated in the highest category by S&P and Fitch for long-term or short-term debt or shares of a so-called money market or mutual fund rated "AA/A1" or higher by S&P and "AA/F1+" or higher by Fitch, that do not constitute "investment property" within the meaning of Section 148(b)(2) of the Code, provided that the fund has all of its assets invested in obligations of such rating quality;

               (k) commercial paper, including that of the Trustee and any of its affiliates, which is rated in the single highest classification, "A+" by S&P and "F-1+" by Fitch, and which matures not more than 270 days alter the date of purchase;

               (l) investments in a money market fund rated at least "AA" or "A" by S&P and "AA" or "F-1+" by Fitch, including funds for which the Trustee or an affiliate thereof acts as investment advisor or provides other similar services for a fee;

               (m)    any Investment Agreement; and

               (n) any other investment with a Rating Confirmation from each Rating Agency.

        "ISDA Master Agreement" shall mean the ISDA Interest Rate and Currency Exchange Agreement, copyright 1992, as amended from time to time, and as in effect with respect to any Derivative Product.

        "Issuer's Counsel" shall mean Ballard Spahr Andrews & Ingersoll, LLP, Denver, Colorado.

        "Junior-Subordinate Notes" shall mean Notes, the principal of and interest on which is payable on a subordinated basis to the payment of the principal of and interest on the Senior Notes and the Subordinate Notes; provided, however, that any series of the Junior-Subordinate Notes need not necessarily be payable on a parity with all other series of the Junior-Subordinate Notes.

        "Junior-Subordinate Obligations" shall mean Junior-Subordinate Notes and any Derivative Product, the priority of payment of which is equal with that of any series or subseries of Junior-Subordinate Notes.

        "Maturity" when used with respect to any Note, shall mean the date on which the principal thereof becomes due and payable as therein or herein provided, whether at its Stated Maturity, by earlier redemption, by declaration of acceleration, or otherwise.

        "Note Counsel" shall mean Kutak Rock, or any other counsel of nationally recognized standing in the field of law relating to notes, selected by the Company and reasonably acceptable to the Trustee.

        "Note Payment Date" shall mean, for any Note, any Interest Payment Date, its Stated Maturity or the date of any other regularly scheduled principal payment with respect thereto.

        "Notes" shall mean the Company's Notes or other obligations issued under the Indenture.

        "Outstanding" shall mean, when used in connection with any Note, a Note which has been executed and delivered pursuant to the Indenture which at such time remains unpaid as to principal or interest, unless provision has been made for such payment pursuant to the Indenture, excluding Notes which have been replaced pursuant to the Indenture.

        "Obligations" shall mean Senior Obligations, Subordinate Obligations and Junior-Subordinate
Obligations.

        "Participant" means a member of, or participant in, the Depository.

        "Person" shall mean an individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or agency or political subdivision thereof.

        "Principal Office" shall mean the principal corporate trust office of the Trustee.

        "Program" shall mean the Company's program for the origination and the purchase of Eligible Loans, as the same may be modified from time to time.



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


        "Program  Expenses" shall mean (a) the fees and expenses of the Trustee;
(b) the fees and expenses of any auction agent, any market agent, any calculation agent and any broker-dealer then acting under a Supplemental Indenture with respect to auction rate Notes; (c) the fees and expenses of any remarketing agent then acting under a Supplemental Indenture with respect to variable rate Notes; (d) the fees and expenses due to any credit provider of any Notes for which a credit facility or liquidity facility is in place; (e) the fees of any servicer and/or custodian under any servicing agreement or custodian agreement; (f) the fees and expenses of the Company incurred in connection with the preparation of legal opinions and other authorized reports or statements attributable to the Notes and the Financed Eligible Loans; (g) transfer fees, purchase premiums and loan origination fees on Financed Eligible Loans; (h) fees and expenses associated with the delivery of a substitute credit facility or liquidity facility under a Supplemental Indenture; (i) fees and expenses associated with (but not payments under) Derivative Products; (j) the costs of remarketing any variable rate Notes and (k) expenses incurred for the Company's maintenance and operation of its Program as a direct consequence of the Indenture, the Notes or the Financed Eligible Loans; including, but not limited to, taxes, the reasonable fees and expenses of attorneys, agents, financial advisors, consultants, accountants and other professionals, attributable to such maintenance and operation, marketing expenses for the Program and a prorated portion of the rent, personnel compensation, office supplies and equipment, travel expenses and other lawful payments made to members of the Board.

        "Rating" shall mean one of the rating categories of S&P and Fitch or any other Rating Agency, provided S&P and Fitch or any other Rating Agency, as the case may be, is currently rating the Notes.

        "Rating Agency" shall mean, collectively, S&P and Fitch and their successors and assigns or any other Rating Agency requested by the Company to maintain a Rating on any of the Notes.

        "Rating Confirmation" means a letter form each Rating Agency then providing a Rating for any of the Notes, confirming that the action proposed to be taken by the Company will not, in and of itself, result in a downgrade of any of the Ratings then applicable to the Notes, or cause any Rating Agency to suspend or withdraw the Ratings then applicable to the Note.

        "Reciprocal Payments" shall mean any payment to be made to, or for the benefit of, the Company under a Derivative Product.

        "Reciprocal Payor" shall mean a third party which, at the time of entering into a Derivative Product, has at least an "AA/A-1" rating, or its equivalent, from a Rating Agency, and which is obligated to make Reciprocal Payments under a Derivative Product.

        "Record Date" shall mean the Record Date established for any Notes pursuant to the Supplemental Indenture authorizing the issuance of such Notes.

        "Recoveries of Principal" shall mean all amounts received by the Trustee from or on account of any Financed Eligible Loan as a recovery of the principal amount thereof, including scheduled, delinquent and advance payments, payouts or prepayments, proceeds from insurance or from the sale, assignment, transfer, reallocation or other disposition of a Financed Eligible Loan and any payments representing such principal from the guarantee or insurance of any Financed Eligible Loan.

        "Registered Owner" shall mean the Person in whose name a Note is registered on the Note registration books maintained by the Trustee, and shall also mean with respect to a Derivative Product, any Reciprocal Payor, unless the context otherwise requires.

        "Reserve Fund Requirement" shall mean an amount, if any, required to be on deposit in the Reserve Fund with respect to any Notes issued pursuant to the Supplemental Indenture authorizing the issuance of such Notes.

        "Revenue" or "Revenues" shall mean all Recoveries of Principal, payments, proceeds, charges and other income received by the Trustee or the Company from or on account of any Financed Eligible Loan (including scheduled, delinquent and advance payments of and any insurance proceeds with respect to, interest, including Interest Benefit Payments, on any Financed Eligible Loan and any Special Allowance Payment received by the Company with respect to any Financed Eligible Loan) and all interest earned or gain realized from the investment of amounts in any Fund or Account and all payments received by the Company pursuant to a Derivative Product.

        "S&P" shall mean Standard & Poor's Ratings Group, a Division of The McGraw-Hill Companies, Inc., its successors and assigns.

        "Secretary" shall mean the Secretary of the United States Department of Education or any successor to the pertinent functions thereof, under the Higher Education Act or when the context so requires, the former Commissioner of Education of the United States Department of Health, Education and Welfare.

        "Securities Depository" or "Depository" shall mean The Depository Trust Company and its successors and assigns or if, (i) the then Securities Depository resigns from its functions as depository of the Notes or (ii) the Company discontinues use of the Securities Depository pursuant to Section 2.01(d) of the Indenture, any other securities depository which agrees to follow the procedures required to be followed by a securities depository in connection with the Notes and which is selected by the Issuer with the consent of the Trustee.

        "Seller" shall mean an Eligible Lender from which the Issuer is purchasing or has purchased or agreed to purchase Eligible Loans pursuant to a Student Loan Purchase Agreement between the Issuer and such Eligible Lender.

        "Senior Notes" shall mean all Notes secured on a senior priority to the Subordinate Obligations and the Junior-Subordinate Obligations.

        "Senior Obligations" shall mean Senior Notes and any Derivative Product, the priority of payment of which is equal with that of Senior Notes.

        "Servicer" shall mean, collectively, Union Bank and Trust Company, UNIPAC Service Corporation, InTuition, Inc., USA Group Loan Services, Inc., AFSA Data Corporation, Pennsylvania Higher Education Association and any other additional Servicer or successor Servicer selected by the Company, including an affiliate of the Company, so long as the Company obtains a Rating Confirmation as to each such other Servicer.

        "Servicing Agreement" shall mean the servicing agreements with any Servicer relating to Financed Eligible Loans, as amended from time to time.

        "Special Allowance Payments" shall mean the special allowance payments authorized to be made by the Secretary by Section 438 of the Act, or similar allowances, if any, authorized from time to time by federal law or regulation.

        "Special Record Date" shall have the meaning set forth in a Supplemental Indenture.

        "State" shall mean the State of Nevada.

        "Stated Maturity" shall mean the date specified in the Notes as the fixed date on which principal of such Notes is due and payable.

        "Student Loan Purchase Agreement" shall mean a loan purchase agreement entered into for the purchase of Eligible Loans into the trust estate.

        "Subaccount" shall mean any of the subaccounts which may be created and established within any Account by the Indenture.

        "Subordinate   Notes"  shall  mean  any  Notes  secured  on  a  priority
subordinate to the Senior Obligations and on a priority senior to the Junior-Subordinate Obligations.

        "Subordinate Notes" shall mean the Class B Notes.

        "Subordinate   Obligations"   shall  mean  Subordinate   Notes  and  any
Derivative Product, the priority of payment of which is equal with that of Subordinate Notes.

        "Subservicing Agreement" shall mean the Servicing Agreement, dated as of January 1, 1995, as amended by the First Amendment to Servicing Agreement dated as of March 1, 1996 and the Second Amendment to Servicing Agreement dated as of June 19, 1996, each between the Servicer and the subservicer and any other subservicing agreement with any other subservicer relating to Financed Eligible Loans.

        "Supplemental Indenture" shall mean an agreement supplemental to the Indenture executed pursuant to the Indenture.

        "Transfer Date" shall mean each January 1 and July 1, commencing _______ __, ____.

        "Treasury Bill Rate" shall mean the Bond Equivalent Yield for auctions of 91-day United States Treasury Bills on the first day of each calendar week on which the United States Treasury auctions 91-day Treasury Bills, which currently is the United States Treasury's first business day of each week.

        "Value" on any calculation date when required under this Indenture shall mean the value of the trust estate calculated by the Company as to (a) below and by the Trustee as to (b) through (e), inclusive, below, as follows:

               (a) with respect to any Eligible Loan, the unpaid principal amount thereof plus any accrued but unpaid interest, Interest Benefit Payments and Special Allowance Payments;

               (b) with respect to any funds of the Company held under the Indenture and on deposit in any commercial bank or as to any banker's acceptance or repurchase agreement or investment contract, the amount thereof plus accrued but unpaid interest;

               (c) with respect to any Investment Securities of an investment company, the bid price of the shares as reported by the investment company plus accrued but unpaid interest;

               (d) as to investments the bid and asked prices of which are published on a regular basis in The Wall Street Journal (or, if not there, then in The New York Times): the average of the bid and asked prices for such investments so published on or most recently prior to such time of determination; and

               (e) as to investments the bid and asked prices of which are not published on a regular basis in The Wall Street Journal or The New York
        Times: (i) the lower of the bid prices at such time of determination for such investments by any two nationally recognized government securities dealers (selected by the Company in its absolute discretion) at the time making a market in such investments or (ii) the bid price published by a nationally recognized pricing service.

                                   APPENDIX I
                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

        Except in certain limited circumstances, the globally offered Notes (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company, Cedel Bank or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

        Secondary market trading between investors holding Global Securities through Cedel Bank and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

        Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Asset-Backed Certificates issues.

        Secondary, cross-market trading between Cedel Bank or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel Bank and Euroclear (in such capacity) and as DTC Participants.

        Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

        All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

        Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Asset-Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

        Investors electing to hold their Global Securities through Cedel Bank or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

        Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

        Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior Student Loan Asset-Backed Securities issues in same-day funds.

        Trading between Cedel Bank and/or Euroclear Participants. Secondary market trading between Cedel Bank Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

        Trading between DTC Seller and Cedel Bank or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Bank Participant or a Euroclear Participant, the purchaser will send instructions to Cedel Bank or Euroclear through a Cedel Bank Participant or Euroclear Participant at least one business day prior to settlement. Cedel Bank or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days, or a 360-day year of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Bank Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York.) If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel Bank, or Euroclear cash debt will be valued instead as of the actual settlement date.

        Cedel Bank Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel Bank or Euroclear. Under this approach, they may take on credit exposure to Cedel Bank or Euroclear until the Global Securities are credited to their accounts one day later.

        As an alternative, if Cedel Bank or Euroclear has extended a line of credit to them, Cedel Bank Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Bank Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Bank Participant's or Euroclear Participant's particular cost of funds.

        Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Cedel Bank Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

        Trading between Cedel Bank or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedel Bank Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel Bank or Euroclear through a Cedel Bank Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedel Bank or Euroclear will instruct the Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days, or a 360-day year of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to an excluding the first day of the following month. The payment will then be reflected in the account of the Cedel Bank Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Bank Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Bank Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Bank Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

        Finally, day traders that use Cedel Bank or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Bank Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

               (a) borrowing through Cedel Bank or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel Bank or Euroclear accounts) in accordance with the clearing system's customary procedures;

               (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel Bank or Euroclear accounts in order to settle the sale side of the trade; or

               (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Bank Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

        A beneficial owner of Global Securities holding securities through Cedel Bank, or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

        Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

        Exemption for non-U.S.  Persons with effectively  connected income (Form
4224). A non-U.S. Person including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

        Exemption or reduced rate for non-U.S. Persons resident in treaty countries. (Form 1001). Non-U.S. Persons that are Note Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Note Owners or his agent.

        Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

        U.S. Federal Income Tax Reporting Procedure. The Note Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

        The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership, or other entity taxable as such, organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust other than a "Foreign Trust," as defined in Section 7701(a)(31) of the Code. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities as well as the application of recently issued Treasury regulations relating to tax documentation requirements that are generally effective with respect to payments made after December 31, 1998.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

        The following table sets forth the expenses to be borne by the registrant, other than the underwriting discounts and commissions, in connection with the issuance and distribution of the Offered Notes hereunder.

SEC registration fee.......................     $______

*Accounting fees and expenses..............       _____

*Legal fees and expenses...................       _____

*Printing costs............................       _____

*Blue Sky fees and expenses................       _____

*Trustee's fees............................       _____

*Rating Agency fees........................       _____

*Miscellaneous.............................

        Total..............................      $_____


--------------------
*Estimates based on the offering of a single Series of Offered Notes in the aggregate principal amount of $_____ million.


Item 15.  Indemnification of Directors and Officers.

        Chapter 78, Section 78.751 of the Nevada Revised Statutes gives Nevada corporations broad powers to indemnify their present and former directors and officers, and those of affiliated corporations and other enterprises, against expenses incurred in the defense or settlement of any legal proceeding to which they are made parties by reason of being such directors or officers, subject to specified conditions and exclusions. Section 78.751 also gives a director or officer who successfully defends an action the right to be so indemnified.
Section 78.752 authorizes a Nevada corporation to buy directors' and officers' liability insurance.

        The registrant has adopted a bylaw which makes indemnification mandatory under certain circumstances for a person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by reason of the fact that he is or was a director or officer of the registrant or of affiliated corporations or other entities. Such persons must be indemnified against reasonably incurred expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement if it is determined in accordance with the procedures set forth in the bylaws that such person conducted himself in good faith and that he reasonably believed (a) in the case of conduct in his official capacity with the registrant, that his conduct was in the registrant's best interest, or (b) in all other cases (except criminal cases), that his conduct was at least not opposed to the registrant's best interests, or (c) in the case of any criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful. The registrant must also indemnify any such person who was wholly successful in defense of any action, suit, or proceeding as to which he was entitled to indemnification against expenses (including attorneys' fees) reasonably incurred by him in connection with the proceeding. No indemnification shall be made to such persons with respect to any claim, issue or matter in connection with a proceeding by or in the right of registrant in which the person is adjudged liable to the registrant, or in connection with any proceeding charging that the person derived an improper personal benefit in which he was adjudged liable on the basis that he derived an improper personal benefit.

        Pursuant  to  agreements  which  the  registrant  may  enter  into  with underwriters  or  agents  (forms  of which  are  included  as  exhibits  to this
Registration Statement), officers and directors of the registrant, and affiliates thereof, may be entitled to indemnification by such underwriters or agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended, arising from information which has been furnished to the registrant by such underwriters or agents that appear in the Registration Statement or any Prospectus.

Item 16.  Exhibits.

        The following is a complete list of exhibits filed as part of the Registration Statement. Exhibit numbers correspond to the numbers in the Exhibit Table of Item 601 of Regulation S-K.

Exhibit No.    Description

*  1.1   Form of Underwriting Agreement

   4.1 Form of Indenture of Trust by and between Registrant and Zions First National Bank, a national banking association

*  5.1   Opinion of Kutak Rock as to the validity of the Notes

*  8.1   Opinion of Kutak Rock Regarding Tax Matters (included in Exhibit 5.1)

  10.1 Administrative Services Agreement, dated as of August 1, 1996, by and between Union Financial Services, Inc. and the Registrant was filed as an Exhibit to the Registrant's Registration Statement on Form S-3 (File No. 333-28551) and is hereby incorporated by reference.

  10.1.1 Amendment to Administrative Services Agreement dated as of November 1, 1996, by and between the Registrant and Union Financial Services, Inc., was filed as an Exhibit to the Registrant's Registration on Form S-3 (File No. 333-28551) and is hereby incorporated by reference.

  10.2 Amended and Restated Servicing Agreement dated as of June 19, 1996, by and between the Registrant and Union Bank and Trust Company was filed as an Exhibit to Registrant's Registration Statement on Form S-3 (File No. 333-28551) and is hereby incorporated by reference.

  10.2.1 Second Amended and Restated Servicing Agreement dated as of December 18, 1998 by and between the Registrant and Union Bank and Trust Company was filed as an Exhibit to the Registrant's current report on Form 8-K on January 6, 1999, as is hereby incorporated by reference.

* 12.1    Statement of Computation of Ratio of Earnings to Fixed Charges

* 23.1    Consent of Kutak Rock (included in Exhibit 5.1 hereto)

* 23.2    Consent of Ballard Spahr Andrews & Ingersoll, LLP

  24.1   Power of Attorney (included on page II-6 of the Registration Statement)

* 24.2    Consent of KPMG Peat Marwick LLP, Independent Auditors

* 25.1    Statement of Eligibility of Zions First National Bank, Trustee on Form
          T-1

* To be filed by Pre-Effective Amendment.



Item 17.  Undertakings.

The undersigned registrant hereby undertakes that:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions in Item 15, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act or 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Act, each posteffective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

        The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), in accordance with the rules and regulations prescribed by the Commission under Section 305(b) (2) of the Trust Indenture Act.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on April 5, 1999.


                              UNION FINANCIAL SERVICES-1, INC.,
                              a Nevada corporation



                               By  /s/ Stephen F. Butterfield
                               ---------------------------------
                               Stephen F. Butterfield, President

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below appoints Stephen F. Butterfield and Ronald W. Page, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as full as they might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                          Title                    Date

/s/ Michael S. Dunlap         Chairman of the Board              April 5, 1999
----------------------
Michael S. Dunlap              (Principal Executive Officer)


/s/ Stephen F. Butterfield     President and Director             April 5, 1999
--------------------------
Stephen F. Butterfield


/s/ Ronald W. Page             Vice-President, Secretary,         April 5, 1999
------------------
Ronald W. Page                 Treasurer and Director
                               (Principal Financial and
                               Accounting Officer)

                               Director                           April 5, 1999
-----------------
Ross Wilcox

________________               Director                           April 5, 1999
Dr. Paul Hoff